As filed with the Securities and Exchange Commission on October 2, 1998.

                                             Registration File No. 333-59029
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------

                          AMENDMENT NO. 3 TO FORM S-11

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                    MOUNT VINTAGE PLANTATION GOLF CLUB, LLC.
           --------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                     Mount Vintage Plantation Golf Club, LLC
                 108-1/2 Courthouse Square (overnight delivery)
                                  P.O. Box 706
                         Edgefield, South Carolina 29824
                                 (803) 637-5304
           --------------------------------------------------------
                        (Address, Including Zip Code, and
                      Telephone Number, Including Area Code
                         of Principal Executive Offices)

                               Bettis C. Rainsford
                 108-1/2 Courthouse Square (overnight delivery)
                                  P.O. Box 706
                         Edgefield, South Carolina 29824
                                 (803) 637-5304
           --------------------------------------------------------
                       (Name, Address, Including Zip Code,
                   and Telephone Number, Including Area Code,
                              of Agent for Service)

                                   Copies to:
                              Eric K. Graben, Esq.
                     Wyche, Burgess, Freeman & Parham, P.A.
                               Post Office Box 728
                      Greenville, South Carolina 29602-0728
                                 (864) 242-8200

--------------------------------------------------------------------------------

         Approximate date of commencement of proposed sale to the public: as soon as possible after effectiveness. If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. |_|
         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


                          CALCULATION OF REGISTRATION FEE
                                      Proposed Maximum   Proposed Maximum
Title of Securities  Amount to        Offering Price     Aggregate           Amount of
to be Registered     be Registered    Per Unit           Offering Price      Registration Fee(1)
------------------------------------------------------------------------------------------------
Membership Units     150 units        $20,000            $3,000,000          $885.00(2)
------------------------------------------------------------------------------------------------


(1)      Calculated pursuant to Rule 457.
(2)      Previously paid.


         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


Preliminary Prospectus       (SUBJECT TO COMPLETION)            October 2, 1998

                     Mount Vintage Plantation Golf Club, LLC
                              150 Membership Units,
                           $20,000 per Membership Units,
               150 Membership Unit Aggregate Minimum Subscription
                    Subscription Deadline: December 31, 1998


         Mount Vintage Plantation Golf Club, LLC (the "Company") is a manager-managed, term limited liability corporation organized under the laws of the State of South Carolina. The Company was formed to develop and operate a single golf course (the "Golf Course") at Mount Vintage Plantation, a residential and equestrian community located between Edgefield, South Carolina and Augusta, Georgia. The manager of the Company is MV Development Company, LLC, a South Carolina limited liability company (the "Manager"). The Company is hereby offering (the "Offer" or "Offering") up to 150 membership units at a price of $20,000 each (the "Membership Units"), with an aggregate minimum subscription of 150 Membership Units. A Membership Unit is a member's share of the profits and losses of the Company and a member's right to receive distributions of the Company's assets. The Company expects to be classified as a partnership for federal income tax purposes. Investors must subscribe prior to December 31, 1998 (the "Subscription Deadline") and must pay $1,000 per Membership Unit to be purchased upon subscribing to the Offering, which amount shall be placed in escrow. If the minimum subscription of 150 Membership Units (the "Minimum Subscription") is achieved by the Subscription Deadline or an earlier date (the "Closing Date") and other conditions are met by the Closing Date, as described herein, see "The Offering," subscribers must pay the balance due within 15 calendar days of the Closing Date (January 15, 1999, if the Subscription Deadline is also the Closing Date). The Company hopes to consummate the Offering early. If the Minimum Subscription is not achieved by the Subscription Deadline, subscribers' funds will be returned with interest as described herein. Subscribers must purchase at least one and may purchase more than one Membership Unit; however, no partial Membership Units will be offered or sold. The Offering terminates on the day of the Subscription Deadline or the Closing Date, whichever comes first. The Manager and/or its affiliates may, but are not required to, purchase Membership Units offered hereby in order to meet the Minimum Subscription or otherwise. The Manager and/or its affiliates may purchase Membership Units causing the Closing Date to occur before the Subscripton Deadline. Because the Manager is an "insider" of the Company, it may be deemed an underwriter if it resells any Membership Units purchased in the Offering. In the event that the Manager does purchase any Membership Units offered by this Prospectus, such Membership Units will only be resold pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") or an exemption for registration under the Securities Act.


         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                                        Underwriters       Proceeds To
                          Price to      Discount And        Issuer Or
                           Public        Commissions      Other Persons
                           ------        -----------      -------------
Per Membership Unit        $20,000           -0-             $20,000
Total                    $3,000,000          -0-           $3,000,000



         No underwriter is being used in connection with the Offering, and the Company will bear all expenses of the Offering. The Company expects that approximately 94% of the proceeds of the Offering will be available for investment by the Company following payment of expenses of organization, issuance and distribution. The Company expects organizational expenses to be approximately $100,000 and expenses of issuance and distribution to be approximately $100,000.




         THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 8 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY INVESTORS WITH RESPECT TO THE MEMBERSHIP UNITS. Below is a partial list of some of the risks involved in an investment in the Membership Units:




-> There is no market for the Membership Units, and the Company will seek to prevent a market for the Membership Units from developing in order to try to prevent the Company from being classified as a publicly-traded partnership or "PTP" for federal income tax purposes. Consequently, holders of Membership Units may not be able to liquidate their investments. All transfers of Membership Interests must receive prior approval of the Manager, and the Company has a right-of-first-refusal with respect to transfer of the distributional interests associated with the Membership Units. The Company's term of existence expires on December 31, 2050, so investors will have to hold their investment for 52 years unless the Company is acquired, the Company liquidates earlier as permitted under its operating agreement or the Manager permits a transfer as described herein. The Manager will permit such transfers as it believes, in its sole discretion, will not cause the Company to be classified as a PTP.

-> The Company is recently organized and has no operating history. Management has no operating experience related to the golf industry.


-> The proceeds of the offering are insufficient to meet the requirements necessary to achieve the Company's business objective of constructing and operating the Golf Course. The Company expects to obtain a credit facility to help finance the development and operation of the Golf Course; however, there can be no assurance that the Company will be able to obtain a satisfactory credit facility.

-> The Company does not currently have title to the land on which the Golf Course will be constructed (the "Land"). The Company expects to receive such title free and clear of all liens except for a possible lien imposed under the credit facility; however, there can be no assurance that the Company will be able to obtain the Land free of non-credit-facility-related liens.

-> The Company may be unable to obtain various regulatory permits necessary to construct the Golf Course.

-> Construction delays could cause the Company to miss the first growing season for the Golf Course grass which could substantially delay development of the Golf Course.

-> There are several material income tax risks associated with the Offering including (1) the risk that the Company could be classified as a publicly-traded partnership and taxed as a corporation, (2) tax liabilities could exceed cash distributions resulting in out-of-pocket tax expenses to investors, (3) upon disposition of an investor's Membership Units, the investor's tax liabilities may exceed cash received resulting in out-of-pocket tax expenses, (4) a variety of limitations on the deductibility of the losses, (5) an audit of the Company's information return could result in an audit of an investor's tax return, (6) the risk that certain anti- abuse rules could be applied to the Company and its Members, (7) the risk of applicability of alternative minimum tax to Members, (8) various risks associated with state and local taxation, and (9) risks of new legislation or regulatory action adversely changing applicable tax rules and the risk that Members could be required to make federal estimated tax payments with respect to their proportional share of the Company's income and gain.

-> The operation of the Company involves transactions between the Company and the Manager or the Manager's affiliates which may involve conflicts of interest.

      In addition to an equity interest in the Company, purchasers of the Membership Units will also receive the right to a waiver of the initiation fee for a family club membership in the Golf Course. (Individual and family club memberships are hereinafter both referred to as a "Club Membership"). The Company expects initiation fees initially to range up to approximately $2,500 for individuals and $3,500 for families. Purchasers of the Membership Units wishing to obtain Club Memberships will be entitled to pay reduced monthly dues of $100 per month for the first five years of their Club Membership. The Company has yet to determine the price of regular monthly dues; however, the Company expects regular monthly dues to initially range up to approximately $125 per month for individual and $140 per month for family Club Memberships. Non-resident Members (defined as Members living 50 miles or more from the Golf Course) may opt to receive a waiver of the initiation fee for an individual non-resident Club Membership (which the Company expects to initially range up to $1,000) and would be required to pay monthly dues, initially of $50, in order to obtain such non-resident Club Memberships. Purchasers of Membership Units will also receive a "Golf Amenities Package" at no charge for the first five years of their Club Memberships. The Golf Amenities Package will include (1) unlimited waiver of greens fees, (2) a full size locker, (3) golf club storage, (4) driving range privileges and (5) complimentary membership in the USGA. The Golf Amenities Package may also include special tournaments and activities that have yet to be determined.


         MV Development Co., LLC, also a South Carolina limited liability company, will serve as Manager of the Company. The Manager will also be a member of the Company and will contribute approximately 243 acres comprising the Land located within Mount Vintage Plantation to the Company in exchange for 48 Membership Units. There is currently no public market for the Membership Units, and the Company does not expect a public market for the Membership Units to develop, and in order to preserve the Company's partnership status for federal income tax purposes, the Manager will seek to prevent a public market for the Membership Units from developing. Membership Units issued to the Manager will be restricted securities within the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"). See "Capital Stock -- The Membership Units -- Restrictions on Alienation." The Manager may, but is not required to, purchase Membership Units offered by this prospectus (the "Prospectus"). The Manager may resell Membership Units purchased; however, the Manager has not determined at this time whether it will sell any Membership Units so purchased or how long it would hold such Membership Units prior to sale.


         The Company will use the proceeds of the Offering to repay debt to the Manager which has been incurred to develop the Land, to further the development of the Golf Course and to provide operating income for the Golf Course once development is completed and it opens for play. The Golf Course will be designed by Tom Jackson and will encompass substantially all of the Land. The Golf Course will be a semi-private course offering both memberships for private play and daily fee play for the general public.

         THE OFFER IS NOT BEING MADE IN ANY JURISDICTION IN WHICH THE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION. THIS OFFERING IS BEING MADE ONLY IN THE STATES OF GEORGIA AND SOUTH CAROLINA AND ONLY TO RESIDENTS OF GEORGIA AND SOUTH CAROLINA.

         No person is authorized in connection with the Membership Units to give any information or to make any representation not contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. The delivery of this Prospectus shall under no circumstances create any implication that the information contained herein is correct as of any date subsequent to the date hereof.


                              AVAILABLE INFORMATION

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-11 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act with respect to the Membership Units offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the Membership Units, reference is hereby made to the Registration Statement, including the exhibits and schedules filed or incorporated as a part thereof. Statements contained herein concerning the provisions of any document are not necessarily complete and in each instance reference is made to the copy of the document filed as an exhibit or schedule to the Registration Statement. Each such statement is qualified in its entirety by reference to the copy of the applicable documents filed with the Commission. In addition, after effectiveness of the Registration Statement, the Company will file periodic reports and other information with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act").


         The Registration Statement, including the exhibits and schedules thereto, and the periodic reports and other information filed in connection therewith, may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Seven World Trade Center, Suite 1300, New York, New York 10048 and Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Such reports, proxy and information statements and other information may be found at the Commission's Web site address, http://www.sec.gov.


         The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of the Registration Statement. Requests should be made to:

                     Mount Vintage Plantation Golf Club, LLC
                                  P.O. Box 706
                         Edgefield, South Carolina 29824
                              Attention: Don Howard
                               Tel. (803) 637-5304

         The Company will furnish to its Members annual reports containing audited financial statements examined by its independent public accountants. Copies of such reports can be obtained by written or telephonic request to the address or phone number of the Company provided above.

                   WHO SHOULD INVEST -- SUITABILITY STANDARDS

         Investment in the Company involves a high degree of risk. It may be difficult to resell Membership Units due to the restrictions on transferability contained in the Company's operating agreement and because no public market for the Membership Units currently exists or is likely to develop. The Manager may actively seek to prevent a public market for the Membership Units from developing to the extent necessary to preserve the Company's partnership status for federal income tax purposes. Investors who are able to sell their Membership Units at all will likely be able to sell such Membership Units only at a discount. See "Risk Factors -- Lack of Market; Substantial Transfer Restrictions," and "Capital Stock -- The Membership Units -- Restrictions on Alienation." The Membership Units are suitable only for persons who have adequate financial means and desire a relatively long-term investment with respect to which they do not anticipate any need for immediate liquidity.

         If the investor is an individual (including an individual beneficiary of a purchasing IRA), or if the investor is a fiduciary (such as a trustee of a trust or corporate pension or profit sharing plan, or other tax-exempt organization, or a custodian under a Uniform Gifts to Minors Act), such individual or fiduciary, as the case may be, must represent that he meets certain requirements, as set forth in the Subscription Agreement attached as Exhibit "B" to this Prospectus, including the following:

                  (i) that such individual (or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the Membership Units) has a minimum annual gross income of $45,000 and a net worth (excluding home, furnishings and automobiles) of not less than $45,000; or

                  (ii) that such individual (or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the Units) has a net worth (excluding home, furnishings and automobiles) of not less than $150,000.

As used in the above items (i) and (ii), "net worth" means the excess of total assets over total liabilities as determined according to generally-accepted accounting principles. If assets have been depreciated, then the amount of depreciation relative to any particular asset may be added back in to the depreciation cost of that asset up to the extent of the current fair market value of that asset for purposes of determining net worth. See "Glossary -- Net Worth." Calculations of net worth in the above items (i) and (ii) must exclude the value of the investor's home, home furnishings and automobiles.


         Transferees will also be required to comply with applicable standards, except for intrafamily transfers and transfers made by gift, inheritance or family dissolution.

                                TABLE OF CONTENTS


AVAILABLE INFORMATION...............................................................................iii

WHO SHOULD INVEST -- SUITABILITY STANDARDS...........................................................iv

SUMMARY  .............................................................................................1
         The Company..................................................................................1
         Business ....................................................................................2
         The Offering.................................................................................3
         Summary of Terms of Membership Units and Operating Agreement.................................4
         Summary of Affiliate Compensation............................................................5
         Summary of Risk Factors......................................................................5
         Use of Proceeds..............................................................................6

RISK FACTORS..........................................................................................8
         Newly Organized Company......................................................................8
         The Company's President has no Experience in Making Projections .............................8
         The Company May be Unable to Obtain a Credit Facility on Acceptable Terms....................8
         The Company May be Unable to Obtain the Land Free and Clear of Liens and Encumbrances........8
         The Company May be Unable to Obtain Environmental and Other Regulatory Permits...............8
         Delays up to One Year as a Result of Missed Grass-Growing Season.............................8
         Construction Cost Overruns...................................................................9
         Limited Liability Company as an Untested Entity..............................................9
         Lack of Market; Substantial Transfer Restrictions............................................9
         Failure of Subscribers to Pay Balance Due Could Cause the Company to Have Insufficient Funds 9
         Certain Risks Related to Federal Income Tax Consequences....................................10
         Potential Conflicts of Interest.............................................................11
         Competition for Management Time.............................................................11
         Future Borrowing Could Increase the Risk of Loss and Diminish Return to Members.............12
         The Manager Can Unilaterly Enter into a Contract Binding the Company........................12
         Golf Industry Risks.........................................................................12
         Dependence Upon Key Personnel...............................................................13
         Environmental Laws and Regulations..........................................................13
         Leverage; No Limitation on Indebtedness.....................................................13
         Illiquidity of Real Estate Investments and Changing Circumstances Could
         Adversely Affect the Company.................................... ...........................13
         Year 2000 Non-Compliance by a Supplier or Third Party Contractor............................13

FORWARD-LOOKING STATEMENTS...........................................................................14

COMPENSATION AND FEES TO THE MANAGER AND AFFILIATES..................................................15

CONFLICTS OF INTEREST................................................................................15
         Certain Relationships and Transactions with Affiliates and Beneficial Owners................16
         Policies With Respect to Certain Transactions...............................................16

FIDUCIARY RESPONSIBILITY OF THE MANAGER..............................................................17
         Manager's Fiduciary Duties under the LLC Act................................................17
         Limitations on a Manager's Liability........................................................17
         Indemnification of Management...............................................................17

PRIOR PERFORMANCE OF THE MANAGER AND AFFILIATES......................................................18

THE COMPANY..........................................................................................20
         General  ...................................................................................20
         Limited Liability Company Form..............................................................20
         Purpose  ...................................................................................20
         The Golf Course.............................................................................20
         Federal Income Tax Treatment of the Company.................................................22
         Legal Proceedings...........................................................................22

BUSINESS ............................................................................................23



         The Golf Industry in General...............................................................23
         Competition in the Golf Course Business....................................................24
         Golf Course Development....................................................................24
         Environmental and Regulatory Matters.......................................................25
         General Plan of Operation of Golf Course...................................................25
         Summary of Projected Results of Operations.................................................26
         Company Policy with Respect to Investments, Debt and Certain Other Activities..............30
         Insurance..................................................................................30
         Year 2000 Issues...........................................................................31
         Description of Company Indebtedness........................................................31

THE OFFERING........................................................................................33
         Membership Units...........................................................................33
         Club Memberships...........................................................................34

PLAN OF DISTRIBUTION................................................................................35

SUMMARY OF PROMOTIONAL AND SALES MATERIAL...........................................................35

USE OF PROCEEDS.....................................................................................36

CAPITAL STOCK -- THE MEMBERSHIP UNITS...............................................................37
         Distributions, Redemption, Liquidation, and Pre-emptive Rights.............................37
         Voting Rights..............................................................................38
         Restrictions on Alienation.................................................................38
         Capital Accounts and Capital Contributions in General......................................39
         Limitations on Changes in Control..........................................................39

CLUB MEMBERSHIP INITIATION FEE WAIVER...............................................................40

CERTAIN PROVISIONS OF THE LLC ACT AND THE OPERATING AGREEMENT.......................................41
         General  ..................................................................................41
         Federal Income Tax Classification..........................................................41
         Classes of Members.........................................................................41
         Meetings of Members; Voting................................................................41
         Dissolution................................................................................43
         Limitations on Liability...................................................................44
         Amendment Or Modification of the Operating Agreement.......................................44

REPORTS TO MEMBERS..................................................................................45

MANAGEMENT..........................................................................................46
         Management Duties and Selection of Managers................................................46
         The Manager................................................................................46
         Officers ..................................................................................47
         Executive Compensation.....................................................................48
         Security Ownership of Management and Certain Beneficial Owners.............................48
         Advisory Board.............................................................................48

CERTAIN FEDERAL INCOME TAX CONSEQUENCES.............................................................50
         The Offering...............................................................................50
         Partnership Status.........................................................................50
         Publicly-Traded Partnership Rules..........................................................50
         Taxation of Members of the Company.........................................................51
         Members' Federal Tax Basis.................................................................52
         Other Limits on Losses.....................................................................53
         Depreciation and Recapture.................................................................53
         Risk of Taxable Income Without Cash Distributions..........................................54
         Sale or Other Disposition of Membership Units..............................................54
         Sale or Other Disposition of Partnership Property..........................................55
         Section 183 "Tax Shelter" Rules............................................................55
         Liquidation or Termination of the Company..................................................56
         State and Local Taxes......................................................................56





         Tax Returns and Tax Information............................................................57
         Individual Estimated Tax...................................................................57
         Alternative Minimum Tax....................................................................57
         Anti-Abuse Rules...........................................................................58

LEGAL MATTERS.......................................................................................58

GLOSSARY ...........................................................................................59

FINANCIAL STATEMENTS.............................................................................. F-1

INDEPENDENT AUDITOR'S REPORT...................................................................... F-2

BALANCE SHEET..................................................................................... F-3

NOTES TO THE FINANCIAL STATEMENT.................................................................. F-4

                                     SUMMARY

         The following is a summary of certain information appearing elsewhere in this Prospectus. As this summary is necessarily incomplete, reference is made to, and this summary is qualified in its entirety by, the more detailed information appearing elsewhere in this Prospectus and the Appendices hereto. This Prospectus contains certain forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements as a result of, among other things, the matters discussed in the cautionary statements contained herein, including, without limitation, the factors set forth below under "Risk Factors." The information set forth below under "Risk Factors" should be considered carefully in evaluating the Offer.


         For a definition of certain terms used in this Prospectus, see the Glossary beginning on page 58.

The Company

         The Company is a newly-formed, manager-managed, term limited liability company ("LLC") organized under the laws of the State of South Carolina and has never conducted any business. Its term of existence ends on December 31, 2050; however, the Company can be liquidated earlier by the Manager or by other means as provided in the Operating Agreement. The Manager has no plans at this time to liquidate the Company prior to the end of its term. The Company will liquidate on December 31, 2050 and distribute its assets unless previously liquidated or unless the Members vote to amend the Operating Agreement to extend the term of the Company's existence. Thus investors will have to hold their investments for 52 years unless the Company is acquired, the Company liquidates earlier as described above, or the Manager permits a transfer of the Membership Units as described in "Capital Stock -- The Membership Units-- Restrictions on Alienation." The Company was formed solely to develop and operate the Golf Course at Mount Vintage Plantation, a residential and equestrian community located between Edgefield, South Carolina and Augusta, Georgia. The Company will be managed by officers selected by the Manager. The Company's headquarters and sole location of business will be at Mount Vintage Plantation. The Company will be managed by MV Development Company, LLC, 108-1/2 Courthouse Square, Post Office Box 388, Edgefield, South Carolina 29824, telephone 803-637-5304. The Manager is owned by Mount Vintage Property Co., Inc., Bettis C. Rainsford and Talmadge Knight. Messrs. Rainsford and Knight are the sole shareholders of Mount Vintage Property Co., Inc. Messrs. Rainsford and Knight will make all investment decisions for the Company.



         The Golf Course,  which will be called Mount  Vintage  Plantation  Golf
Club, will be located in the center of Mount Vintage Plantation (the "Plantation"), the common areas of which are owned and managed by the Manager. The Plantation is located approximately 10 miles south of Edgefield, South Carolina, 13 miles north of Augusta, Georgia and 16 miles west of Aiken, South Carolina. The Golf Course will be located on the Land, which comprises approximately 243 acres in the western portion of Mount Vintage Plantation. The Golf Course will be an 18-hole championship course with what the Company expects will be a maximum play of 6,835 yards from the back tees. The Company intends for the facilities of the Golf Course to include a clubhouse, cart storage facility, maintenance facility, parking lot and course improvements, including signage, tee markers and cart paths. The main core of the clubhouse facility is a 2,500 square foot 1840's vintage Southern plantation house that currently stands on the Land. The overall atmosphere and architectural style of the facilities will be consistent with the old structure.


         Title to the Land is currently held by Mount Vintage Property Co., Inc., which owns a majority interest in the Manager. Prior to or at consummation of the Offering on the Closing Date, the Company expects that Mount Vintage Property Co., Inc. will cause the Land to be transferred to the Manager, which will in turn contribute the Land to the Company free and clear of all liens and encumbrances other than any lien imposed by a credit facility, which the Company intends to enter into to help finance the development and operation of the Golf Course. See "Business -- Description of Company Indebtedness." In the event that the Manager is unable to contribute the Land to the Company by the Subscription Deadline free and clear of all liens and encumbrances other than any lien imposed under the Credit Facility (as defined herein), then the Company will not consummate the Offering, and all subscription funds received by the Company will be returned to subscribers with interest as described in "The Offering."

         The Company will be classified and treated as a partnership for federal income tax purposes as described more fully below. As a partnership, the Company will not be subject to federal income tax, but will pass through items of income, gain, deduction, loss and credit to its members. (A purchaser of the Membership Units offered by this Prospectus will be a "Member" of the Company. Future initial purchasers of Membership Units and transferees of existing Members in certain circumstances as provided in the Operating Agreement will also be Members.) Generally items of income, gain, loss, deduction or credit of the Company will be allocated to Members in accordance with their proportionate ownership of Membership Units for tax purposes and will have to be reported by Members on their individual income tax returns. As partners for tax purposes, Members may be subject to tax on their distributive share of income or gain, without regard to whether they receive a distribution from the Company.

         The Company hopes to eventually make distributions to its Members; however, the Company cannot predict when it will be able to begin making distributions to its Members.

Business

         The Company's primary areas of competition will be the Aiken/North Augusta area of South Carolina and Augusta area of Georgia. The area within a thirty to fifty mile radius of the Golf Course has the equivalent of approximately 40, 18-hole golf courses. The Company believes that its area of competition is highly competitive, but that there are adequate rounds of play remaining to be captured for the Company to compete successfully. The Company believes that the beauty of the terrain of the Golf Course will be one of its primary competitive advantages. The Company believes that the Golf Course will compete most directly with the more high-quality or up-scale golf properties in the area including Jones Creek, the River Club, the North Augusta Country Club, the Pine Ridge Country Club and Forest Hills Golf Club. The Company expects to compete with these up-scale clubs by charging greens fees comparable to the low end of range fees charged by up-scale competitors. The Company also expects to compete with lower-priced clubs to some degree, and expects to do so by offering a higher-quality golf experience than these lower-priced clubs offer.


         The Golf Course will be designed by Tom Jackson, President of Tom Jackson, Inc. Mr. Jackson has designed numerous well-known golf courses, including the Cliffs of Glassy in Gowensville, South Carolina, Hunters Creek Plantation in Greenwood, South Carolina, the Fairfield Ocean Ridge at Edisto Island, South Carolina, the Hyland Hills Golf Club at Southern Pines, North Carolina, The River Club at Litchfield, South Carolina and the Sandestin Beach Resort at Destin, Florida. The Manager is obtaining golf course construction permits on behalf of the Company, and the Company plans to begin construction in October of 1998. The Company hopes to complete construction of the course in May of 1999 and begin seeding at that time so that the course will be ready for play by September of 1999. The Company expects that construction of the Golf Course club house will begin in November 1998 and continue for approximately one year. The Company expects to open the Golf Course for play prior to completion of the club house.


         The Company expects that total cost of development of the Golf Course will be approximately $6.3 million. Development of the Golf Course is currently being financed by the Manager. Proceeds of the Offering will be used first to reimburse the Manager for development financed by the Manager prior to the Offering, and then remaining funds will be used to help finance completion of development of the Golf Course. See "Use of Proceeds." Completion of development will also be financed through a credit facility with a commercial bank. See "-- Description of Company Indebtedness." The Company will use proceeds from operations to make payments on the bank credit facility.

     The Company expects to operate the Golf Course as a semi-private/high-end daily fee golfers' club, offering a combination of membership and daily fee play. The Company expects to offer both family and individual memberships. Initiation fees are expected to initially range up to approximately $2,500 and $3,500 respectively for individual and family memberships, and monthly dues are expected to initially range up to approximately $125 for individual and $140 per month for family memberships. The Company expects to offer individual non-resident Memberships to persons living 50 miles or more from the Golf Course. Nonresident club members would pay initiation fees that could initially range up to approximately $1,000 and monthly dues that could initially range up to approximately $50.00. The Company expects to offer daily fee play initially ranging from approximately $34.00 for 18 holes on a weekday to $40.00 for 18 holes on a weekend, which prices include cart rental currently estimated to be approximately $12.00. All fees stated in this Prospectus are estimates and are subject to change and are expected to increase over time.


         The Company expects that its golf operations will be run under the direct supervision of a club manager (the "Club Manager," who is not the same as the LLC Manager defined in this Prospectus, which is MV Development Company,
LLC). The Company expects to retain a Pro Golfers Association ("PGA") professional who will have the title of Head Professional. The Company has an oral agreement with Tim Phillips under which Mr. Phillips will serve as Greens Superintendent, providing additional on-site management. Mr. Phillips has been a greens superintendent or director of course management for over 20 years. The Company does not intend to execute a written contract for his services. Mr. Phillips will join the Company in October and will be involved in the early grass planting process in order to help manage a grow-in period. The Company has yet to select the Club Manager or the Head Professional. One person may hold more than one of these three positions. The Company does not anticipate difficulty in finding qualified personnel; however, there can be no assurance that qualified persons can be found.

         The Company believes that the overall success of the Golf Course depends on aggressive, proactive marketing to yield the highest possible average daily green fees in the market. The initial primary marketing effort will be directed to the daily fee player, representing the vast majority of play the Company expects for the Golf Course during its first year.


         Development of the Golf Course is currently being conducted by the Manager. If the Minimum Subscription to the Offering is achieved on or before the Subscription Deadline such that the Offering will be consummated, some of the Offering proceeds will be used to purchase all assets related to such development from the Manager at a price equal to the expenses incurred by the Manager in relation to such development along with accrued interest at an annual rate equal to the prime rate as reported in the Wall Street Journal. See "The Offering." If the Offering is consummated on October 31, 1998, the Company expects the total price for such assets to be approximately $251,000, including accrued interest.

         The  Company  expects  to enter  into a credit  facility  (the  "Credit
Facility") with a bank or other financial institution to help finance development of the Golf Course and to provide operating capital for the Golf Course. The Company is currently in the process of selecting the Credit Facility provider. The Company expects to have the Credit Facility in place before or on the Subscription Deadline and will not consummate the Offering before the Subscription Deadline unless the Credit Facility is in place or will be entered into on the Closing Date. In the event that the Company is unable to procure the Credit Facility, the Company will not consummate the Offering and will return all subscription funds it has received to the subscribers as described in "The Offering." The Company expects to make payments due under the Credit Facility from operating profits from the Golf Course and from proceeds of the Offering. The Company expects the Credit Facility to be secured by a mortgage on the Land. The Company expects the Credit Facility to be a construction and permanent loan of approximately $3.5 million, to bear an interest rate of approximately 8% to 10% and to have a time to maturity of approximately 12 to 15 years from the date of inception. The estimates contained in this paragraph are based on the expectations of the Company. There can be no assurance that the Company will be able to obtain a Credit Facility with the expected terms.


         The Company expects to take depreciation on improvements to the Golf Course, buildings, normal furniture, fixtures and equipment and computers and short-lived assets but not on the actual Golf Course itself. The tax basis will be the cost of the assets depreciated to the Company. The life-time for depreciation will range from 5 to 39 nine years for federal income tax purposes and 10 to 40 years for financial purposes, depending on the type of property depreciated. The straight-line method of depreciation will be used for financial purposes. For federal income tax purposes, the Company expects to use the straight-line method for buildings and improvements to the Golf Course and the double-declining balance method for furniture, fixtures and equipment and for computers and other short-lived assets.

The Offering



         The Company intends to offer a minimum of 150 Membership Units (the "Minimum Subscription") to the general public in this offering. If the Minimum Subscription is not achieved by December 31, 1998 (the "Subscription Deadline"), then the Offering will be canceled and all subscription funds received by the Subscription Deadline will be returned to the subscribers with interest as described below. The Offering may be closed early if all of the Membership Units offered are sold and the other conditions of consummation described in this Prospectus pertaining to acquisition of the Credit Facility and transfer of the Land to the Company are met. The date on which the Offering is consummated is defined as the Closing Date whether it is December 31, 1998, or an earlier date. The Company hopes, and will make every effort, to consummate the Offering before December 31, 1998. The Manager and/or affiliates of the Manager may, but are not required to, purchase Membership Units offered by this Prospectus in order to achieve the Minimum Subscription or otherwise. The Manager or its affiliates intend to hold Membership Units purchased for investment; however, the Manager or its affiliates may eventually resell Membership Units purchased because of a change in circumstances or otherwise. The Manager and/or its affiliates could cause the Offering to close before the Subscription Deadline by purchasing unsold Membership Units. Because the Manager is an "insider" of the Company, it may be deemed an underwriter if it resells any Membership Units purchased in the Offering. In the event that the Manager does purchase any Membership Units offered by this Prospectus, such Membership Units will only be resold pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") or an exemption for registration under the Securities Act. The price per Membership Unit is $20,000. There is no public market for the Membership Units, and the Company will seek to prevent a public market for the Membership Units or any distributional interest related thereto from developing in order to preserve the Company's partnership status for federal income tax purposes.


     Forty-eight Membership Units will be received by the Manager in a private placement separate from this Offering in exchange for the Land on which the Golf Course will be built. The number of Membership Units the Manager will receive will equal the fair market value of the Land, as determined by independent appraisal to be $4,000 per acre, divided by $20,000 and rounded down to the nearest integer. The Manager also purchased one Membership Unit for $20,000 upon formation of the Company. If the Manager receives Membership Units only in exchange for the Land and does not purchase any Membership Units in this Offering, the Manager will own approximately 24.5% of the Membership Units, and other investors will own 75.5% of the Membership Units.

     Offerees subscribing to the Offering will be required to pay in $1,000 upon signing the subscription agreement included as Exhibit B to this Prospectus (the "Subscription Agreement") making the subscriber a party to the Company's LLC operating agreement included as Exhibit A to this Prospectus (the "Operating Agreement"). Funds received by the Company from subscribers ("Subscription Funds") will be held in escrow for the Company by a commercial bank as escrow agent (the "Escrow Agent"), pending achievement of the Minimum Subscription. All subscriptions are irrevocable by the subscriber. If the Minimum Subscription is attained by the Subscription Deadline, the Company will issue Membership Units to the subscribers and cause the Escrow Agent to transfer the Subscription Funds (together with any earnings thereon) to the Company's own accounts for use as described in "Use of Proceeds." If the Minimum Subscription is not attained by the Subscription Deadline, the Company will cancel the Offering and cause the Escrow Agent to return all Subscription Funds to subscribers within 30 days after the Subscription Deadline, along with the earnings thereon accrued through the Subscription Deadline, net of escrow costs, which will be allocated among subscribers on a pro rata basis based on the amount of their subscription and the length of time their subscription funds were held in escrow.


         The Membership Units offered hereby are being offered only in the States of Georgia and South Carolina.


         Pursuant to the terms of the Operating Agreement, if the Minimum Subscription is attained by the Subscription Deadline, offerees will be required to pay the remaining $19,000 due on their Membership Units by October 16, 1998. If the Offering is consummated as expected, each subscriber is liable to the Company for the balance of the purchase price of the Membership Units subscribed to, and the Company has the right to pursue any legal remedy available to it against a defaulting subscriber.


         In addition to an equity interest in the Company, purchasers of the Membership Units will also receive the right to a waiver of the initiation fee for either a family or an individual Club Membership at no additional cost. Members will be required to pay monthly dues in order to maintain their Club Memberships. Members living 50 miles or more from the Golf Course may elect to receive the right to a waiver of the individual non-resident initiation fee. Non-resident club members are expected to be charged lower monthly dues than regular family or individual club members.



         The Membership Units offered hereby are being sold directly to the public by officers of the Company. Such persons will receive no sales commission. All of the costs of the Offering will be borne by the Company and will be paid for out of the proceeds of the Offering. The Company expects that the costs of the Offering will be approximately $100,000. The Company does not intend to engage any underwriters, brokers or dealers for the distribution of the Membership Units offered hereby.



Summary of Terms of Membership Units and Operating Agreement

     The Membership Units offered by this Prospectus are the only securities of the Company. Purchase of a Membership Unit pursuant to this Offering makes one a member of the Company (a "Member"). The Articles of Organization set no limit on the number of Membership Units that may be issued by the Company. The par value of a Membership Unit is $20,000. The Operating Agreement permits the Manager, at its sole discretion, to create and issue other classes of membership units for the Company and to admit new members. The Articles of Organization place no restriction on the classes of securities that may be issued by the Company. The Manager does not, however, have any current intention to create other classes of membership interests for the Company. There is no public market for the Membership Units, nor does the Company expect a public market for the Membership Units to develop. In addition, the interests represented by the Membership Units may not be readily accepted by lenders as collateral for a loan. The Manager and the Company will seek to prevent a market for the Membership Units or the distributional interests pertaining to the Membership Units from developing in order to preserve the Company's partnership status for federal income tax purposes. See "-- Restrictions on Alienation."

         Net profits, net losses and other items of income, gain, loss, deduction and credit for the Company will be apportioned among the Members in accordance with their proportionate ownership of Membership Units. The Company will establish and maintain a capital account ("Capital Account") for each Member. From time to time, the Manager will determine in its reasonable judgment to what extent, if any, the Company's cash on hand exceeds the current and anticipated needs, including, without limitation, needs for operating expenses, debt service, including service of debt owed to the Manager, capital expenditures, reserves, and mandatory distributions, if any. To the extent such excess exists, the Manager may make distributions to the Members in accordance with their proportionate ownership of Membership Units. The Company hopes to eventually make distributions to its Members; however, the Company cannot predict when it will be able to begin making distributions to its Members.


         Each Member shall be entitled to one vote for each Membership Unit owned. It is possible for a Member to transfer his distributional interest under his Membership Unit without transferring his membership rights; thus it is possible for voting rights to be separated from distributional rights. Holders of such separated distributional rights are not entitled to any vote.

         Membership and transferability of Membership Units in the Company are substantially restricted. Neither record title nor beneficial ownership of a Membership Unit may be transferred or encumbered without the consent of the Manager at the time of transfer. An unauthorized transfer of a Membership Unit could create a substantial hardship to the Company and jeopardize its capital base. These restrictions upon ownership and transfer are not intended as a penalty, but as a method to protect and preserve the Company's capital and its financial ability to continue. A Disposition of a Membership Unit in the Company may not be effected without the consent of the Manager at the time of Disposition. Under the Operating Agreement, the Company has a
right-of-first-refusal with respect to any transfer of the distributional interest pertaining to a Membership Unit. The Company may, in its sole discretion, exercise its right-of-first-refusal to prevent a market for the distributional interests from developing in order to preserve the Company's partnership status for federal income tax purposes.

         The Operating Agreement provides that there shall only be one manager, which is the Manager, and that the Manager shall serve as manager for the duration of the term of the Company's existence. The Manager may be removed only for cause by the affirmative vote of holders of a majority of the membership interests in the Company entitled to vote but only upon the condition that the Manager, and/or any affiliate of the Manager, are also previously or simultaneously released from any guarantee(s) of any obligations of the Company. If this Offering is fully subscribed, the Manager will own 24.5% of the Membership Units. Except for situations in which the approval of Members is required by the Operating Agreement or by nonwaivable provisions of applicable law, the Manager exercises all of the powers of the Company. The Company will not hold annual meetings of the Members; however, special meetings of the Members may be called by the Manager or by holders of at least 25% of the membership interests in the Company entitled to vote at such a meeting.

         Under the South Carolina Uniform Limited Liability Company Act of 1996 (the "LLC Act") and the provisions of the Operating Agreement, Members of the Company are not liable for the debts, obligations or liabilities of the Company beyond their contributions to the Company that they gave in exchange for their Membership Units except as provided by applicable law or except to the extent that a Member agrees otherwise in writing. A Member is responsible for acts or omissions to the extent those acts or omissions would be actionable in contract or tort against the Member if the Member were acting in an individual capacity. The Company will indemnify the Members, Manager, and agents for all costs, losses, liabilities, and damages paid or accrued by such Members, Manager or agents in connection with the business of the Company, to the fullest extent provided or allowed by the laws of the State of South Carolina.

         The Operating Agreement provides that except as otherwise provided therein or by applicable law, the Operating Agreement may be amended and modified from time to time only by a written instrument adopted and executed by a majority of the Members. No Member or Manager will have any vested rights in the Operating Agreement.

Summary of Affiliate Compensation

         The Company expects that it will pay the Manager a fee for its services of $1,000 per month commencing in October of 1999.

         The President and Chief Executive Officer of the Company will initially be Don Howard. Mr. Howard will be paid $100,000 on closing of the Offering in compensation for his services to the Company relating to its formation. The
Company has not yet determined what the President's compensation will be following consummation of the Offering.

         Talmadge Knight will be the Vice President of the Company, and Bettis Rainsford will be Secretary, Treasurer and Chief Financial Officer of the Company. Mr. Knight and Mr. Rainsford are the sole shareholders of Mount Vintage Property Co., Inc. which holds a majority ownership interest in the Manager.

Mr. Knight and Mr. Rainsford own the minority ownership interests in the Manager and are the principal officers of the Manager. Mr. Knight and Mr. Rainsford will receive no compensation for their service as officers of the Company.

Summary of Risk Factors

         Investment in the Membership Units involves a high degree of risk. The Company is subject to several risk factors, which are summarized below. This summary is subject to and qualified in its entirety by the full discussion of risk factors contained herein under the heading "Risk Factors," which discussion is incorporated herein by reference.


         The Company is recently organized and has no operating history. It is subject to the risks generally associated with the formation of any new business. The Manager has no experience in operating a golf course.


     The proceeds of this Offering will not be sufficient to fully finance the development and operation of the Golf Course. The Company expects to obtain a Credit Facility with a commercial bank or other financial institution prior to or at consummation of the Offering. There can be no assurance that it will be able to obtain a Credit Facility on acceptable terms. If the Company is unable to obtain an acceptable Credit Facility by the Subscription Deadline, it will not consummate the Offering and all subscription funds will be returned to subscribers with interest.


     Mount Vintage Property Co., Inc. intends to pass title to the Land to the Manager, which will in turn pass title to the Company free and clear of all liens, except for any lien imposed under the Credit Facility, upon consummation of the Offering. There can be no assurance that the Manager will be able to contribute the Land to the Company free and clear of all liens other than a lien imposed under the Credit Facility. In the event that the Company is unable to obtain the Land free and clear of all liens by the Subscription Deadline, other than a lien imposed under the Credit Facility, it will not consummate the Offering and all Subscription Funds will be returned to subscribers with interest.


         In order to construct the Golf Course, the Company must obtain a variety of permits from various federal, state and local regulatory agencies including, without limitation, permits from the U.S. Corps of Engineers pertaining to wetlands and permits from the South Carolina Department of Health and Environmental Control. The Company will apply for these permits; however, there can be no assurance the Company will be successful in obtaining any or all necessary permits. If the Company is unable to obtain the required permits, construction of the Golf Course could be substantially delayed or require substantial modification that could have a material adverse effect on the Company.

         The development schedule of the Golf Course is dictated by factors such as the growing season for grass which are beyond the ability of the Company to adjust. If delays in construction of the Golf Course were to occur such that the Company could not seed the Golf Course in time to take advantage of the growing season for grass in a particular year, the development of the Golf Course or the commencement of operations could be delayed by as much as a year until the next growing season arrives.


         The Company has not yet entered into any contracts for construction of the Golf Course and/or Golf Course facilities and cannot predict the final terms of such contracts. The Company expects that such construction contracts will be on a "cost plus" basis such that there will be no absolute cap on the cost of construction, so construction costs could be substantially higher than the estimates contained herein, which could have an adverse effect on the Company's financial situation.

         There are several material income tax risks associated with the Offering including (1) the risk that the Company could be classified as a publicly-traded partnership and taxed as a corporation, (2) tax liabilities could exceed cash distributions resulting in out-of-pocket tax expenses to investors, (3) upon disposition of an investor's Membership Units, the investor's tax liabilities may exceed cash received resulting in out-of-pocket tax expenses, (4) a variety of limitations on the deductibility of the losses,
(5) an audit of the Company's information return could result in an audit of a Member's tax return, (6) the risk that certain anti-abuse rules could be applied to the Company and its Members, (7) the risk of applicability of alternative minimum tax to Members, (8) various risks associated with state and local taxation, and (9) risks of new legislation or regulatory action adversely changing applicable tax rules and (10) the risk that investors may be required to make federal individual estimated tax payments with respect to their proportional share of the Company's income and gain.


     There is no market for the Membership Units, and the Company will seek to prevent a market for the Membership Units from developing in order to try to prevent the Company from being classified as a publicly-traded partnership or "PTP" for federal income tax purposes. Consequently, holders of Membership Units may not be able to liquidate their investments. All transfers of Membership Interests must receive prior approval of the Manager, and the Company has a right-of-first-refusal with respect to transfer of the distributional interests associated with the Membership Units. The Manager will approve certain transfers of the Membership Units that fall within certain "safe harbors" contained in the publicly-traded partnership regulations promulgated under the Internal Revenue Code including transfers by gift, transfers upon death of the Member, and intra family transfers. Because there is no market for the Membership Units, an investor's investment may not terminate until the Company liquidates. The Company's term of existence expires on December 31, 2050, though the Company may be liquidated prior to that time by the Manager or by other means as provided in the Operating Agreement. The Manager, at this time, has no intention of liquidating the Company prior to the end of its term. Consequently, the Company will liquidate on December 31, 2050 unless previously liquidated or unless the Members vote to amend the Operating Agreement to extend the Company's term of existence. Thus investors will have to hold their investments for 52 years unless the company is acquired, the Company liquidates earlier as described above, or the Manager permits a transfer of the Membership Units as described in "Capital Stock -- The Membership Units -- Restrictions on Alienation."

     In addition to the risk factors summarized above, the Company is subject to a variety of other risk factors detailed below including risks pertaining to (1) the new and relatively untested nature of the limited liability company as a legal entity, (2) potential conflicts of interest on the part of the Manager,
(3) competition for management's time, (4) risks associated with borrowing by the Company, (5) a variety of risks related to the nature of the golf industry,
(6) the dependance of the Company on certain key personnel, (7) risks associated with environmental laws and regulations, (8) risks associated with leverage and the lack of limitation on the Company's ability to borrow money, (9) risks associated with the illiquid nature of real estate investments and changing conditions, (10) risks associated with the Company's President's lack of experience in making projections and (11) risks associated with the failure of subscribers to the Offering to pay the balance of the purchase price of their Membership Units.



Use of Proceeds

         The following table reflects the estimated application of the net proceeds from the sale of the Membership Units offered hereby.



                                                     Maximum
                                                   Dollar Amount           Percent
                                              ----------------------  ----------------

Gross offering proceeds.......................       $3,000,000              100%
   Organization expenses .....................         $100,000(1)             3%

Public offering expenses

   Underwriting discount and commissions .....             --                --
   Offering Expenses                                   $100,000(2)             3%
                                              ----------------------  ----------------
Amount available for investment...............       $2,800,000               94%
                                              ======================  ================
Purchase of Assets from the Manager...........         $251,000(3)             9%
                                              ======================  ================
Development of the Golf Course................       $2,549,000(3)            85%
                                              ======================  ================
Total application of proceeds.................       $3,000,000              100%

      (1) This amount includes a $100,000 payment to Mr. Howard in compensation for services rendered in the formation of the Company.
      (2) This amount includes approximately $100,000 in offering expenses including the SEC registration fee of $885, printing and engraving expenses of approximately $3,500, legal fees and expenses of approximately $80,000, accounting fees and expenses of approximately $11,500 and miscellaneous expenses of approximately $3,500.
      (3) These amounts assume that the Offering closes on October 31, 1998. The Offering must close by December 31, 1998 but will close earlier if fully-subscribed before that date. If the Offering closes after October 31, 1998 the amount of proceeds allocated to "Purchase of Assets from the Manager" above will be greater and the amount allocated to "Development of the Golf Course" will be less because the assets to be purchased from the Manager will include a greater amount of assets related to development of the Golf Course purchased by the Manager while the Offering continues.

         The Company intends to use the net Offering proceeds for the following purposes in the order of priority in which they are listed. The Manager has paid all of the expenses related to the development of the Golf Course prior to consummation of the Offering, and Offering proceeds will first be used to purchase all assets from the Manager related to the development of the Golf Course prior to consummation of the Offering. Such assets include design plans, surveys, marketing material, permits, market research, improvements to the Golf Course and initial construction related to the clubhouse. The price of the assets will equal the expenses and fees incurred by the Manager in the development of the Golf Course prior to consummation of the Offering plus interest at an annual rate equal to the prime rate as quoted in the Wall Street Journal. Remaining proceeds will be used to directly finance development of the Golf Course. Completion of the development of the Golf Course will also be financed by the Bank Credit Facility. See "Business -- Description of Company Indebtedness." In the event that net offering proceeds remain after completion of the development of the Golf Course or if the Company deems it necessary in order to service the Credit Facility, proceeds will be used by the Company to make payments due under the Credit Facility or otherwise pay down the outstanding balance under the Credit Facility. In the event that any proceeds remain after being used for the purposes described above, such remaining proceeds will be used for operating capital of the Company. The Company does not expect any net offering proceeds to remain after completion of development of the Golf Course.

                                  RISK FACTORS

Newly Organized Company

        The Company is recently organized, and has no operating history. The net proceeds of this Offering, as described under "Use of Proceeds," will be used to develop a new Golf Course, so there is no operating history or financial track record for the Company. The Company is also subject to the risks generally associated with the formation of any new business. The Manager has no experience in operating a golf course. Accordingly, there can be no assurance that the Golf Course will generate sufficient revenue from operations to make any distributions to Members.



The Company's President has no Experience in Making Projections

         This Prospectus contains projections of the Company's future performance formulated by the Company's president Donald P. Howard. Mr. Howard has no experience in making projections and no experience in operating a golf course. Accordingly, there can be no assurance that the projections contained in this Prospectus are accurate. Actual results could be substantially worse than the results projected resulting in substantial detriment to investors.



The Company May be Unable to Obtain a Credit Facility on Acceptable Terms


         The proceeds of this Offering will not be sufficient to fully finance the development and operation of the Golf Course. The Company expects to obtain the Credit Facility prior to or at consummation of the Offering. The Company is currently engaged in selecting an institution to provide the Credit Facility; however, there can be no assurance that it will be able to obtain a Credit Facility on acceptable terms. If the Company is unable to obtain an acceptable Credit Facility by the Subscription Deadline, it will not consummate the Offering and all subscription funds will be returned to subscribers with interest. See "Business -- Description of Company Indebtedness" and "The Offering."


         Credit facilities generally contain various covenants, conditions and commitment obligations which bind and restrict the activities of the debtor thereunder. The Company cannot predict how restrictive such covenants, conditions and obligations will be. Such restrictions could have a materially adverse effect on the operations of the Company. In addition, the Credit Facility may contain provisions providing for a balloon payment. Such provisions may, for example, amortize payments on a 20 year schedule but require repayment at the end of a much shorter period such as seven years. The Company cannot predict whether the Credit Facility will contain any sort of balloon provision. The existence of a balloon provision in the Credit Facility could materially restrict the Company's latitude in managing its finances and could have a material adverse effect on the Company.

The Company May be Unable to Obtain the Land Free and Clear of Liens and Encumbrances


         Title to the Land for the Golf Course is currently held by Mount Vintage Property Co., Inc., which owns a majority interest in the Manager. Mount Vintage Property Co., Inc. intends to pass title to the Land to the Manager, which will in turn pass title to the Company free and clear of all liens, except for any lien imposed under the Credit Facility, upon consummation of the Offering. There can be no assurance that the Manager will be able to contribute the Land to the Company free and clear of all liens other than a lien imposed under the Credit Facility. In the event that the Company is unable to obtain the Land free and clear of all liens by the Subscription Deadline, other than a lien imposed under the Credit Facility, it will not consummate the Offering and all Subscription Funds will be returned to subscribers with interest. See "The Company -- The Golf Course" and "The Offering."



The Company May be Unable to Obtain Environmental and Other Regulatory Permits


         In order to construct the Golf Course, the Company must obtain several federal and state permits, approvals and authorizations, including, without limitation, a permit from the U.S. Corps of Engineers for dredging and filling wetlands containing a mitigation plan as required by federal environmental laws and regulations, a storm water management and erosion control permit (also known as a grading permit) from the South Carolina Department of Health and Environmental Control ("DHEC"), and approval of other matters such as installing a water line and septic tanks or sewage lines. The Company has applied or will apply for these permits and/or approvals, and the Company has already received a grading permit from DHEC that will permit grading to begin on the portion of the project not subject to Corps of Engineers approval. There can be no assurance that the Company will obtain any or all of the other necessary permits and approvals. Failure to obtain one or more of these permits or approvals could delay construction of the Golf Course and/or require substantial modification in the plans for construction of the Golf Course, which could have a material adverse effect on the Company. See "Business -- Environmental and Regulatory Matters."


Delays up to One Year as a Result of Missed Grass-Growing Season

         The development schedule of the Golf Course is dictated by factors such as the growing season for grass which are beyond the ability of the Company to adjust. If delays in construction of the Golf Course were to occur such that the Company could not seed the Golf Course in time to take advantage of the growing season for grass in a particular year, the development of the Golf Course or the commencement of operations could be delayed by as much as a year until the next growing season arrives.

Construction Cost Overruns

         The Company has not yet entered into any contracts for construction of the Golf Course and/or Golf Course facilities and cannot predict the final terms of such contracts. The Company expects that such construction contracts will be on a "cost plus" basis such that there will be no absolute cap on the cost of construction. Construction costs are likely to change in response to constant interplay between on-going construction and planning. Consequently, the Company may have to pay substantially more to complete construction than initial estimates indicate, which could have a material adverse impact on the Company's financial situation.

Limited Liability Company as an Untested Entity

         A limited liability company is a new form of business organization that is intended to combine the benefits of corporate flexibility and limited liability with the advantages of partnership taxation. Because of the relative absence of developed law or judicial decisions regarding the operation and management of limited liability companies, there is no assurance all the intended benefits will be achieved. See "Certain Provisions of South Carolina Law and the Company's Articles of Organization and Operating Agreement."

Lack Of Market; Substantial Transfer Restrictions

        There is no present market for the Membership Units, and the Company believes none will develop. Consequently, holders of Membership Units may not be able to liquidate their investments. In addition, the interests may not be readily accepted by lenders as collateral for a loan. The Company does not intend to apply for listing or quotation of the Membership Units on any securities exchange, nor does the Company intend to seek admission of the Membership Units to trading on NASDAQ or any other automated quotation system.


     The Manager will actively seek to prevent a public market for the Membership Units from developing in order to prevent the Company from being classified as a publicly-traded partnership or "PTP" for federal income tax purposes. For the consequences of classification as a "PTP," see "Certain Federal Income Tax Consequences -- Partnership Status." The transfer of membership interests is subject to certain limitations. The Operating Agreement provides that transfers of the Membership Units must be approved in advance by the Manager. In addition, the Company has a right-of-first-refusal with respect to transfer of the right to receive distributions from the Company associated with the Membership Units. The Manager will approve certain transfers that fall within "safe harbors" contained in the publicly-traded partnership regulations promulgated under the Internal Revenue Code including transfers by gift, transfers upon death of the Member, and intra family transfers. The Manager intends to permit such other transfers as it believes, in its sole discretion, will not cause the Company to be classified as a PTP. See "Capital Stock -- The Membership Units -- Restrictions on Alienation." Because there is no market for the Membership Units, an investor's investment may not terminate until the Company liquidates. The Company's term of existence expires on December 31, 2050, though, the Company may be liquidated prior to that time by the Manager or by other means as provided in the Operating Agreement. The Manager, at this time, has no intention of liquidating the Company prior to the end of its term. Consequently, the Company will liquidate on December 31, 2050 unless it was previously liquidated or unless the Members vote to amend the Operating Agreement to extend the Company's term of existence. Thus investors will have to hold their investments for 52 years unless the company is acquired, the Company liquidates earlier as described above, or the Manager permits a transfer of the Membership Units as described in "Capital Stock -- The Membership Units -- Restrictions on Alienation." See "The Company -- Limited Liability Company Form" and "Certain Provisions of the LLC Act and the Operating Agreement -- Dissolution."

Failure of Subscribers to Pay Balance Due Could Cause the Company to Have Insufficient Funds

      Subscribers are required to pay $1,000 per Membership Unit upon subscribing to the Offering and the remaining balance within 15 calendar days of the consummation of the Offering. Some subscribers could refuse to pay the balance due. Each subscriber is liable to the Company for the balance of the purchase price of Membership Units subscribed to if the Offering is consummated. The Company has the right to pursue any legal remedy available to it against a defaulting subscriber; however, the Company may decide not to pursue or may be unable to pursue its remedies against particular subscribers. If the Company does not collect the balance due with respect to several Membership Units, the Company may not have sufficient funds to operate.


Certain Risks Related To Federal Income Tax Consequences

      INVESTORS SHOULD CAREFULLY READ THE SECTION TITLED "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" AND CONSULT WITH THEIR PERSONAL INCOME TAX ADVISOR BEFORE MAKING A DECISION TO INVEST IN THE MEMBERSHIP UNITS.

         The Company Could be Classified as a Publicly-Traded Partnership and Taxed as a Corporation

         The Company expects to be treated as a partnership for federal income tax purposes. See "Certain Federal Income Tax Consequences -- Partnership Status." However, if a market for the Membership Units were to develop, the IRS could treat the Company as a publicly-traded partnership, which would be treated as a corporation for federal income tax purposes. In this case, the company would be taxed directly on items of gain, loss, income and deduction directly, and holders of the Membership Units would be taxed in the event of a distribution with respect to their Membership Units or upon disposition of their Membership Units. The tax consequences in this event could be substantially different from the tax consequences described herein and could be substantially less advantageous to investors. See "Certain Federal Income Tax Consequences -- Publicly- Traded Partnership Rules."

         Tax   Liabilities   Could  Exceed  Cash   Distributions   Resulting  in
Out-of-Pocket Tax Expenses to Investors

         The Company expects that Members will be treated as partners in a partnership for federal income tax purposes. Generally, tax treatment of a partnership's operations are determined at the partnership level but "passed-through" and assessed to its partners; therefore, generally, Members will be taxed on the gains and income of the Company when earned by the Company in proportion to their equity interest in the Company (and correspondingly, Members will be allocated losses and deductions when accrued by the

Company). Thus Members may be allocated gain or income in a tax year even though they have not received a distribution from the Company. Consequently, Members will be required to pay such tax liability with personal funds. See "Certain Federal Income Tax Consequences -- Taxation of Members of the Company."

         Upon Disposition of an Investor's Membership Units, the Investor's Tax Liabilities may Exceed Cash Received Resulting in Out-of-Pocket Tax Expenses

         In the event that a Member sells his or her Membership Units, the selling Member will realize gain or loss equal to the difference between the gross sale price or proceeds received from sale and the Member's adjusted tax basis in the Membership Units. Assuming the Member is not a "dealer" with respect to such Membership Units and has held the Membership Units for more than one year, his gain or loss will be long-term capital gain or loss, except for that portion of any gain attributable to such Member's share of the Company's "unrealized receivables" and "substantially appreciated inventory," which would be taxable as ordinary income. Generally, a Member's portion of the Company's liabilities are included in the Member's basis in his or her Membership Units, and relief from such liability is treated as part of the amount realized upon the disposition of Membership Units. If the Member has a negative capital account balance, the Member's gain on sale could be greater than the amount of consideration received by the Member from the purchaser excluding the assumption of Company debt by the purchaser. Thus, the Member could have a taxable gain that does not reflect cash or property received in the sale, and that Member would be required to pay tax out of personal funds other than those received upon the disposition of Membership Units. Similarly, making a gift of Membership Units could result in taxable gain to the donor because of an accompanying relief from the donor's share of Company liabilities by the donee. See "Certain Federal Income Tax Consequences -- Sale or Other Disposition of Membership Units."

         Limitations on the Deductibility of Losses

         There are several provisions of the Code and Regulations that may prevent Members from deducting all of the losses of the Company allocated to them. Generally, a Member's share of the Company's losses is limited to a Member's adjusted basis in his or her Membership Units. The deductibility of a Member's allocable share of the Company's losses is also subject to "at risk" limitations which limit deductible losses based on the amount a Member has at risk of loss in the Company and to passive loss limitations which limit the losses an investor can claim related to certain passive activities. See "Certain Federal Income Tax Consequences -- Members' Federal Tax Basis -- Limits on Losses" and "Certain Federal Income Tax Consequences -- Other Limitations on Losses."

         An Audit of the Company's Information Return Could Result in an Audit of Members' Income Tax Returns

         The Company is required to file a federal partnership information return even though it does not itself pay federal income tax. Such information return may be audited by the IRS, and such audit may result in adjustments or proposed adjustments. Any adjustment of the Company's partnership information return normally will result in adjustments or proposed adjustments of Members' returns. As a consequence, the IRS could audit some or all Members' income tax returns as well. Any audit of a Member's return could result in adjustments of non-partnership as well as partnership income and losses. See "Certain Federal Income Tax Consequences -- Tax Returns and Tax Information."

         Possible Applicability of Anti-Abuse Rules Could Have Adverse Tax Consequences on Members



         In December, 1994, the IRS adopted regulations setting forth "anti-abuse" rules under Code provisions applicable to partnerships, which rules authorize the Commissioner of Internal Revenue to recast transactions involving the use of partnerships to either reflect the underlying economic arrangement or to prevent the use of a partnership to circumvent the intended purpose of a provision of the Code. These rules generally apply to all transactions relating to a partnership occurring on and after May 12, 1994, and thus would be applicable to the Partnership's activities. In this regard, the Company is unaware of any facts or circumstances which would cause the IRS to exercise its authority to recast any transaction entered into by the Company; however, the applicability of such rules to the Company's activities is very uncertain, and no assurance can be given that the Commissioner would not, in the future, attempt to recast or restructure certain of the Partnership's activities or transactions. See "Certain Federal Income Taxes -- Anti-Abuse Rules."

         Members Could be Required to Pay Alternative Minimum Tax


         The application of the alternative minimum tax to a Member could reduce certain tax benefits associated with the purchase of Membership Units. The effect of the alternative minimum tax upon a Member depends upon his particular overall tax situation, and each Member should consult with and must rely upon his or her own tax advisor with respect to the possible application of the alternative minimum tax provisions of the Code. See "Certain Federal Income Tax Consequences -- Alternative Minimum Tax."

         Risks Associated With State and Local Taxation

         Members of the Company will be subject to South Carolina state income taxation regardless of whether Members are residents of South Carolina. The
Company is required by South Carolina law to withhold income tax for non-resident Members' allocable shares of the Company's South Carolina taxable income and gains. Non-South Carolina resident Members may also be subject to income taxes in their home states on their allocable share of the Company's income and gains. There may be other state and local income tax consequences of investing in the Membership Units in addition to those described herein. Investors are urged to consult their own tax advisors regarding their individual tax consequences before making a decision to invest in the Membership Units.


         Future Legislative or Regulatory Action Could Adversely Affect Tax Consequences


         In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of the federal income tax laws applicable to investments similar to an investment in the Membership Units. Such changes are likely to continue to occur in the future, and no assurances can be given that any such changes will not adversely affect the taxation of a Member. Any such changes could have an adverse effect on an investment in the Membership Units or on the market value of Company property. Each potential investor is urged to consult with his or her own tax advisor with respect to the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in the Membership Units.



Investors May be Required to Pay Individual Estimated Tax

      Individuals are generally required to make estimated tax payments in four annual installments for their federal income tax liability if an adequate percentage of their estimated tax is not otherwise withheld. The Company does not intend to withhold income with respect to its Members. Consequently, if the Company makes a profit, Members could be required to make individual estimated tax payments if they are not already doing so for other reasons. Members failing to pay an adequate amount of estimated tax could be subject to substantial penalties.

Potential Conflicts of Interest

         The  Operating  Agreement  permits  the  Manager to engage in  business activities of the type conducted by the Company so long as a majority of the members approve each specific act or transaction of the Manager that competes with the Company after full disclosure of all material facts. Accordingly, certain conflicts of interest may arise in the event that the Manager is permitted to engage in activities that compete with the Company. Such competition could adversely affect the operations of the Company.

Competition for Management Time

         Officers of the Company devote significant time to other business interests, including in many instances, resort and residential development on property adjacent to the Golf Course. As a result, such officers are subject to competing demands on their time and may not devote sufficient time to the operations of the Golf Course, which may result in less revenue being generated from the Golf Course than if they were to devote full time to the Golf Course.

Future Borrowing Could Increase the Risk of Loss and Diminish Return to Members

         The Company may borrow for various purposes. The effect of any such borrowing could be to increase the risk of loss to and diminish the net income of the Company.



The Manager Can Unilaterally Enter into a Contract Binding the Company


      Section 6.1 of the Operating Agreement provides for management of the Company by the Manager. The Manager is an agent of the Company, which gives the Manager the authority to unilaterally sign instruments in the Company name and enter into contracts binding the Company without, in general, seeking the prior approval or consent of the Members. See Section 6.1 of the Operating Agreement included as Exhibit A to this Prospectus.


Golf Industry Risks

         Operating Risks

         The Golf Course will be subject to all operating risks common to the golf industry. These risks include, among other things, (i) increases in operating costs due to inflation and other factors, which increases may not be offset by increased dues and fees; (ii) dependence on non-member players, which may fluctuate and is seasonal; and (iii) adverse effects of general and local economic conditions. These factors could adversely affect the Golf Course's ability to generate revenues and, in turn, the Company's ability to make expected distributions to the Company's Members.

         Competition; Supply of Golf Courses

         The Golf Course faces competition for golfers from other golf courses. A substantial number of new golf courses have opened in recent years and a number of new courses currently are under development, or planned for development, including golf courses located near the Golf Course. These new golf courses could increase the competition faced by the Golf Course and reduce the rounds played and revenues associated with the Golf Course. Any such decrease in revenues may adversely affect the net operating income of the Golf Course.

         Investment in Single Business Activity

         The Company's current strategy is to acquire only one golf course and related facilities. As a result, the Company will be subject to risks inherent in investments in a single business. The effects on cash available for distribution to stockholders resulting from a downturn in the golf industry will be more pronounced than if the Company had diversified its investments.

         Seasonality

         The golf industry is seasonal. Seasonal variations in revenue at the Golf Course could cause the Golf Course to have insufficient cash to make scheduled payments under any debt it may have, adversely affecting the ability of the Company to make distributions to Members. It could also directly reduce cash available for distribution to Members.

         Adverse Weather Conditions

         Several climatological factors beyond the control of the Golf Course may influence the revenues at the Golf Course, including adverse weather such as hurricanes, heat waves, frosts and floods. In the event of adverse weather or destruction of the turf grass at the Golf Course, the number of rounds played at the Golf Course could decrease, which could have a negative impact on revenues and the results of operations of the Company. The Golf Course may be susceptible to damage from hurricanes or tornadoes, which damage (including loss of revenue) is not generally insurable at commercially reasonable rates. Consequently, a hurricane or tornado may adversely affect the revenues and results of operations for the Company. Additionally, hurricanes or tornadoes may damage local accommodations such as hotels and condominiums, thereby limiting play, particularly at the Golf Course.

         Factors Affecting Golf Participation

         The success of efforts to attract and retain members at private country clubs and the number of rounds played at public golf courses historically has been dependent upon discretionary spending by consumers, which may be adversely affected by regional and economic conditions. A decrease in the number of golfers or their rates of participation or in consumer spending on golf could have an adverse effect on the Company's revenues and results of operations.

         Course Conditions

         General turf grass conditions must be satisfactory to attract play on the Golf Course. Severe weather or other factors, including disease and insect infestation, could adversely affect the turf grass conditions at the Golf Course. Turf grass conditions at the Golf Course also depend to a large extent on the quality and quantity of water available. The quality and quantity of water available is affected by various factors, many of which are beyond the control of the Company. There can be no assurance that certain conditions, including drought, governmental regulation or environmental concerns, which could adversely affect the supply of water to the Golf Course, may not arise in the future.

Dependence Upon Key Personnel


         The Company's success depends to a large extent upon the experience and abilities of its President, Don Howard, and on the Company's ability to attract a high quality Club Manager, Head Professional and Greens Superintendent and other qualified supervisory personnel.

The loss of or inability to obtain the services of any of these individuals could have a material adverse effect on the Company, its operations and its business prospects. The Company has not yet selected or hired a Club Manager or Head Professional. The Company has hired a Greens Superintendent by means of an oral contract, but it does not intend to enter into a written contract with the Greens Superintendent. The Company's success is also dependent upon its ability to attract, retain and motivate sufficient qualified personnel. There can be no assurance that the Company will be able to attract and retain sufficient qualified personnel to meet its business needs. The Company has not yet determined whether or how its president, Mr. Howard, will be compensated for his services. The Company believes that Mr. Howard will be retained as president for a reasonable compensation; however, there can be no assurance that Mr. Howard and the Company will be able to arrive at a satisfactory compensation package, and Mr. Howard could leave the Company to its financial detriment. See "Management." See "Management."



Environmental Laws and Regulations

         The Company is subject to various federal, state and local environmental laws and regulations governing development of land, particularly, but not exclusively, laws and regulations pertaining to wetlands. There can be no assurance that environmental laws and regulations (or the interpretation of existing regulation) will not become more stringent in the future, that the Company will not incur substantial costs in the future to comply with such requirements, or that the Company will not discover currently unknown environmental problems or conditions. The Company has engaged a contractor to conduct an initial environmental study on the Land for, among other reasons, determining if any hazardous waste or other problems or hazards are likely to exist on the Land; however, such study is not complete, and the Company cannot predict the results of the study and such study will not be able to provide complete assurance that the Land is free of any hazardous waste or other problems. Any such event described above could have a material adverse effect on the Company. See "Business -- Environmental and Regulatory Matters."

Leverage; No Limitation on Indebtedness

         The Company's Articles of Organization and Operating Agreement do not limit its ability to incur indebtedness. The Company expects to incur debt under existing lines of credit or from other lenders in the future, or may issue debt securities in public or private offerings. Certain of such additional borrowings may be secured by the Golf Course owned by the Company. There can be no assurance that the Company, upon the incurrence of debt, will be able to meet its debt service obligations and, to the extent that it cannot, the Company risks the loss of some or all of its assets, including the Golf Course, securing such debt to foreclosure, which could result in a financial loss to the Company. Adverse economic conditions could result in higher interest rates on variable rate debt, increasing the risk of loss upon a sale or from a foreclosure.

Illiquidity of Real Estate Investments and Changing Circumstances Could Adversely Affect the Company


         The Company intends to invest in one piece of real estate, the Land for the Golf Course. Real estate investments tend to be long-term and illiquid. Consequently, the Company will have minimal ability to vary its portfolio in response to changing economic, financial and investment conditions. Real estate values are affected by various factors, including (1) changes in tax laws, (2) operating and construction costs, (3) the location and the attractiveness of the properties, (4) changes in interest rates or the availability of long-term mortgage funds, (5) the ability of the owner to provide adequate maintenance and insurance of its properties, (6) adverse changes in general economic conditions, (7) increases in operating costs, and (8) changes in zoning laws or other governmental regulations. In addition, owners and operators of real estate may have potential liabilities under environmental and other such laws. In the event that there is a substantial change in one of the factors listed above or other factors affecting the value of the Land, the Company has minimal ability to respond by replacing the Land with another investment.



Year 2000 Non-compliance By A Supplier Or Third-party Contractor Could Have A Material Adverse Effect On The Company

      For a description of the "Year 2000" problem, see "Business -- Year 2000 Issues." Because the Company is a new company, it does not have existing equipment or contracts with third parties that are susceptible to the Year 2000 problem with the possible exception of the Company's golf course design contract with Tom Jackson, which the Company believes is minimally susceptible to a Year 2000 problem because the Company expects performance under the contract to be complete prior to the year 2000. The Company intends to adhere to a policy of purchasing equipment only from venders who will provide the Company with a warranty of Year 2000 compliance and a policy of contracting only with third parties who will provide adequate warranties or representation that their businesses are adequately protected against Year 2000 problems. However, no assurance can be provided that such representations and warranties will be correct either as a result of fraud or mistake by the party making the representation or warranty. If the Company were to receive equipment that is not Year 2000 compliant or enter into a material contract with a third party having a material Year 2000 problem, there could be a material adverse effect on the Company.

                           FORWARD-LOOKING STATEMENTS


         This Prospectus contains certain forward-looking statements. Such forward-looking statements are based on the beliefs of the Company's management as well as on assumptions made by and information currently available to the Company at the time such statements were made. When used in this Prospectus, the words "anticipate," "believe," "estimate," "expect," "intend" and similar expressions, as they relate to the Company, are intended to identify such forward-looking statements. Although the Company believes these statements are reasonable, prospective purchasers should be aware that actual results could differ materially from those projected by such forward-looking statements as a result of the risk factors set forth above or other factors. Prospective purchasers should consider carefully these factors, as well as the other information and data included in this Prospectus. The Company cautions the reader, however, that this list of factors may not be exhaustive and that these or other factors, many of which are outside of the Company's control, could have a material adverse effect on the Company and its ability to service its indebtedness. Furthermore, the Company may not update or revise the forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Prospective purchasers are cautioned not to place undue reliance on any of the forward-looking statements included herein. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth above. The safe harbor for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, which limits the liability of certain persons for forward-looking statements, does not apply to initial public offerings such as this Offering.

               COMPENSATION AND FEES TO THE MANAGER AND AFFILIATES

         The table below provides summary disclosure of the compensation and fees to be received by the Manager and affiliates of the Manager in connection with the Offering and the operations of the Company to the extent determined to date.




Recipient of Fee or Compensation             Description of Fee or Compensation      Amount of Fee or Compensation
--------------------------------             ----------------------------------      -----------------------------
MV Development Company, LLC                  Monthly Management Fee                            $1,000/month
Company Manager                              Commencing October 1999

MV Development Company, LLC                  Membership Units to be received in
Company Manager                              return for contribution of the Land            48 Membership Units
                                                                                      (aggregate value of $960,000)
MV Development Company, LLC                  Purchase price of assets related to                 $251,000(1)
Company Manager                              development of Golf Course prior to
                                             consummation of the Offering

Donald P. Howard, President & CEO            Services rendered in fostering                      $100,000
Agent of Manager (2)                         organization and development of the
                                             Company


(1) This amount is based on the assumption that the Offering is consummated on October 31, 1998, well before the Subscription Deadline.
(2) In addition to his service as President and CEO of the Company, Mr. Howard performs services unrelated to the Company for MV Development Company, LLC.


         The Manager will participate in distributions to the Company's Members in the same fashion as other Members to the extent of its ownership interest in the Company. The Company cannot predict at this time when it may make distributions to its Members.

                              CONFLICTS OF INTEREST

         The Manager is MV Development Company, LLC, a South Carolina LLC ("Development"). A majority of the interests in Development is owned by Mount Vintage Property Co., Inc., a South Carolina corporation ("Property"). Property is primarily engaged in the business of owning and managing the approximately 4,000 acres of property which comprise Mount Vintage Plantation. Development is primarily engaged in the business of developing lots within Mount Vintage Plantation for residential use. See "The Company -- The Golf Course -- Mount Vintage Plantation." The Golf Course will be located in Mount Vintage
Plantation. Property is owned in equal shares by Bettis C. Rainsford and Talmadge Knight. Messrs. Rainsford and Knight own the minority interests in and have managerial control over Development. Donald P. Howard, in addition to his service as the Company's President and CEO, performs services for the Manager related to its property development activities.


     Bettis C. Rainsford                    Talmadge Knight
-----------------------------       ------------------------------

                            Mount Vintage
                         Property Co., Inc.
                      -------------------------


                     MV Development Company, LLC
                     ---------------------------


                      Mount Vintage Plantation
                            Golf Club, LLC
                     -------------------------

Certain Relationships and Transactions with Affiliates and Beneficial Owners

         The Manager will receive 48 Membership Units in a private placement separate from this Offering in exchange for its contribution of the Land for the Golf Course to the Company. The number of Membership Units to be received by the Company will be determined by dividing the fair market value of the Land, as determined by independent appraisal to be $4,000 per acre, by $20,000 and rounding down to the nearest integer. The Manager also purchased one Membership Unit for $20,000 upon formation of the Company.


         The Manager is developing the Golf Course prior to consummation of the Offering. If the Minimum Subscription to the Offering is achieved on or before the Subscription Deadline such that the Offering will be consummated, some of the Offering proceeds will be used to purchase all assets related to such development from the Manager at a price equal to the expenses incurred by the Manager in relation to such development along with accrued interest at an annual rate equal to the prime rate as reported in the Wall Street Journal. See "The Offering." If the Closing Date is October 31, 1998, the Company expects the total price for such assets to be approximately $251,000, including accrued interest.


         The Operating Agreement permits the Manager to make loans to the Company in the future on terms that are at least as favorable to the Company as the terms the Company could be reasonably expected to receive from unrelated third parties in arm's length transactions.

         The Operating Agreement provides that the Manager may designate a stated compensation for itself subject to the approval of holders of a majority of the membership interests in the Company entitled to vote. The Company expects to pay the Manager a fee for its services of $1,000 per month beginning in October, 1999.

         Mr. Howard provides various marketing services to the Manager in connection with matters unrelated to the Company for which he receives compensation. Mr. Howard also expects to purchase a tract of real estate in Mount Vintage Plantation from the Manager in connection with his services to the Manager on matters unrelated to the Company.

Policies With Respect to Certain Transactions

         The Manager will not be required to manage the Company as its sole and exclusive function and it (or any Member) may have other business interests and may engage in other activities in addition to those relating to the Company. Neither the Company nor any Member will have any right by virtue of the Operating Agreement to share or participate in such other investments or activities of a Manager or Member or to the income or proceeds derived therefrom. The Manager or Member will incur no liability to the Company or to any of the Members as a result of engaging in any other business or venture except as required by non-waivable provisions of applicable law and as otherwise provided in the Operating Agreement. Participation by the Manager or any officer of the Company in any business activity, including without limitation, developing, owning, investing in, or operating another golf course shall not be a violation of the Manager's or any officer's duty of loyalty to the Company solely because the Manager or officer participates in such business activity.


         Members are not entitled to vote on all contracts between the Company and the Manager or the Manager's affiliates. Contracts between the Company and the Manager or the Manager's affiliates are not voidable merely because of "self-dealing" if the Manager either receives prior approval of the Members for the transaction after disclosure of the material facts or the transaction is fair to the Company even if it is not approved by the Members. Whether a transaction is "fair" to the Company would ultimately be determined by a court of competent jurisdiction if a dispute as to the fairness of a transaction arose. The Operating Agreement provides that the Manager may submit any contract to the Members for approval. The Operating Agreement also provides that no contract or transaction (1) between the Company and the Manager or one or more officers, or (2) between the Company and any other limited liability company, corporation, partnership, association, or other organization in which one or more of its managers, directors or officers are also officers of the Company or officers or members of the Manager or have a financial interest in the Company or the Manager, will be void or voidable solely because the Manager or officer authorizes the contract or transaction if:


         (1) The material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the Members entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of a majority of the Members; or

         (2) The contract or transaction is fair as to the Company as of the time it is authorized, approved, or ratified by the Manager or the Members. A contract or transaction is deemed fair to the Company if its terms are comparable to those which would result from arm's length negotiations with unrelated third parties regarding matters similar to those covered by the contract or transaction in question.


         The Manager or its affiliates may also make loans to the Company without the prior approval of Members if the terms are "fair". The Operating Agreement provides that notwithstanding the preceding paragraph and any other provisions of the Operating Agreement, and to the extent permitted by applicable law, the Manager and/or affiliates of the Manager are expressly permitted by the Operating Agreement, without prior approval of the Members, to make loans and advances to the Company for the purpose of developing the Land for use as the Golf Course, for the operating expenses of the Golf Course and for other purposes reasonably related to the business of the Company provided the terms of such loans or advances are either comparable to, or more favorable to the Company than, terms which would result from arm's length negotiations with unrelated third parties for loans or advances to the Company for similar purposes. Upon dissolution of the Company, any such debt to the Manager will have the same priority of payment as debt to any other creditor of the Company.



                     FIDUCIARY RESPONSIBILITY OF THE MANAGER

Manager's Fiduciary Duties under the LLC Act

         A manager of a South Carolina LLC is accountable to an LLC as a fiduciary and under the LLC Act owes the LLC and its members a duty of loyalty and a duty of care. Such a manager is required by the LLC Act to discharge its duties and to exercise any rights it may have consistently with an obligation of good faith and fair dealing to the Company and its Members. This is a rapidly developing and changing area of the law, and Members who have questions concerning the duties of the Manager should consult with their counsel.

Limitations on a Manager's Liability

         Section 33-44-303 of the LLC Act provides that the Manager is not personally liable for a debt, obligation or liability of the Company solely by reason of being or acting as a Member or Manager. Thus the Manager is only responsible for acts or omissions to the extent those acts or omissions would be actionable in contract of tort against the Manager if the Manager were acting in its individual capacity. Section 33-44-302 of the LLC Act provides that the Company is liable for loss or injury caused to a person or for a penalty incurred, as a result of a wrongful act or omission, or other actionable conduct, of the Manager acting in the ordinary course of business of the Company or with the authority of the Company.

         See also, "Conflicts of Interest -- Policies with Respect to Certain Transactions" for further limitations on the Manager's liability, which is incorporated herein by reference.

Indemnification of Management

         The Operating Agreement provides that the Company shall indemnify the Manager and agents of the Company for all costs, losses, liabilities, and damages paid or accrued by the Manager or such agent in connection with the business of the Company to the fullest extent provided or allowed by applicable law.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                 PRIOR PERFORMANCE OF THE MANAGER AND AFFILIATES


     Neither the Manager nor its affiliates have engaged in any prior real estate investment programs similar to the Company, either public or private. However, one or more of Messrs. Howard, Knight and Rainsford have been or are involved, as general partner or sponsor or in a similar role, in a total of 6 programs that have invested in real estate. None of the programs had or has more than 2 passive investors, and none of them had or has investment objectives similar to those of the Company. In the aggregate, these programs raised a total of approximately $448,400 in equity, had a total of 6 passive investors and purchased a total of 6 properties, all in central South Carolina, at an aggregate purchase price (including cost of development) of approximately $3,280,000. Of these properties, approximately 84.2% are or were commercial properties (based on purchase price), of which approximately 73.9% are or were office buildings, 9.9% are or were industrial parks, and 0.4% are or were other types of commercial properties. Approximately 26% of the aggregate purchase price for all properties went to new development. These programs have sold a total of 7 properties.

     The Manager is a South Carolina LLC with three members that is engaged in the development of Mount Vintage Plantation as a residential community. See "The Company -- The Golf Course -- Mount Vintage Plantation." The members of the Manager are Mount Vintage Property Co., Inc., Mr. Talmadge Knight, and Mr. Bettis C. Rainsford. Mr. Knight and Mr. Rainsford are the only shareholders of Mount Vintage Property Co., Inc. See "Conflicts of Interest -- Certain Relationships and Transactions with Affiliates and Beneficial Owners." Mr. Knight is the Vice President of the Company, and Mr. Rainsford is the Secretary, Treasurer and Chief Financial Officer ("CFO") of the Company. See "Management." The Plantation currently includes 25 lots of 2 to 5 acres each and several 8 to 15 acre mini- farms. It is expected that upon completion of development, the Plantation will comprise in excess of 400 lots. The Plantation has its own fox hunt facility including a twenty-stall stable and kennels. As of June 24, 1998, 15 lots had been sold in the Plantation. The Manager anticipates that 20 to 24 lots will be sold by October 1998.

   [this page reserved for Map 1 showing location of Mount Vintage Plantation]

                                   THE COMPANY

                     Mount Vintage Plantation Golf Club, LLC
                                  P.O. Box 706
                         Edgefield, South Carolina 29824
                                 (803) 637-5304

General

         The Company is a newly-formed manager-managed, term LLC organized under the laws of the State of South Carolina and has never conducted any business. The Company was formed solely to develop and operate the Golf Course at Mount Vintage Plantation, a residential and equestrian community located between Edgefield, South Carolina and Augusta, Georgia. The Company will be managed by officers selected by the Manager (MV Development Company, LLC, also a South Carolina LLC). The Company's headquarters and sole location of business will be at Mount Vintage Plantation.

Limited Liability Company Form



         The Company is a limited liability company formed under the LLC Act. Its Articles of Organization became effective on May 26, 1998. The LLC Act is relatively new, and as a consequence, there are many uncertainties as to how its provisions will be interpreted by courts of law and regulatory bodies, both federal and local. See, "Risk Factors -- Limited Liability Company as an Untested Entity." The Company is a term LLC, which means that its existence will terminate on December 31, 2050, the date specified in its Articles of Organization; however, its existence may be terminated earlier (1) at the written request of the Manager, (2) upon an event that makes it unlawful for the business of the Company to continue, (3) upon judicial entry of a decree that
(a) the economic purpose of the Company is likely to be unreasonably frustrated,
(b) conduct of a Member has made it unreasonably impractical to carry on business, (c) it is otherwise impractical to carry on the Company's business,
(d) the Company failed to purchase a Member's distributional interest as required by certain applicable law or (e) the Manager or Members are acting illegally or unfairly to another Member or (4) upon judicial or administrative dissolution. The Operating Agreement permits Amendment by a vote of holders of a majority of the voting interests in the Company, so Members could vote to amend the Operating Agreement to extend its term of existence. The Manager has no plans to liquidate the Company prior to the expiration of its term of existance. The Company will therefore liquidate on December 31, 2050 and distribute its assets unless it has previously been liquidated as described above or unless the Members vote to amend the Operating Agreement to extend the term of the Company's existence. Thus investors will have to hold their investments for 52 years unless the company is acquired, the Company liquidates earlier as described above, or the Manager permits a transfer of the Membership Units as described in "Capital Stock -- The Membership Units -- Restrictions on Alienation." See "Certain Provisions of the LLC Act and the Operating
Agreement -- Dissolution."


          The Company is managed by a manager rather than by its members which means that the Manager conducts the Company's business. The Manager is thus an agent of the Company, for purposes of its business, and an act of the Manager, including the signing of an instrument in the Company's name, for carrying on in the ordinary course the Company's business or business of the kind carried on by the Company generally binds the Company. Because the Company is manager-managed, non- manager members are not agents of the Company and may not bind the Company by the non-manager members' acts.


Purpose

         The sole purpose of the Company is to develop and operate the Golf Course for a profit. There can be no assurance that this purpose will be realized or that the Company will be able to provide a return to its Members. The Operating Agreement permits holders of a majority of the membership interests in the Company entitled to vote to amend the provisions of the Operating Agreement defining the purpose of the Company. The Operating Agreement also permits the merger of the Company, the sale of substantially all assets of the Company and other change-in-control transactions that could result in a change in the investment objectives of the Company. See "Capital Stock - The Membership Units -- Limitations on Changes in Control."

The Golf Course

         Mount Vintage Plantation

         The Golf Course, which will bear the name of "Mount Vintage Plantation Golf Club," will be located in the center of Mount Vintage Plantation (the "Plantation"), the common areas of which are owned and managed by the Manager. The Plantation is located approximately 10 miles south of Edgefield, South Carolina, 13 miles north of Augusta, Georgia and 16 miles west of Aiken, South Carolina. See Map 1. The Plantation encompasses approximately 4,000 acres of land between Sweetwater Road (S.C. Highway 34) and U.S. Highway 25. Some of this land constituted the home of Judge Richard Gantt (1767-1850), a prominent South Carolina judge, who took up residence there in 1796 and who named this plantation "Mount Vintage." Other persons of historical significance who lived within the present bounds of Mount Vintage include Christian Breithaupt (1781-1835), a German immigrant who was a pioneer in the textile industry in South Carolina, and Benjamin Ryan Tillman (1847-1918), a South Carolina Governor and United States Senator, who was arguably the most powerful political leader in South Carolina history. The Plantation encompasses many sites and landmarks of local historical significance.

         Mount Vintage Plantation is a residential and equestrian community. Portions of the Plantation are being developed into housing and recreational areas consistent with maintaining the natural beauty of the property. The Plantation currently includes 25 lots of 2 to 5 acres each, some located around a pond, and several 8 to 15 acre mini-farms. It is expected that upon completion of development, the Plantation will comprise in excess of 400 lots. A live fox hunt hunts on the Plantation and adjacent territory. The Plantation has its own hunt facility, including a twenty-stall stable and kennels. The Plantation aspires to be a highly desirable destination for fox hunters on the East Coast. All properties sold within the Plantation are subject to estrictions designed to protect its natural beauty. As of June 24, 1998, 15 lots had been sold in the Plantation, and it is expected that one additional lot will be sold by the end of June. It is anticipated that 20 to 24 lots will be sold by October 1998.


         The Manager, in its capacity as the developer of Mount Vintage Plantation, may in the future offer to pay the club membership initiation fees for lot purchasers as an incentive to purchase lots at Mount Vintage Plantation. Payment of such fees will come from the Manager's own funds, and no Company funds will be used to pay these initiation fees. The Manager has not yet determined whether it will pay such initiation fees.

         Golf Course Real Estate

         The Golf Course will be located on the Land, which comprises approximately 243 acres located in the western portion of Mount Vintage Plantation. The topography of the Land varies from level to undulating or rolling terrain with several small, meandering creeks and branches, which provide sources of irrigation for the Golf Course. Much of the acreage is covered with old, massive hardwoods and southern pines with many unusual rock outcroppings.

         The Golf Course will be an 18-hole championship course with what the Company expects will be a maximum play of 6,835 yards from the back tees. The Company expects the course to offer four sets of tees at a variety of lengths to provide an enjoyable experience to a broad range of golfers with the play from the shortest tees at about 5,245 yards. The Company expects the course to have bent grass greens and Bermuda tees and fairways, with a seasonal overseed of rye grass. The Company intends for the course to have a traditional mix of holes with 4 par 3s, 4 par 5s and 10 par 4s. The current plan design includes a traditional "returning nines" concept with holes one and ten beginning, and holes nine and eighteen returning near the clubhouse facility. The Company intends to locate a practice range (including target greens and practice bunkers) and a practice putting green adjacent to the clubhouse. Current plans include "Clubhouse to Clubhouse" eight-foot wide concrete cart paths throughout the golf course with quality signage, markers and ball washers.


         The Company expects the quality of the greens to meet USGA specifications. The Company intends for the irrigation system to be designed to provide a fully independent water supply for the Golf Course. Water will be pumped from on-site lakes. Bulkheading, stonework, bridges and related woodwork are expected to be constructed and installed for bank stabilization, erosion control and aesthetics.



         The Company intends for the facilities of the Golf Course to include a clubhouse, cart storage facility, maintenance facility, parking lot and course improvements, including signage, tee markers and cart paths. The clubhouse, cart storage and other out-buildings are currently being designed to follow an old Southern plantation theme. The planned clubhouse is expected to be approximately 5,500 square feet of which 3,000 square feet will be of new construction. The main core of the clubhouse facility is a currently- existing 2,500 square foot 1840's vintage Southern plantation house. The overall atmosphere and architectural style of the facilities will be consistent with the old structure. The new construction will include a pro shop which will be approximately 1,000 square feet, with modern shelving and displays, and a dining facility. In addition, the clubhouse will have bathrooms/locker rooms of moderate size, small offices for administrative activities and storage. In addition to the planned clubhouse, cart storage facility and maintenance facility, the Golf Course may also include a pool, pool pavilion and tennis facilities; however, no decision has been made on these matters at this time. The Company expects to spend approximately $4.3 million on improvements to the real estate in construction of the Golf Course and related buildings and facilities.



         The Company believes that the Land is suitable for the development of a high-quality golf course. The Company believes that the aesthetic appeal of
Mount  Vintage   Plantation,   home  pricing,   quality  of  construction   and
restrictions regarding construction provide a suitable setting for the Golf Course. The fairways and greens would be situated adjacent to an up-scale neighborhood with rolling terrain of woodlands and pasture land. There is an abundance of water available to the site for irrigation, since there are various streams and branches meandering through the Land. The climate in the Augusta, Georgia - Edgefield, South Carolina area makes the Golf Course suitable for year-round play.


         Title to the Land is currently held by Mount Vintage Property Co., Inc., which owns a majority interest in the Manager. Prior to or at consummation of the Offering, the Company expects that Mount Vintage Property Co., Inc. will cause the Land to be transferred to the Manager, which will in turn contribute the Land to the Company free and clear of all liens and encumbrances other than any lien imposed by the Credit Facility. See "Business -- Description of Company Indebtedness." In the event that the Manager is unable to contribute the Land to the Company by the Subscription Deadline free and clear of all liens and encumbrances, other than any lien imposed under the Credit Facility, then the Company will not consummate the Offering, and all subscription funds received by the Company will be returned to subscribers with interest as described in "The Offering."



Federal Income Tax Treatment of the Company

     It is anticipated that the Company will be classified as a partnership for federal income tax purposes, and as such, it generally will be treated as a "pass-through" entity that is not subject to federal income tax. Items of income, deduction, gain, loss or credit generally will be allocated proportionately to the Company's members, who will be treated as partners for tax purposes. Members may be subject to tax on allocated items, without regard to whether they receive a distribution from the Company. See "Material Federal Income Tax Considerations." There are several risks associated with federal income tax consequences of an investment in the Company. See "Risk Factors--Risks Related to Federal Income Tax Consequences."

Legal Proceedings

         The Company is not currently involved in any legal actions; however, the Company may be involved in legal actions arising in the ordinary course of its business, including, but not limited to, tort claims resulting from golfing activities. The Company believes that it will be adequately insured so that legal actions arising in the ordinary course of business should not have a material adverse effect on the Company. There can be no assurance, however, that extraordinary legal actions will not arise. Such extraordinary legal actions could have a material adverse effect on the Company.

                                    BUSINESS

The Golf Industry in General

         Golf's Existing and Increasing Popularity

         The Company believes that golf in the United States has shown dramatic increases in popularity, particularly during the past couple of decades. The Company expects the rounds-of-golf played to continue to increase over the long-term, although year-to-year variations have occurred and will occur.

         Nature of the "Golf Customer" and the Market

         While golfers may tend to be very discriminating both as to price and quality, the Company believes that the typical customer for play at higher quality golf courses is willing to regularly pay for a good golfing experience and is not likely to be easily discouraged from playing golf by economic cycles or short-term changes in disposable income. Also, the Company believes that the overall demographics support a strong future market for golf. With the moving of the "baby boom" generation through middle age, the continued increases in life expectancies and the expanding participation by females, minorities and lower income individuals, the Company believes that the market for golf is growing even broader and deeper.

         Economic Model of For-Profit Golf



         The Company believes that a suitable economic model for a for-profit golf course operation is that of a cash flow service business. For-profit golf course operations are not similar to real estate development as is often incorrectly expected. It does not depend on the sale of primary assets to generate revenue. Also, the primary assets of a golf course operation are not "used up" (as with other businesses that rely on substantial facilities and machinery or other equipment that wear out) to produce revenues. In fact, the Company believes that a bonus for golf courses compared to many businesses is that the main capital asset, the golf course itself, usually appreciates instead of being converted into cost of sales or otherwise being depleted or depreciated. The Company believes that the value of a golf course is intrinsically related to the cash flow derived from play at the golf course. As the reputation of a golf course grows causing play at the course to increase, the value of the course appreciates. Also, the Company believes that golf courses physically mature with time. It generally takes years of grooming for turf grass and particularly greens to mature. As this maturation process occurs, the value of the course increases.



         The Company believes that creditors often consider the underlying real estate of a golf course as secondary collateral to the cash flow from operations and that long-term value depends upon (1) attracting and maintaining customers, (2) maximizing revenues from those customers and (3) controlling and effectively using expense dollars to produce net operating income. The net operating income ("cash flow from operations" or "EBITDA," which means earnings before interest, taxes, depreciation and amortization) is then used to (1) service and pay off debt financing, (2) maintain and replace certain assets and
(3) make distributions to owners/investors.


         The Company believes that customers for high-quality golf course operations, whether daily fee players, semi-private members or private members can be motivated to make "buy decisions" by varying degrees of (1) quality service, (2) quality conditions and (3) challenging and/or unique course layouts. Proactive marketing to those customers is an extremely critical, yet commonly misunderstood or underestimated, element of a successful golf course business.

         Components of Revenues and Expenses

         Revenues in the typical for-profit golf course operation include golf revenues, merchandise sales and food and beverage sales. The Company believes that golf revenues are by far the most important. Golf revenues include greens fees, golf cart fees, members' dues, if applicable, members' initiation fees, if applicable, practice range fees, if applicable, and to varying degrees, miscellaneous other fees from locker rentals, golf club rentals, outing administration, limited teaching, etc.

         Although it may vary somewhat, the prototypical food and beverage operation is focused on supporting the golf customer, is typically delivered from a moderately sized "grille and bar operation" and is profitable. Merchandise operations may also initially vary somewhat, but the typical pro shop is focused on support products for the daily fee customer such as balls, gloves, visors, etc., and other high-margin soft goods. Merchandise sales also can be both supportive and profitable.

         Operating expenses are labor intensive with personnel generally organized and managed in three functional areas, including "pro shop," golf course maintenance and food and beverage. It is not the purpose of this section to specifically analyze each category of expenses. In general, however, the Company believes that golf course operations typically have (1) material costs that, other than costs of merchandise and food and beverage sales, are focused primarily in the golf course maintenance area, (2) significant lease or purchase costs for golf carts and maintenance equipment, (3) substantive marketing and advertising expenses, (4) varying, but often significant, real estate taxes and insurance costs because of the real estate and facilities involved and (5) many of the other costs typically associated with small business operations.

         Conclusion

         Discussion of the basic aspects of for-profit golf courses and "golf as a business" is intended to provide an overview to the reader of this Prospectus. None of the discussions, opinions or implications contained in this section should be relied on or used as a basis for making an investment, extending a loan or other decisions without first reading and considering information relevant to the specific transaction. The information included in this section represents the opinions of the Company and such opinions are, therefore, not independent perspectives on "golf as a business."

Competition in the Golf Course Business


         The Company's primary areas of competition will be Aiken and North Augusta, both in South Carolina, and Augusta, Georgia. The area within a thirty to fifty mile radius of the Golf Course has the equivalent of approximately 40 18-hole golf courses. The Company believes that while its area of competition is highly competitive, there are adequate rounds of play remaining to be captured to enable the Company to compete successfully.



         The primary modes of competition in the golf industry are quality of the course, price, convenience of location and aesthetics. Courses in the greater Augusta market are more conveniently located to a larger population base than is the Golf Course. The Golf Course will be highly dependent on attracting golf rounds from the Aiken and Augusta markets. The Company believes that the beauty of the terrain of the Golf Course will be one of its primary competitive advantages. The Company believes that the Golf Course will compete most directly with the higher-quality, up-scale golf properties in the area including Jones Creek, the River Club, the North Augusta Country Club, the Pine Ridge Country Club and Forest Hills Golf Club. The Company expects to compete with these up-scale clubs by charging greens fees comparable to the low end of range fees charged by these competitors. The Company also expects to compete with lower-priced clubs, which it will do by offering a higher-quality golf experience. All of the golf clubs with which the Company will compete offer some type of membership in the form of either an annual greens fee or initiation fee with monthly dues. The Company believes that rounds played in the competitive area are divided roughly equally between public rounds on the one hand and member and outing rounds on the other hand. The Company will offer semi-private play, which combines memberships based on an initiation fee with annual dues and daily-fee play for non-members.


Golf Course Development

         The Golf Course will be designed by Tom Jackson, President of Tom Jackson, Inc. Mr. Jackson has designed numerous well-known golf courses including the Cliffs of Glassy in Gowensville, South Carolina, Hunters Creek Plantation in Greenwood, South Carolina, the Fairfield Ocean Ridge at Edisto Island, South Carolina, the Hyland Hills Golf Club at Southern Pines, North Carolina, The River Club at Litchfield, South Carolina and the Sandestin Beach Resort at Destin, Florida. Mr. Jackson has been actively designing and building golf courses since 1965. Prior to starting his own firm in 1971, he worked for two of the country's leading golf course architects, Robert Trent Jones and George W. Cobb. During the past 30 years, Mr. Jackson has been involved with over 100 golf course projects, the majority located in the Southeast.
These projects include private and semi-private courses, resort courses and public courses.


         The Manager is obtaining golf course construction permits on behalf of the Company, and the Company plans to begin construction in October of 1998. The Company hopes to complete construction of the course in May of 1999 and begin seeding at that time so that the course will be ready for play by September of 1999. If the Company is unable to begin seeding in the Spring of 1999, development and commencement of operations could be delayed for as much as a year while the Company waits for the 2000 growing season. See "Risk Factors -- Delays up to One Year as a Result of Missed Grass-

Growing Season." The Company expects that construction of the Golf Course club house will begin in November 1998 and continue for approximately one year. The Company expects to open the Golf Course for play prior to completion of the clubhouse. Prior to August 1998, development will be limited to architectural and market studies, surveying, legal consultation and similar activities. Water for the Golf Course will be obtained from ponds located on the Land. Aiken Electric Cooperative, Inc. will provide electrical power for the Golf Course.

     The Company has not yet entered into a contract with a contractor for construction of the Golf Course. Several contractors are being considered. The Company intends to choose a contractor with experience in building golf courses in the Carolinas and Georgia who can demonstrate adequate financial and other resources. The Company may select one or multiple contractors to construct the Golf Course.

         The Company expects the total cost of development of the Golf Course will be approximately $6.3 million. The Company cannot predict what the actual terms of the construction contracts will be. The Company expects that such construction contracts will be on a "cost plus" basis such that there will be no absolute cap on the cost of construction. Construction costs are likely to change in response to constant interplay between on-going construction and planning. Consequently, the Company may have to pay substantially more to complete construction than initial estimates indicate. See "Risk Factors - Construction Cost Overruns."

         Development of the Golf Course is currently being financed by the Manager. Proceeds of the Offering will be used first to reimburse the Manager for development financed by the Manager prior to the Offering, and any remaining funds will be used to help finance completion of development of the Golf Course. See "Use of Proceeds." Completion of development will also be financed through a credit facility with a commercial bank. See "-- Description of Company Indebtedness." The Company will use proceeds from operations to make payments on the Credit Facility.

Environmental and Regulatory Matters


         In order to construct the Golf Course, the Company will need to obtain several permits, approvals and authorizations from various federal, state and local regulatory authorities including, without limitation, a permit from the U.S. Corps of Engineers to dredge and fill wetlands, including a mitigation plan, a storm water management and erosion control permit (or "grading permit") from DHEC, DHEC approval to run a waterline from public water mains to the Golf Course and the approval of local regulatory officials to install septic tanks on the property or to connect sewage lines to local public sewage lines. Whether the Company can obtain a grading permit for part of the Golf Course is contingent upon prior receipt of the Corps of Engineers permit described above. The Company has applied or will apply for these permits and approvals. The Company has already received the grading permit from DHEC for the portion of the grading not subject to Corps of Engineers approval. The Company is unaware of any reason why it will be unable to obtain the additional necessary permits and approvals; however, there can be no assurance that the Company will be able to obtain any or all of these permits and approvals. Failure to obtain any of these permits or approvals could delay development of the Golf Course and/or require substantial modification in the plans for construction of the Golf Course, which could have a material adverse effect on the Company. See "Risk Factors -- The Company May be Unable to Obtain Necessary Environmental and Other Regulatory Permits."


General Plan of Operation of Golf Course


         The    Company    expects   to   operate   the   Golf   Course   as   a
semi-private/high-end, daily-fee, golfers' club, offering a combination of membership and daily-fee play. The Company expects to offer both family and individual memberships. Initiation fees are expected to range up to $2,500 and $3,500 respectively, for individual and family club memberships, and monthly dues are expected to range up to $125 for individual and $140 for family club memberships. Family memberships are expected to be transferable to subsequent purchasers of homes located in Mount Vintage Plantation. The Company will also offer individual non-resident club memberships to potential members living 50 miles or more from the Golf Course. The Company expects that initiation fees for individual non-resident club members will range up to $1,000 and monthly dues will range up to $50.00. The Company may offer Club Memberships with refundable or partially-refundable initiation fees for persons who may for business or other reasons need to move away from the area after being a club member for only a relatively short period; however, the Company has not made a decision on this matter at this time. The Company expects to offer club members a variety of privileges; however, the Company has not determined the precise nature of these privileges at this time. The Company expects to offer daily fee play initially ranging from approximately $34.00 for 18 holes on a weekday to $40.00 for

18 holes on a weekend, which costs include cart rental which the Company estimates will initially be approximately $12.00. All dollar amounts of fees described herein are estimates and are subject to change and are expected to increase over time. The Company also expects to develop various membership and annual players' programs for residents of the surrounding Mount Vintage Plantation residential community and the general public.


         The Company expects that its golf operations will be run under the direct supervision of a club manager (the "Club Manager," which is not the same as the LLC Manager defined in this Prospectus, which is MV Development Company,
LLC). The Company also expects to retain a PGA professional who will have the title of "Head Professional." The Company has yet to select a Club Manager or a Head Professional. One person may fill more than one of these positions. The Company does not anticipate difficulty in finding qualified personnel; however, there can be no assurance that qualified persons can be found. See "Risk Factors -- Dependance Upon Key Personnel."

         The Company has an oral agreement with Tim Phillips for Mr. Phillips to serve as the Company's Greens Superintendent. The Company does not expect to enter into a written contract with Mr. Phillips. Over the past twenty years, Mr. Phillips has served as Superintendent at The Cliffs at Glassy in Landrum, South Carolina, The Carolina Country Club at Spartanburg, South Carolina, Fairfield Mountain at Lake Lure, North Carolina and Beaver Brook Golf & Country Club at Knoxville, Tennessee. Most recently, Mr. Phillips has served as director of golf course maintenance at Two Rivers Country Club at Williamsburg, Virginia. Mr. Phillips oversaw the construction of the course at the Cliffs at Glassy and the seeding and grow-in at The Carolina Country Club. He also oversaw the installation or conversion of the irrigation systems at The Carolina Country Club, Fairfield Mountains and Beaver Brook Golf & Country Club. The Company expects Mr. Phillips to join the Company in late September and oversee the early stages of the grass planting process to help manage a grow-in period.



         The Company may provide the Golf Course pro shop and food services operations itself, or it may lease its facilities to outside providers at the discretion of Company management. The Company expects that all golf course equipment, other than small tools, will be obtained from major equipment vendors and may be financed through capital leases or installment notes or some other method at the discretion of Company management.


         The Company believes that the overall success of the Golf Course depends on aggressive, proactive marketing to yield the highest possible average daily green fees in the market. The Company expects to retain an experienced golf niche marketing agency to develop and coordinate the initial marketing efforts of the Golf Course. The Company also expects to receive initial marketing support from the Manager, including provision of on-site management with respect to marketing strategies, programs and projects. The Company's President, Don Howard, Assistant Professor of Management and Marketing at Augusta State University, expects to provide marketing advice to the Head
Professional. The initial primary marketing effort will be to the daily fee player, representing the vast majority of play the Company expects for the Golf Course during its first year. The Company hopes that marketing techniques emphasizing unique facilities, quality conditions and superior customer service will help differentiate the Golf Course in the market place. The Company expects to interact with local referral sources such as hotels, travel agencies and golf merchandising stores. The Company expects to focus its advertising efforts during the prime season months of April through October in local publications and certain golf periodicals. The Company anticipates developing mutually beneficial relationships with local businesses in the market area for the potential development of corporate outings, leagues and tournaments for local charities. The majority of such play will be scheduled during the slower weekday, late afternoon and off-season times.



         The Company does not know what its real estate taxes will be at this time because the Company understands that golf course real estate tax rates are unique to individual courses and are arrived at by negotiations between course operators and tax authorities. The Company understands that the 1997 real estate taxes for the neighboring golf courses of Pine Ridge and North Augusta were $13,216.64 and $19,822, respectively. The Company believes that its real estate taxes will be comparable to these figures for financial and federal income tax purposes. The Company expects to take depreciation on improvements to the Golf Course, buildings, normal furniture, fixtures and equipment and computers and short-lived assets. The Company intends, for financial purposes, to depreciate the golf course construction as land improvements over a 30 year period. Pursuant to Rev. Rul. 55-290, for federal income tax purposes, the Company will not depreciate the Golf Course construction. The Company expects to depreciate all subsequent expenses for land improvements. The following table indicates the life, rate and method of depreciation the Company expects to take:


                                    Federal Income Tax Purposes                         Financial Purposes
                                     ---------------------------                         ------------------
Asset                           Life (years)               Method               Life (years)              Method
-----                           ------------               ------               ------------              ------
Buildings                            39                 straight-line                40                straight-line

Golf Course Improvements             15                 straight-line                30               straight-line

Normal Furniture, Fixtures &          7               double-declining                7                straight-line
Equipment                                                  balance
Computers & Short-Lived               5               double-declining                5                straight-line
Assets                                                     balance



The tax basis for all depreciable assets will be the cost of the asset to the Company, which has not been determined at this time.


Summary of Projected Results of Operations

         The summary projections contained in this subsection are derived from the projections included in this Prospectus as Exhibit C and are qualified in their entirety by the actual projections contained in Exhibit C. These projections are the Company's good faith estimates of the results of the Company's future operations, taking into account all material factors known to the Company. A variety of risk factors could cause the actual results to be substantially worse than the results contained in this summary and the full projections contained in Exhibit C. See "Risk Factors." There can be no assurance that actual results of operations will resemble the projected results of operations summarized below and contained in Exhibit C.


      Because of the short duration of this Offering, the Company will not provide investors with updated projections. Members will be able to assess the accuracy of the projections by comparison to the annual and quarterly reports filed by the Company with the Commission on Forms 10-K and 10-Q following the Offering and by comparison to the annual reports to be provided to investors as required by the Operating Agreement. See "Reports to Members."

      In developing these projections, the Company's President reviewed operations of other golf courses, had meetings and conferences with personnel who operate or manage other golf courses and held discussions with persons at financial institutions that lend to golf courses. The Company's President also discussed the Golf Course with the Golf Course design architect, Tom Jackson, who is an experienced golf course architect.



Pre-Closing Projections (Through October 31, 1998)


         The Offering must close by December 31, 1998; however, the Offering may close earlier if fully-subscribed before then. The following projections assume that the Offering closes on October 31, 1998. The "Closing Date" is defined as the date the Offering actually closes. If the Offering closes on October 31, 1998, the Company will have incurred approximately $512,000 of expenses related to the initial development of the Golf Course. Approximately $251,000 of this amount represents the purchase of assets from the Manager related to the development of the Golf Course prior to consummation of the Offering, which assets are expected to include design plans, surveys, marketing material, permits and market research. See "Conflicts of Interest -- Certain Relationships and Transactions with Affiliates and Beneficial Owners." $20,000 will be covered by funds received from the Manager from its purchase of the first Membership Unit of the Company at the organization of the Company. The remaining $241,000 will be expenses accrued in October 1998 which will be paid out of proceeds of the Offering. Approximately $262,000 of these expenses are related to the cost of designing the Golf Course, market research, legal, accounting and offering fees and pre-opening marketing costs, and $238,000 is related to Golf Course construction, primarily wetlands delineation and surveying and $12,000 is related to construction of the course clubhouse. Only legal fees and accounting costs incurred in the initial incorporation of the Company were considered organizational costs. The majority of the legal and accounting fees relate to preparation of this Offering, Golf Course financing and business consulting.


Post-Closing Construction Period (November 1, 1998 to September 30, 1999)

          The Company expects the proceeds of this Offering to cover all of its expenditures through February of 1999, after which it will require borrowing under the Credit Facility to continue to finance expenditures. The Company expects to acquire title to the Land for the Golf Course on the Closing Date. The Company expects to commence substantial Golf Course construction in October 1998. The Company expects to commence construction of the club house for the Golf Course in November 1998. The Company expects total expenditures from November 1, 1998 to September 30, 1999 to be approximately $5,254,000. Of this amount, the Company expects that approximately $296,000 will be related to the cost of designing the Golf Course, market studies, legal, accounting and offering fees and pre-opening marketing costs. The Company expects that, approximately $3,500,000 will be related to construction of the Golf Course, approximately $374,000 will be related to the purchase, lease or maintenance of equipment, approximately $829,000 will be related to the construction of the Golf Course club house, cart storage and maintenance facilities and grounds, $184,000 will be related to construction interest and $71,000 will be a reserve for operating losses. The Company expects to borrow approximately $2,746,000 under the Credit Facility and use $2,508,000 out of the expected $3,000,000 of gross Offering proceeds to finance these expenditures.

Five Year Projections (October 1, 1999 to December 31, 2003)


         The Company does not expect to begin to show net income until the calendar year 2003. The Company expects to expend a total of approximately $9,268,000 (excluding depreciation) through the end of the calendar year 2001. (The Company expects to use the calendar year as its fiscal year). The Company expects to meet this expenditure with the $3,000,000 Offering Proceeds, the $20,000 it received from the sale of the first Membership Unit to the Manager, total expected operating income and deferred initiation fees for the period January 1, 2000 to December 31, 2001 of $2,858,000 and borrowings under the Credit Facility of approximately $3,390,000 (excluding depreciation). The table below summarizes the projected results of operations for the period October 1, 1999 to December 31, 2003.




                      Oct. 1 to Dec. 31       Calendar Year         Calendar Year        Calendar Year        Calendar Year
                             1999                  2000                 2001                 2002                 2003
                     --------------------  -------------------   ------------------   ------------------   ----------------
Operating Income           $ 248,697            $1,162,440           $1,374,618           $1,733,794           $1,883,165
Total Expenses              $565,233            $1,695,700           $1,752,860           $1,793,981           $1,827,979
Net Income                 ($316,536)            ($533,260)           ($378,242)            ($60,187)             $55,186
Net Change in Cash         ($ 34,869)            ($163,260)            ($87,242)              $7,776              $82,084


Assumptions Underlying Five-Year Projections


         The projected Golf Course expenses are management's estimates of the costs that will be associated with Golf Course operations. The estimates are based on management's knowledge of the industry and comparable operating results of other local golf courses. The Company has included projections out to five years solely to provide investors with management's best guess as to when the Company may cease experiencing losses. Longer range projections are less reliable than shorter range projections. Accordingly, the projections above and below are less reliable for the more distant future years. In some instances, as described below, management has based projections on data gleaned from other area golf courses. In other instances; however, management has been forced to make a best, good-faith guess in projecting particular numbers. Management has included detailed assumptions and projections in this section of the Prospectus and in Exhibit C to this Prospectus so that investors may see and judge for themselves, based on their own experience as golf players, whether management's projections are reasonable.

         While management has never operated a golf course before, the Company's President, Don Howard has engaged in an extensive personal study of golf course management. He has attended seminars such as the Carolinas Golf Investment Seminar held at Pinehurst, North Carolina on October 23, 1997. He has read several publications on golf course management such as the National Golf Foundation's GUIDELINES FOR PLANNING AND DEVELOPING A PUBLIC GOLF COURSE and the South Carolina Department of Parks, Recreation and Tourism's ECONOMIC IMPACT OF GOLF COURSE OPERATIONS IN SOUTH CAROLINA. He has consulted other sources such as a National Golf Foundation golf participation study and a variety of Internet Web Sites including the websites of the USGA and the US Professional Golfers' Association. He has conducted multiple telephone interviews with employees from four area golf courses, and he has reviewed publicly available material, including operating budgets, from some of these golf courses. Two of these area golf courses are "high-end" golf courses that the Company expects to compete directly with, one a private and the other a semi-private course. The other two courses are a private course and a public course.


      Management consulted with Tom Jackson, an experienced golf course architect who has received compensation from the Manager for designing the Golf Course, in estimating the cost of operations of the Golf Course. Management has not relied on any other paid consultants; however, the Company's President has interviewed several local greens keepers informally in estimating the costs of operations.


      Investors are cautioned not to attribute undue certainty to management's estimates. These estimates are made in good faith but are nevertheless highly speculative, particularly estimates pertaining to events furthest in the future. Investors will be able to assess the accuracy of these projections upon receipt of annual reports from the Company. See "Reports to Members." The assumptions that are most significant to the five year projections are (1) estimated rounds of play, (2) estimated average greens fees, (3) estimated cart fees, (4) average monthly dues, (5) annual membership estimates and (6) the impact of Masters' week. Management has sought to make estimates that are conservative compared to data available from other area golf courses. For example, based on Mr. Howard's personal investigation, other area golf courses that management expects to compete with directly currently average in the neighborhood of 30,000 rounds of play per year. The Company has estimated total rounds per year at 22,120 starting in the year 2000 and increasing to 30,120 only in the year 2003. Similarly, other area courses that management expects to compete with directly currently charge $100 per round for play during Masters' week. The Company has projected that it will only charge $80 per round for Masters' week play during the first two full years of operation, rising to $100 per round in its third full year of operation. The Company's club initiation fees of $2,500 and $3,500 for individual and family Club Memberships, respectively, are comparable to the North Augusta Country Club's initiation fee of $3,000.


         Management has based the projections of greens fees, cart fees, initiation fees and monthly dues on a comparison to nearby high-end golf courses. Other persons, including some golf industry experts, might prefer to base projections on a comparison to the gamut of neighboring courses, including both low-end and high-end courses. Management expects that the Golf Course will compete mostly with high-end courses and has therefore based projections primarily on a comparison to high-end courses. If projections of greens fees, cart fees, initiation fees and monthly dues were based on a comparison to both low-end and high-end courses, numerical values for these projections would be lower and could produce projections for the Golf Course showing it be substantially less profitable than the projections contained in this Prospectus.


         The projections assume an increase in operating expenses of 5% for the year 2001 and 4% for the years 2002 and 2003. Projected additions to buildings, machinery and equipment, and furniture and fixtures are approximately $4.3 million. Depreciation is projected on a straight-line basis over forty years for buildings, thirty years for improvements and seven years for machinery and equipment and furniture and fixtures.

         Club membership (not to be confused with Company Membership) assumptions are based on net annual club membership growth of 100% in year 2000, 50% in year 2001, 25% in year 2002, and 20% in year 2003, and an 8% attrition of annual club membership each year. This projected growth rate is based on management's best good-faith estimate that existing club members as a group will be able to recruit or attract 100 new club members each year through the year 2003.


                       Oct. 1 to Dec. 31       Calendar Year         Calendar Year        Calendar Year        Calendar Year
                              1999                  2000                 2001                 2002                 2003
                     ---------------------  -------------------   ------------------   ------------------   ----------------
Total Members                  100                   200                  276                  318                  352
Initiated
Memberships Lapsing           (--)                   (16)                 (22)                 (25)                 (28)
                            ------                   ----                 ----                 ----                 ----
Net Total Members              100                   184                  254                  293                  324

     Assumptions with respect to total rounds played for each year are management estimates. The total club member rounds played in the years 2000 through 2003 is determined by assuming that each club member plays an average of 35 rounds a year. This figure is projected from data obtained from the National Golf Foundation. National Golf Foundation data indicates that approximately 15% of all golfers played 37 rounds a year or more in 1990 and approximately 21-27% played 25 rounds or more a year in 1990. The Foundation defines anyone playing 25 or more rounds in one year as an "avid golfer," and indicates that the number of "avid golfers" has increased 13% between 1987 and 1996. The Company believes that club members will generally be "avid golfers." The Company notes that a higher estimate of the number of rounds played by club members produces a more conservative estimate in the total revenues of the Company because increased club member play causes a decrease in estimated non-club member daily fee play, which is generally more lucrative for the Company than club member play.

     Non-club member weekend and weekday rounds are allocated on a three-to-one ratio, respectively. The Masters Golf Tournament is a unique event for local golf, and management believes that the demand for golf play during that week will be much higher than usual. Management's projected increase for rates and usage during that week are based on information and course activity in the local area for that week.

                      Oct. 1 to Dec. 31       Calendar Year         Calendar Year        Calendar Year        Calendar Year
                              1999                2000                  2001                 2002                 2003
                    ---------------------  -------------------   ------------------   ------------------   ----------------
Member Rounds                 800                 6,440                8,890               10,255               11,340
Non-Member Rounds

                                       28

   Weekend Rounds           2,869                10,920               10,958               12,184               13,245
   Weekday Rounds             956                 3,640                3,652                4,061                4,415
                         --------              --------             --------             --------             --------
        Total               3,825                14,560               14,610               16,245               17,660
                          -------               -------              -------              -------              -------
Total Regular Rounds        4,625                21,000               23,500               26,500               29,000
Masters Week Rounds           N/A                 1,120                1,120                1,120                1,120
                          =======              ========             ========             ========             ========
Total Rounds Played         4,625                22,120               24,620               27,620               30,120


         Management expects that club member monthly fees will be collected for three months in 1999. Management assumes that cart fees will be included in the average Masters week green fee. Cart fees, practice range fees, grill and beverage income and other income are based on management's knowledge of the industry and comparable operating results of local golf courses.

         The projections assume that the Company will obtain a long-term loan of $3.5 million, bearing interest at an annual rate of 9% with interest only paid for the first three years of the term of the loan.


                      Oct. 1 to Dec. 31       Calendar Year         Calendar Year        Calendar Year        Calendar Year
                            1999                  2000                  2001                 2002                2003
                    ---------------------  -------------------   ------------------   ------------------   ----------------
Initiation Fees           (waived)               $2,500               $2,500               $2,500               $2,500
 (Average)
Member Monthly Fee           $125                  $125                 $125                 $140                 $140
(Average)
Weekend Fees                  $28                   $28                  $28                  $33                  $33
(Average)
Weekday Fees                  $22                   $22                  $22                  $24                  $24
(Average)
Cart Fees (Average)           $12                   $12                  $12                  $14                  $14
Master Week Fees              $80                   $80                  $80                 $100                 $100
(Average, incl. cart
fee)


         The following table indicates the total number of employees management expects the Company to have in the years indicated. The figures in the table include the number of employees needed for golf course maintenance, pro shop staffing, administrative and office work and restaurant staffing.


                      Oct. 1 to Dec. 31       Calendar Year         Calendar Year        Calendar Year        Calendar Year
                            1999                  2000                  2001                 2002                2003
                    ---------------------  -------------------   ------------------   ------------------   ----------------
Full-Time Employees           24                    24                    24                   24                   24
(year round)
Full-Time Employees            7                     7                     7                    7                    7
(seasonal)
Part-Time Employees            3                     3                     3                    4                    5
(year round)                 _____                 _____                 _____                _____                _____

Total Employees               34                    34                    34                   35                   36

Company Policy with Respect to Investments, Debt and Certain Other Activities

         The Company is borrowing money from the Manager to finance initial development of the Golf Course. The Company expects to complete development of the Golf Course and provide initial working capital through a bank credit facility with a commercial bank. The Company has no plans to engage in further borrowing at this time. The Company will invest in the Land. The Company does not expect to invest in any other real estate. The Company does not expect to engage in any of the following activities: making loans to other persons or entities, investing in the securities of other entities in order to exercise control, underwriting the securities of other issuers, engaging in the purchase or sale of investments, investing in mortgages or investing in other securities. The Company does not expect, at this time, to issue any securities senior to the Membership Units, though the Operating Agreement does permit the Manager to create, set the terms of and issue securities of classes other than the Membership Units which could be senior to the Membership Units. The Company will issue 48 Membership Units to the Manager in a private placement separate from this Offering in exchange for the Land for the Golf Course. The Manager will also purchase one Membership Unit for $20,000 upon formation of the Company. The Company does not expect to issue any further Membership Units in exchange for property. The Company does not expect to purchase or reacquire its own securities. Membership Units are not transferable without the permission of the Manager; however, there is no absolute prohibition on the transfer of the distributional interests associated with the Membership Units. Under the Operating Agreement, the Company has a right-of-first-refusal with respect to the distributional interests associated with the Membership Units. The Company will use its right- of-first-refusal to prevent a market in the Membership Units or the distributional interest associated with the Membership Units from developing in order to preserve the Company's partnership status for federal income tax purposes.

Insurance


         The Company expects to purchase liability and casualty insurance tailored for a golf course from a commercial insurance provider. The Company expects such insurance to include the following types of coverage: (1) general liability coverage protecting the Company from liability for bodily injury and property damage arising from the Golf Course premises, (2) pesticide and herbicide liability coverage providing pollution liability coverage for bodily injury and property damage due to the application of pesticides and herbicides,
(3) liquor liability coverage to protect the Company from restaurant and bar exposure, (4) inland marine coverage providing fire, theft and vandalism coverage for maintenance equipment and golf carts, (5) property coverage to protect Company buildings and building contents from loss due to fire, lightning, theft and vandalism, (6) workers compensation coverage providing employers liability and medical benefits to a Company employee injured on the job and (7) umbrella coverage to provide an extra layer of business liability protection over the underlying coverage described above. The Company may also purchase coverage protecting against employee dishonesty, burglary and robbery as it deems necessary. The Company does not intend to purchase coverage against damage due to hurricanes or tornadoes. The Company believes that the insurance it will purchase will adequately protect it and its property from loss due to liability or casualty.


YEAR 2000 ISSUES


      All technology users including the Company face a potential "Year 2000" or "Y2K" problem. Many computer programs, particularly programs written several years ago, used two digits to signify dates rather than four digits. Thus the year 1998 in these programs would be represented by "98" rather than "1998." For dates in the year 2000, such programs will see a date of "00." It is uncertain whether such programs will perceive this date to be the year 2000 or the year 1900, and it is uncertain what effect a mistake in reading the date could have on the functioning of such programs. It is quite possible that such programs would fail completely or produce inaccurate results which in turn could have a material adverse effect on the company using such programs. Any computerized system such as a telephone system or computer inventory system could be affected by the Year 2000 problem. A company that is highly dependent on a system with a Year 2000 problem or which is dependent on contracts with third parties that rely on systems with a Year 2000 problem could be substantially or totally disabled by a failure to correct the Year 2000 problem.


      The Company believes that it is not as susceptible to Year 2000 problems as many other companies because it is a new company with no existing equipment or contracts with third parties who are susceptible to the Year 2000 problem. The Manager will adhere to a policy of purchasing equipment that uses computer programs only if the equipment comes with a warranty that it is "Year 2000 compliant." Similarly, the Manager will adhere to a policy of contracting with third party suppliers and other contractors who will provide the Company with satisfactory representations or warranties regarding such third party's Year 2000 compliance. The Company's only existing material contract that may be susceptible to computer problems is the contract with Tom Jackson for the design of the Golf Course and oversight of construction of the Golf Course. The Company expects all obligations under this contract to be performed before the Year 2000, and as a consequence, does not believe there is a material Year 2000 problem with respect to this contract.

      There can be no assurance that the Manager's protective measures described above will protect the Company from Year 2000 problems. An equipment provider or a third party contractor could make a fraudulent representation regarding its Year 2000 compliance or such party could be mistaken about its own Year 2000 compliance or the compliance of its product. If such a mistake or misrepresentation were to occur and a Year 2000 problem were to arise, it could have a material adverse effect on the Company. Because any such specific contingency is difficult or impossible to ascertain in advance, the Company cannot predict the magnitude or cost of such material adverse effect to the Company or how the Company would respond to such a problem.


Description of Company Indebtedness


         The Company expects to enter into the Credit Facility with a bank or other financial institution to help finance development of the Golf Course and to provide operating capital for the Golf Course. The Company is currently in the process of selecting the Credit Facility provider. The Company will not consummate the Offering unless the Credit Facility is in place or will be entered into at closing. In the event that the Company is unable to procure the Credit Facility by the Subscription Deadline, the Company will not consummate the Offering and will return all subscription funds it has received to the subscribers as described in "The Offering." The Company expects to make payments due under the Credit Facility from operating profits from the Golf Course and from proceeds of the Offering.


         The Company expects the Credit Facility to be secured by a mortgage on the Land. The Company expects the Credit Facility to be a construction and permanent loan of approximately $3.5 million, to bear a per annum interest rate of approximately 8% to 10% and to have a time to maturity of approximately 12 to 15 years from the date of inception. The estimates contained in this paragraph are based on the expectations of the Company. The Company expects that the Credit Facility will contain a variety of restrictions on the Company's freedom to manage its financial affairs including covenants, conditions and commitment obligations typical of commercial credit facilities. The Company cannot predict what these restrictions will be at this time. Also, the Credit Facility may contain provisions for a "balloon payment."

Under such provisions, amortization is determined under one time period, but outstanding principal is due in a much shorter period. There can be no assurance that the Company will be able to obtain a Credit Facility with the expected terms. See "Risk Factors -- The Company May be Unable to Obtain a Credit Facility on Acceptable Terms." In the event that the Company can obtain a Credit Facility only with terms other than the expected terms described in this paragraph, the Company will decide whether to proceed with such Credit Facility based on its assessment of the best interests of the Company at the time such terms become known. The Company has not determined at this time whether or not it would accept a Credit Facility with terms different from those described in this paragraph and, therefore, whether it would proceed to consummate the Offering with a Credit Facility having terms different from those described in this paragraph.

                                  THE OFFERING

Membership Units



         The Company intends to offer a minimum of 150 Membership Units to the general public in this offering. If the minimum subscription of 150 Membership Units (the "Minimum Subscription") is not achieved by the Subscription Deadline (December 31, 1998), then the Offering will be canceled and all subscription funds received by the Subscription Deadline will be returned to the subscribers with interest as described below. In addition, if the Company is unable to procure a Credit Facility on acceptable terms by the Subscription Deadline, see "Risk Factors -- The Company May be Unable to Obtain a Credit Facility on Acceptable Terms," or if the Company is unable to obtain title to the Land free and clear of all liens other than a lien or encumbrance imposed by the Credit Facility, see "Risk Factors -- The Company May be Unable to Obtain the Land Free and Clear of Liens and Encumbrances," then the Offering will be canceled and all subscription funds received by the Subscription Deadline will be returned to the subscribers with interest as described below. There can be no assurance that the Minimum Subscription will be achieved by the Subscription Deadline.



         The Company may consummate the Offering before the Subscription Deadline if the Offering is fully subscribed by an earlier date and the other conditions of closing discussed in the previous paragraph are met. The "Closing Date" is defined as the date on which the Offering is consummated, whether on December 31, 1998, or an earlier date. The Company hopes, and will make every effort, to consummate the Offering early.

         The Manager and/or its affiliates may, but are not required to, purchase Membership Units offered by this Prospectus in order to achieve the Minimum Subscription or otherwise. The Manager and/or its affiliates may purchase unsold Membership Units in order to cause an early consummation of the Offering. The Manager or its affiliates intend to hold Membership Units purchased for investment; however the Manager or its affiliates may eventually resell Membership Units purchased because of a change in circumstances or otherwise. Because the Manager is an "insider" of the Company, it may be deemed an underwriter if it resells any Membership Units purchased in the Offering. In the event that the Manager does purchase any Membership Units offered by this Prospectus, such Membership Units will only be resold pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") or an exemption for registration under the Securities Act.



         The price per Membership Unit is $20,000. The price was determined by the Company based on the amount of capital the Company desires to raise and the number of Members the Company wishes to have. There is no public market for the Membership Units, and the Company will seek to prevent a public market for the Membership Units or any distributional interest related thereto from developing in order to preserve the Company's partnership status for federal income tax purposes. See "Risk Factors -- Lack of Public Market." 48 Membership Units will be received by the Manager in a private placement separate from this Offering in exchange for the Land on which the Golf Course will be built. The number of Membership Units the Manager will receive will equal the fair market value of the Land, as determined by independent appraisal to be $4,000 per acre, divided by $20,000 and rounded down to the nearest integer. Thus the Company believes that the Manager will purchase Membership Units for the same price that Membership Units are being offered to the public hereby. The Manager also purchased one Membership Unit for $20,000 upon formation of the Company. For a description of the Membership Units, see "Membership Units."


         Offerees subscribing to the Offering will be required to pay $1,000 per Membership Unit purchased upon signing the Subscription Agreement contained in Exhibit B to this Prospectus. Signing the Subscription Agreement makes the subscriber a party to the Operating Agreement contained in Exhibit A to this Prospectus. The initial payment of $1,000 per Membership Unit is a deposit that will only be refunded to the subscriber only in the event that the Company does not consummate the Offering as described herein. Prior to the Subscription Deadline, funds received by the Company from subscribers ("Subscription Funds") will be held in escrow by the Escrow Agent, pending achievement of the Minimum Subscription. The Escrow Agent will be a commercial bank (a "Commercial Depository Institution" or "CDC"). Subscription Funds held in escrow will be deposited in an interest-bearing account. All subscriptions are irrevocable by the subscriber. If the Minimum Subscription is attained by the Subscription Deadline, the Company will issue Membership Units to the subscribers and cause the Escrow Agent to transfer the Subscription Funds (together with any earnings thereon) to the Company's own accounts for use as described in "Use of Proceeds." The Manager and its affiliates may, but are not required to, purchase the Membership Units offered by this Prospectus in order to achieve the Minimum Subscription or otherwise.

         If the Minimum Subscription is not attained by the Subscription Deadline, the Company will cancel the Offering and cause the Escrow Agent to return all Subscription Funds to subscribers promptly. In additon, subscribers will receive a share of the earnings on the Subscription Funds ("Escrow Earnings") accrued through the Subscription Deadline, net of escrow costs. A subscriber's share of the Escrow Earnings will be determined pro rata based on the number of Membership Units subscribed to and the length of time that particular subscriber's initial payment spent in the escrow account. A fee of approximately $7.00 per Membership Unit will be netted out of each subscriber's share of Escrow Earnings to cover escrow costs. Escrow costs include the fee paid by the Company to the Escrow Agent of approximately $500.00 plus the Escrow Agent's costs related to serving as Escrow Agent.


         The Company may suspend, limit or terminate this offering at any time. If the Offering is terminated prior to the Subscription Deadline, all Subscription Funds received by the date of termination will be distributed to subscribers promptly, along with a share of the Escrow Earnings net of escrow costs as described above.


         THE MEMBERSHIP UNITS OFFERED HEREBY ARE BEING OFFERED ONLY IN THE STATES OF GEORGIA AND SOUTH CAROLINA.

         Pursuant to the terms of the Operating Agreement, if the Minimum Subscription is attained on or before the Subscription Deadline and the Offering is consummated, offerees will be required to pay the balance due on their Membership Units within 15 calendar days of the Closing Date. If the Offering is consummated as expected, each subscriber is liable to the Company for the balance of the purchase price of the Membership Units subscribed to, and the Company has the right to pursue any legal remedy available to it against a defaulting subscriber.



Club Memberships


     In addition to an equity interest in the Company, purchasers of the Membership Units will also receive the right to a waiver of the initiation fee for a family Club Membership at no additional cost. Members will be required to pay monthly dues in order to maintain their Club Memberships. Purchasers of the Membership Units accepting Club Memberships will also be entitled to pay reduced monthly dues of $100 per month for the first five years of their Club Membership. The Company has yet to determine the amount of regular monthly dues; however, the Company expects monthly dues to range up to $140 for family Club Memberships. Members living 50 miles or more away from the Golf Course may opt to receive a right to the waiver of the initiation fee for an individual non-resident Club Membership. The Company expects monthly dues for individual non-resident Club Memberships to range up to $50.00. Failure to pay monthly dues will result in loss of a Member's Club Membership. For more information on Club Memberships, see "Business -- General Plan of Golf Course Operation."


      Purchasers of Membership Units will also receive a "Golf Amenities Package" at no charge for the first five years of their Club Memberships, which will include (1) unlimited waiver of greens fees, (2) a full size locker, (3) golf club storage, (4) driving range privileges and (5) complimentary membership in the USGA. The Golf Amenities Package may also include special tournaments and activities that have yet to be determined.

         Failure to pay the balance due with respect to the price of the Membership Units as detailed above in "-- Membership Units" will result in loss of Club Membership as well.

                              PLAN OF DISTRIBUTION


         The Membership Units offered hereby are being sold directly to the public by officers of the Company. Such persons will receive no sales commission. All of the costs of the Offering will be borne by the Company and will be paid for out of the proceeds of the Offering. The Company does not intend to engage any underwriters, brokers or dealers for the distribution of the Membership Units offered hereby.



         THE MEMBERSHIP UNITS OFFERED HEREBY ARE BEING OFFERED ONLY IN THE STATES OF GEORGIA AND SOUTH CAROLINA.


         No person has been authorized to give any information or to make any representations in connection with the Offering other than those contained in this Prospectus. If given or made, such information or representations should not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus, nor the issuance of any Membership Units, shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the respective dates as of which information is given herein. The Offering is not being made to persons in any jurisdiction in which the offer or sale of the securities offered hereby would not be in compliance with the laws of such jurisdiction.


                   SUMMARY OF PROMOTIONAL AND SALES MATERIAL

     Prior to the effectiveness of the Registration Statement of which this Prospectus is a part, the Company expects that its president, Don Howard, and possibly its vice president, Talmadge Knight, and its secretary and treasurer, Bettis Rainsford, will hold several sales meetings for informational purposes only. The Company expects that approximately a dozen potential investors will be invited to each meeting. Invitees will be provided with copies of this Prospectus (or possibly an updated preliminary prospectus depending on the date of the meeting). Mr. Howard expects to show investors a short video on information contained in this Prospectus, or an updated version thereof, which may feature some or all of the following: Mount Vintage Plantation, the property on which the Golf Course is to be constructed, Tom Jackson, who is the Golf Course designer, and the background of the Golf Course.

         Because the Company expects to conduct the sales meetings prior to the effectiveness of the Registration Statement, the Company will make no sales of Membership Units nor will it accept any offers to buy Membership Units at the sales meetings. The sales meetings will be for informational purposes only. Upon the effectiveness of the Registration Statement, the Company will provide final prospectuses to all persons who have previously received a preliminary prospectus such as this Prospectus. The Company will not sell Membership Units to anyone, nor will it accept offers to buy the Membership Units from anyone, until five business days after such person has received a copy of the final prospectus.

                                 USE OF PROCEEDS

         The following table reflects the estimated application of the net proceeds from the sale of the Membership Units offered hereby.




                                                     Maximum
                                                  Dollar Amount           Percent
                                              --------------------   ----------------
Gross offering proceeds . . . . . . . . . . . .         $3,000,000         100%
Organization Expenses . . . . . . . . . . . . .           $100,000(1)        3%
Public offering expenses
   Underwriting discount and commissions . . .                  --          --
   Offering expenses . . . . . . . . . . . . .            $100,000(2)        3%
                                              ====================   ================
Amount available for investment . . . . . . .           $2,800,000          94%
                                              ====================   ================
Purchase of assets from the Manager . . . . .             $251,000(3)        9%
                                              ====================   ================
Development of the Golf Course. . . . . . . .           $2,549,000(3)       85%
                                              ====================   ================
Total application of proceeds . . . . . . . .           $3,000,000         100%


(1) This amount includes a $100,000 payment to Mr. Howard in compensation for services rendered in the formation of the Company.
(2) This amount includes approximately $100,000 in offering expenses including the SEC registration fee of $885, printing and engraving expenses of approximately $3,500, legal fees and expenses of approximately $80,000, accounting fees and expenses of approximately $11,500 and miscellaneous expenses of approximately $3,500.
(3) These amounts assume that the Offering closes on October 31, 1998. The Offering must close by December 31, 1998 but will close earlier if fully-subscribed before that date. If the Offering closes after October 31, 1998 the amount of proceeds allocated to "Purchase of Assets from the Manager" above will be greater and the amount allocated to "Development of the Golf Course" will be less because the assets to be purchased from the Manager will include a greater amount of assets related to development of the Golf Course purchased by the Manager while the Offering continues.



         The Company intends to use the net offering proceeds for the following purposes in the order of priority in which they are listed. The Manager has paid all of the expenses related to the development of the Golf Course prior to consummation of the Offering, and Offering proceeds will first be used to purchase all assets from the Manager related to the development of the Golf Course prior to consummation of the Offering. Such assets include design plans, surveys, marketing material, permits, market research improvements to the Golf Course and initial construction related to the clubhouse. The price of the assets will equal the expenses incurred by the Manager in the development of the Golf Course prior to consummation of the Offering plus interest at an annual rate equal to the prime rate as quoted in the Wall Street Journal. Remaining proceeds will be used to directly finance development of the Golf Course. Completion of the development of the Golf Course will also be financed by the Bank Credit Facility. See "Business -- Description of Company Indebtedness." In the event that net offering proceeds remain after completion of the development of the Golf Course or if the Company deems it necessary in order to service the Credit Facility, proceeds will be used by the Company to make payments due under the Credit Facility or otherwise pay down the outstanding balance under the Credit Facility. In the event that any proceeds remain after being used for the purposes described above, such remaining proceeds will be used for operating capital of the Company. The Company does not expect any net offering proceeds to remain after completion of the development of the Golf Course.

                      CAPITAL STOCK -- THE MEMBERSHIP UNITS

     The Membership Units offered by this Prospectus are the only securities of the Company. The Articles of Organization set no limit on the number of Membership Units that may be issued by the Company. The par value of a Membership Unit is $20,000. Forty-eight Membership Units will be issued to the Manager in a private placement separate from this Offering in return for the Manager's contribution of the Land to the Company. The number of Membership Units to be issued to the Manager will be determined by dividing the fair market value of the Land, as determined by independent appraisal to be $4,000 per acre, by $20,000 and rounding down to the nearest integer. The Manager also will purchase one Membership Unit for $20,000 upon formation of the Company. If the Offering is fully subscribed to, there will be 199 Membership Units outstanding upon completion of the Offering. The Operating Agreement permits the Manager, at its sole discretion, to create and issue other classes of membership units for the Company and to admit new members. The Articles of Organization place no restriction on the classes of securities that may be issued by the Company.

         There is no public market for the Membership Units nor does the Company expect a public market for the Membership Units to develop. In addition, the interests represented by the Membership Units may not be readily accepted by lenders as collateral for a loan. The Company does not intend to apply for listing or quotation of the Membership Units on any securities exchange nor does the Company intend to seek admission of the Membership Units to trading on NASDAQ or any other automated quotation system. The Manager and the Company will seek to prevent a market for the Membership Units or the distributional interests pertaining to the Membership Units from developing in order to preserve the Company's partnership status for federal income tax purposes. See "-- Restrictions on Alienation."

Distributions, Redemption, Liquidation, and Preemptive Rights

         Net profits, net losses and other items of income, gain, loss, deduction and credit for the Company will be apportioned among the Members in accordance with their proportionate ownership of Membership Units. The Company will establish and maintain a capital account ("Capital Account") for each Member. Each Member's Capital Account shall be increased by (1) the amount of any money actually contributed by the Member to the capital of the Company, (2) the fair market value of any property contributed, as determined by the Company and the contributing Member at arm's length at the time of contribution, or in the case of property contributed by the Manager, as determined by independent appraisal (net of liabilities assumed by the Company or subject to which the Company takes such property, within the meaning of ss. 752 of the Internal Revenue Code (the "Code")) and (3) the Member's share of net profits and of any separately allocated items of income or gain. Each Member's Capital Account shall be decreased by (1) the amount of money actually distributed by the Company to the Member, (2) the fair market value of any property distributed to the Member, as determined by the Company and the Member at arm's length at the time of distribution (net of liabilities of the Company assumed by the Member or subject to which the Member takes such property within the meaning of ss. 752 of the Code) and (3) the Member's share of net losses and of any separately allocated items of deduction or loss. Certain special allocations will be made in accordance with the terms of the Operating Agreement. See "Article V -- Allocations and Distributions" in the Operating Agreement contained in Exhibit A to this Prospectus.

         From time to time, the Manager will determine in its reasonable judgment to what extent, if any, the Company's cash on hand exceeds the current and anticipated needs, including, without limitation, needs for operating expenses, debt service, including service of debt owed to the Manager, acquisitions, reserves and mandatory distributions, if any. To the extent such excess exists, the Manager may make distributions to the Members in accordance with their proportionate ownership of Membership Units. The Company hopes to eventually make distributions to its Members; however, the Company cannot predict when it will be able to begin making distributions to its Members.

         The Company will have no right of redemption with respect to the Membership Units; however, the Company may repurchase Membership Units at market prices or at prices negotiated between the Company and individual Members.

         Following the death, expulsion, bankruptcy or dissolution of a Member or the occurrence of any other event that terminates the continued membership of a Member in the Company, the disassociating Member will be entitled to receive any distribution which the disassociating Member was entitled to receive prior to the death, expulsion, bankruptcy or dissolution of the Member or the occurrence of any other event which terminates the continued membership of the Member in the Company. The Company will have the option to acquire the disassociating Member's Membership Units following disassociation, but the Company will have no obligation to purchase a disassociating Member's Membership Units until the date of the expiration of the specified term of the Company that existed on the date of the disassociation if the expiration of the specific term does not result in the dissolution and winding up of the Company's business under Section 33- 44-801 of the LLC Act. The date of payment, if any, and fair market value of the disassociating Member's Membership Units will be determined by the Manager pursuant to the provisions of Section 33-44-701(b) of the LLC Act.

         Pursuant to Section 33-44-701 of the LLC Act, if a Member dissociates from the Company, the Company must offer to purchase the disassociating Member's distributional interest in accordance with the terms of the LLC Act. Within 30 days of a Member's disassociation, the Company must deliver to that person a purchase offer accompanied by (1) a statement of the Company's assets and liabilities as of the date of disassociation, (2) the Company's latest available balance sheet and income statement and (3) an explanation of how the estimated value of the disassociating Member's distributional interest was calculated. If the Company and the disassociating Member do not conclude a purchase agreement for the Member's distributional interest within 120 days after his disassociation, then the Member may commence a court action within 120 days to enforce the purchase. The court would then determine the fair value of the Member's distributional interest and the other terms of the repurchase. Any damages for wrongful disassociation and any other amounts owing by the Member to the Company must be offset against the purchase price.

         Members will have no preemptive rights with respect to new Membership interests or other securities issued by the Company.

         In the event the Company is liquidated, all assets of the Company would first be applied to discharge its obligations to creditors, including any Members who are creditors. The Manager will also set up a reserve as may be reasonably necessary to provide for contingent and other liabilities of the Company. Any surplus remaining after creditors are paid would be distributed to Members consisting of a return of all contributions by Members which have not previously been returned and a distribution of any remainder in equal shares.

Voting Rights

         Each Member shall be entitled to one vote for each Membership Unit owned. Shareholders who are not Members are not entitled to any vote. It is possible for a Member to transfer his distributional interest without transferring his Membership Unit; thus, it is possible for voting rights to be separated from distributional rights. The Company does not have a classified Board of Directors or similarly classified governing body.

Restrictions on Alienation


         Membership and transferability of Membership Units in the Company are substantially restricted. Neither record title nor beneficial ownership of a Membership Unit may be transferred or encumbered without the consent of the Manager at the time of transfer. An unauthorized transfer of a Membership Unit could create a substantial hardship to the Company and jeopardize its capital base. These restrictions upon ownership and transfer are not intended as a penalty but as a method to protect and preserve the Company's capital and its financial ability to continue. A disposition of a Membership Unit in the Company may not be effected without the consent of the Manager at the time of disposition. Any attempted disposition by a person of an interest or right, in or in respect of the Company other than in accordance with the terms of the Operating Agreement will be null and void ab initio. The Manager may use, in its sole discretion, its right to withhold permission for the transfer of Membership Units to prevent a market for the Membership Units from developing in order to preserve the Company's partnership status for federal income tax purposes.


         Under the Operating Agreement, the Company has a right-of-first-refusal with respect to any transfer of the distributional interest pertaining to a Membership Unit. The Company may, in its sole discretion, exercise its right-of-first-refusal to prevent a market for the distributional interests from developing in order to preserve the Company's partnership status for federal income tax purposes.

         The Manager will permit transfers of the Membership Units or the distributional interests associated with the Membership Units that it believes will not cause the Company to be classified as a publicly-traded partnership. Regulations pertaining to publicly-traded partnerships promulgated under the Internal Revenue Code contain several "safe harbor" provisions that permit certain transactions in interests in partnerships that will not be deemed to involve public trading. Pursuant to these regulations, the Manager will permit transfers of the Membership Units or the distributional interests related to the Membership Units by means of gifts, transfers upon the death of a Member, and intra familial transfers. The Manager will also permit "block transfers" as defined in Section 1.7704(e)(2) of the Internal Revenue Service Regulations which are defined as transfers by a Member and any related persons (as defined in the Internal Revenue Code) in one or more transactions during any 30 calendar day period of Membership Units aggregating more than 2% of the total outstanding interests in the Company. If the Manager and any related persons own 10% or more of the outstanding interests in the Company at any time during a taxable year, such ownership is excluded from the calculation of total outstanding interests in the Company. The Company expects that the Manager will own more than 10% of the Membership Units following the Offering. In addition to the foregoing, the Manager will permit such other transfers of Membership Units that it believes, in its sole discretion, will not cause the Company to be classified as a publicly-traded partnership.

         Membership Units received by the Manager in exchange for its contribution of the Land to the Company are restricted securities within the meaning of Rule 144 promulgated under the Securities Act and may only be transferred by the Manager if they are registered under the Securities Act, transferred in accordance with the restrictions of Rule 144 or otherwise exempt from the registration requirements of the Securities Act.


Capital Accounts and Capital Contributions in General

        Except as otherwise provided in the Operating Agreement, no interest will accrue on any capital contribution or any Member's Capital Account, and no Member will have the right to withdraw or be repaid any capital contribution. Subsequent capital contributions beyond the initial capital contribution provided by a Member through the purchase of the Membership Units offered hereby may only be required of Members if the Members unanimously determine subsequent capital contributions are necessary to enable the Company to cause the assets of the Company to be properly operated and maintained and to discharge its costs, expenses, obligations and liabilities. An unrepaid capital contribution is not a liability of the Company or of any Member. A Member is not required to contribute or to lend any cash or property to the Company to enable the Company to return any Member's capital contributions.

Limitations on Changes in Control

         The Operating Agreement provides that there shall only be one manager, which is the Manager, and that the Manager shall serve as manager for the duration of the term of the Company's existence. The Manager may be removed by Members only for cause and only by the affirmative vote of holders of a majority of the Membership interests in the Company entitled to vote; provided, however, that the Manager may be removed by a vote of the Members only if the Manager, and/or any affiliate of the Manager, are also previously or simultaneously released from any guarantee(s) of any obligations of the Company. If this offering is fully subscribed, the Manager will own 24.5% of the Membership
Units. Membership Units may not be transferred without the consent of the Manager, and new Membership Units may be created and new Members admitted to the Company only at the discretion of the Manager. See "-- Restrictions on Alienation." Except for situations in which the approval of Members is required by the Operating Agreement or by nonwaivable provisions of applicable law, the Manager exercises all of the powers of the Company. The Company will not hold annual meetings of the Members; however, special meetings of the Members may be called by the Manager or by holders of at least 25% of the Membership interests in the Company entitled to vote at such a meeting.

         The Operating Agreement permits the Company to merge or consolidate with another business entity only upon the affirmative vote of holders of a majority of the Membership interests in the Company entitled to vote subject to the requirements of Sections 33-44-904 through 33-44-907 of the Act.

         The Operating Agreement permits the Company to sell substantially all of its assets only upon the affirmative vote of holders of a majority of the Membership interests in the Company entitled to vote. A sale of substantially all of the assets of the Company is deemed to include (1) the sale or transfer of 10% or more of the Land, (2) the sale or transfer of 50% or more of the Company's entire assets, or (3) the sale or transfer of any assets which would prevent the Company from being able to conduct the business in which it was engaged immediately prior to such sale or transfer in substantially the same form and volume in which it was conducting such business immediately prior to such sale or transfer. Also, a sale of substantially all of the assets of the Company will be deemed to have occurred if any of the sales or transfers described in this paragraph occur in one or more related transactions.

         The Operating Agreement permits the Company to issue or deliver, in any one transaction or series of related transactions, any Membership interests or other securities of its issue aggregating more than 20% of the beneficial ownership of the Company in exchange or payment for any properties or assets of any other business entity, or securities issued by any other business entity or in a merger of any subsidiary of the Company (50% or more of the ownership interests of which is held by the Company) with or into any other business entity only upon the affirmative vote of holders of a majority of the Membership interests in the Company entitled to vote.

         The Operating Agreement provides that additional persons may be admitted to the Company as Members, and Membership Units may be created and issued to those persons and to existing Members at the discretion of the Manager so long as the total number of Membership Units issued by the Company does not exceed 250. The Manager may issue new Membership Units to either new or existing Members beyond the total of 250 units with the approval of holders of a majority of the outstanding membership interests in the Company entitled to vote. The Operating Agreement also provides that the Manager, in its sole discretion, may create different classes of Membership Units; provided, however, that the approval of holders of a majority of the Membership interests in the Company entitled to vote is required to issue any new class of Membership Units having more than either 20% of the voting power or 20% of the dollar value of distributional rights of the Company initially authorized by this Operating Agreement or previously approved by a Required Interest of the Members.

                      CLUB MEMBERSHIP INITIATION FEE WAIVER



         The Company will give Members the right to a waiver of the initiation fees for a family Club Membership along with the Membership Units they purchase. Members must still pay the monthly dues associated with Club Memberships; however, Members will be entitled to pay reduced monthly fees of $100 per month for the first five years of their Club Memberships. The Company has not yet determined the amount of regular monthly dues, but it expects them to range up to approximately $140 for family Club Memberships. Members who live 50 miles or more from the Golf Course may opt to receive the right to a waiver of the initiation fee for an individual non-resident Club Membership. The Company expects that the monthly dues for an individual non-resident Club Membership will range up to approximately $50. The Company expects to offer holders of Club Memberships a variety of privileges which will be available to anyone purchasing a Club Membership regardless of whether such purchaser is a Member of the Company. The Company has not at this time determined what those privileges
will be. See "Business -- General Plan of Operation of Golf Course."   Members,
however, will also receive a Golf Amenities Package at no charge for the first five years of their Club Memberships. The Golf Amenities Package will include
(1) unlimited waiver of greens fees, (2) a full size locker, (3) golf club storage, (4) driving range privileges and (5) complimentary membership in the USGA. The Golf Amendities Package may also include special tournaments and activities that have yet to be determined.

          CERTAIN PROVISIONS OF THE LLC ACT AND THE OPERATING AGREEMENT

     The following summary of certain provisions of South Carolina law and of the Articles of Organization and Operating Agreement of the Company does not purport to be complete and is subject to and qualified in its entirety by reference to South Carolina law and the Articles of Organization and Operating Agreement of the Company. A copy of the Operating Agreement is included in this Prospectus as Exhibit A. Copies of the Articles of Organization and, in the event the Operating Agreement is amended or revised, copies of the amended or revised Operating Agreement may be obtained from the Company as described under "Available Information."

General

         An LLC is a business organization that is generally intended to be taxed as a partnership for federal income tax purposes, while providing limited liability protection as a corporation for its members. The owners of the equity interests in an LLC are called "members." For federal income tax purposes, an LLC, like a partnership, is a pass-through entity, and generally its income and losses are taxed only at the member level. The business affairs of an LLC are governed by an operating agreement which is analogous to a partnership agreement.

         The Company has been formed under the South  Carolina  Uniform  Limited
Liability Company Act of 1996 (the "LLC Act") which contains many provisions that may be varied by agreement among members, and as a result, provides a great deal of flexibility in structuring a customized business organization.

Federal Income Tax Classification

     It is intended that the Company will be classified as a partnership for federal income tax purposes. There are several risks associated with federal income tax consequences of an investment in the Company. See "Material Federal Income Tax Considerations," and "Risk Factors--Risk Related to Federal Income Tax Consequences."

Classes of Members

         The Company initially will only have one class of Membership Units, and unless and until the Manager creates different classes of Membership Units, the Membership Units offered by this Prospectus will have all voting power on all matters on which Members are entitled to vote pursuant to the terms of applicable law, the Articles, and the Operating Agreement.

         The Manager, in its sole discretion, may create different classes of Membership Units; provided, however, that the approval of holders of a majority of Membership Units entitled to vote is required to issue any new class of Membership Units having more than either 20% of the voting power or 20% of the dollar value of distributional rights of the Company initially authorized by this Operating Agreement or previously approved by the Members. Additional persons may be admitted to the Company as Members, and Membership Units may be created and issued to those persons and to existing Members at the discretion of the Manager so long as the total number of Membership Units issued does not exceed the Initial Unit Count (as defined in the Operating Agreement). The Manager may issue new Membership Units to either new or existing Members beyond the Initial Unit Count with the approval of holders of a majority of the outstanding Membership Units entitled to vote. The Manager will reflect the creation of any new class of Membership Units in an amendment to the Operating Agreement indicating the different rights, powers, and duties of any new class, and such an amendment need be executed only by the Manager.

Meetings of Members; Voting

         The Company will not hold annual meetings; however, special meetings of the Members may be called at any time by the Manager. Special meetings of Members will also be called by the Manager upon the written request of the holders of at least twenty-five percent (25%) of the Membership Units entitled to be voted at such meeting. Such request must state the purpose or purposes of such meeting and the matters proposed to be acted on thereat.

         All meetings of the Members will be held at such time and place, within or without the State of South Carolina, as will be stated in the notice of the meeting or in a duly executed waiver of notice thereof. Participation in a meeting will constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         All meetings of the Members will be presided over by the chairman of the meeting who will be the Manager (or representative thereof) or a person delegated the role of chairman by the Manager. The chairman of any meeting of Members will determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order.

         The Manager, officer, or agent having charge of the records reflecting the Membership Units of each Member will make, at least ten (10) days before each meeting of Members, a complete list of the Members entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order with the address of and percentage of Membership Units of each Member, which list, for a period of ten (10) days prior to such meeting, will be kept on file at the registered office of the Company and will be subject to inspection by any Member at any time during usual business hours. Such list will also be produced and kept open at the time and place of the meeting and will be subject to the inspection of any Member during the whole time of the meeting. The original records reflecting the Membership Units of each Member will be prima facie evidence as to who are the Members entitled to examine such list or records or to vote at any meeting of Members. Failure to comply with this member list requirement will not affect the validity of any action taken at such meeting.

         Written or printed notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called will be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting either personally or by mail, or at the direction of the officer or person calling the meeting, to each Member entitled to vote at the meeting, provided that such notice may be waived as provided in the Operating Agreement. If mailed, such notice will be deemed to be delivered when deposited in the United States mail addressed to the Member at the Member's address as it appears on the records of the Company, with postage thereon prepaid. Any notice required to be given to any Member hereunder or under the Articles of Organization need not be given to the Member if (A) notice of two consecutive meetings of the Company or (B) all (but in no event less than two) payments (if sent by first class mail) of distributions during a twelve-month period have been mailed to that person, addressed at his address as shown on the records of the Company, and have been returned undeliverable. Any action or meeting taken or held without notice to such person will have the same force and effect as if the notice had been duly given.

         Unless otherwise provided in the Articles or required by applicable law, the holders of a majority of the Membership Units for each class entitled to vote, represented in person or by proxy, will constitute a quorum at a meeting of Members.

         With respect to any matter when a quorum is present at the beginning of any meeting, the majority vote of the holders of the Membership Units, present in person or by proxy, of each class having voting power with respect to that matter will decide such matter brought before such meeting, unless the matter is one upon which an express provision of the Articles, the Operating Agreement, or any applicable statute not overridden by the Articles or the Operating Agreement requires a different vote, in which case such express provision will govern and control the decision of such matter. The Members present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Members to leave less than a quorum.

         Except as otherwise provided in the LLC Act, each Membership Unit will entitle its holder to one vote on each matter submitted to a vote at a meeting of Members, except to the extent that the voting rights of any class or classes of Membership Units are limited or denied by the Articles or by the Operating Agreement. Membership Units owned by another limited liability company or corporation, the majority of the membership units or voting stock of which is owned or controlled by this Company, and Membership Units held by this Company in a fiduciary capacity will not be voted, directly or indirectly, at any meeting, and will not be counted in determining the total Membership Units at any given time.

         A Member may vote either in person or by proxy executed in writing by the Member or by his duly authorized attorney-in-fact. No proxy will be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. Each proxy will be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest.

         Any action required by the LLC Act to be taken at a meeting of the Members, or any action which may be taken at a meeting of the Members, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, will have been signed by the holder or holders of all the Membership Units for each class, if more than one class, entitled to vote with respect to the action that is the subject matter of the consent, and such consent will have the same force and effect as a unanimous vote of the Members. Every written consent must be signed, dated and delivered in the manner required by, and will become effective at the time and remain effective for the period specified by, the LLC Act. A telegram, telex, cablegram, or similar transmission by a Member, or a photographic, photostatic, facsimile, or similar reproduction of a writing signed by a Member, will be regarded as signed by the Member. Prompt notice of the taking of any action by Members without a meeting will be given to those Members who did not consent in writing to the action. The taking of the action includes amending the Operating Agreement or creating, under provisions of the Operating Agreement, a class of Membership Units that was not previously outstanding.

Dissolution

     The Company will dissolve and its affairs will be wound up only upon the first to occur of the following: (1) the written order of the Manager; (2) the expiration of the period fixed for the duration of the Company set forth in the Articles, which date is December 31, 2050; (3) upon an event that makes it unlawful for all or substantially all of the business of the Company to be continued, but any cure of illegality within ninety (90) days after notice to the Company of the event is effective retroactively to the date of the event;
(4) upon entry of a judicial decree that: (i) the economic purpose of the Company is likely to be unreasonably frustrated; (ii) another Member has engaged in conduct relating to the Company's business that makes it not reasonably practicable to carry on the Company's business with that Member; (iii) it is not otherwise reasonably practicable to carry on the Company's business in conformity with the Articles of Organization and the Operating Agreement; (iv) the Company failed to purchase the Member's Distributional interest as required by Section 33-44-701 of the LLC Act; or (v) the Managers or Members in control of the Company have acted, are acting, or will act in a manner that is illegal, oppressive, fraudulent, or unfairly prejudicial to a Member; and (5) entry of a decree of judicial dissolution of the Company under Section 33- 44-801 (b) of the LLC Act or administrative dissolution as provided in Section 33-44-809 of the LLC Act.

         The Operating Agreement provides that generally the Company will continue to exist and conduct business and shall not dissolve in the event of the disassociation of any Member.

         On dissolution of the Company, the Manager will act as liquidator or may appoint one or more Members as liquidators. If there is no Manager, then holders of a majority of the Membership interests in the Company entitled to vote will appoint one or more Members as liquidator. The liquidator will proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the LLC Act. The costs of liquidation will be borne as a Company expense. Until final distribution, the liquidator will continue to operate the Company properties with all of the power and authority of the Manager. The steps to be accomplished by the liquidator are as follows:

         (1) as promptly as possible after dissolution and again after final liquidation, the liquidator will cause a proper accounting to be made by a recognized firm of certified public accountants of the Company's assets, liabilities, and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed as applicable;

         (2) the liquidator will cause the notice described in Section 33-44-807 of the LLC Act to be mailed to each known creditor of and claimant against the Company and the notice described in Section 33-44-808 of the LLC Act to be published in accordance with the terms thereof;

         (3) the liquidator will pay, satisfy or discharge from Company funds all of the debts, liabilities and obligations of the Company (including, without limitation, all expenses incurred in liquidation, any advances by members as described in
                  Section 4.6 of the Operating Agreement and any loans or advances from the Manager to the Company described in Section
                  6.16 of the Operating Agreement) or otherwise make adequate provision for payment and discharge thereof (including, without limitation, the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine); and

         (4) all remaining assets of the Company will be distributed to Members in accordance with their proportionate ownership of Membership Units.

Limitations on Liability

         Under the LLC Act and the provisions of the Operating Agreement, Members of the Company are not liable for the debts, obligations or liabilities of the Company beyond their contributions to the Company that they gave in exchange for their Membership Units, except as provided by applicable law or except to the extent that a Member agrees otherwise in writing. A Member is responsible for acts or omissions to the extent those acts or omissions would be actionable in contract or tort against the Member if the Member were acting in an individual capacity.

         The Company will indemnify the Members, Manager, and agents for all costs, losses, liabilities, and damages paid or accrued by such Members, Manager or agents in connection with the business of the Company to the fullest extent provided or allowed by the laws of the State of South Carolina.

         Neither the Articles of Organization, the Operating Agreement nor the LLC Act place any restrictions on a Member's right (other than the Manager) to engage in business activities that compete with the business activities of the Company.

Amendment Or Modification of the Operating Agreement

         The Operating Agreement provides that except as otherwise provided therein or by applicable law, the Operating Agreement may be amended and modified from time to time only by a written instrument adopted and executed by a majority of the Members; provided, however, that adoption of any amendment or modification creating, altering or removing a supermajority voting or quorum provision must be approved by the higher of either the existing required vote or quorum or the proposed required vote or quorum of the provision to be amended or modified. No Member or Manager will have any vested rights in the Operating Agreement.

                               REPORTS TO MEMBERS

         The Operating Agreement provides that the Company will provide Members with an annual report (the "Annual Report") within 90 days of the close of the Company's fiscal year. The Annual Report will contain financial statements audited by an independent certified public accountant. Such financial statements will be prepared on an accrual basis in accordance with generally accepted accounting principles, with a reconciliation with respect to information furnished to limited partners for income tax purposes. The Annual Report will also contain a detailed statement of any transactions between the Company and the Manager or affiliates of the Manager for the fiscal year to which the Annual Report pertains, showing the amount paid or accrued to each recipient and the services performed.

         The Company will also provide Members with a copy of its annual report on Form 10-K filed with the Commission within 90 days of the close of the Company's fiscal year and with copies of its quarterly reports on Form 10-Q filed with the Commission within 45 days after the close of each quarterly fiscal period to the extent that the Company remains obligated under applicable law and regulations to file such annual and quarterly reports with the Commission.

                                   MANAGEMENT

Management Duties and Selection of Managers

         The business and affairs of the Company shall be managed by its Manager. Except for situations in which the approval of the Members is required by the Operating Agreement or by nonwaivable provisions of applicable law, generally the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Manager; and the Manager may make all decisions and take all actions for the Company not otherwise provided for in the Operating Agreement. The Manager may delegate authority to one or more committees composed of Members or officers selected by the Manager as provided in the Operating Agreement.

         The Manager is an agent of the Company for the purpose of its business or affairs and the act of a Manager, including, but not limited to, the execution in the name of the Company of any instrument for apparently carrying on in the usual way the Company business or businesses of the kind carried on by the Company, binds the Company, unless the Manager so acting has, in fact, no authority to act for the Company in the particular matter, and the person with whom the Manager is dealing has knowledge of the fact that the Manager has no such authority.


         There will only be one manager of the Company, MV Development Company, LLC. It will serve as Manager of the Company for the entire term of existence of the Company as specified in the Articles unless (1) it is removed as provided in the Operating Agreement, (2) it resigns as provided in the Operating Agreement,
(3) it is dissolved, or (4) it becomes a debtor in bankruptcy or seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of itself or substantially all of its assets.


     The Manager may be removed for cause at any special meeting of Members by the affirmative vote of holders of a majority of the Membership interests in the Company entitled to vote; provided, however, that the Manager may be so removed only upon the condition that the Manager, and/or any affiliate of the Manager, are also previously or simultaneously released from any guarantee(s) of any obligations of the Company. The notice calling such meeting must give notice of the intention to act upon such matter and provide that the vacancy caused by such removal may be filled at such meeting by the vote of holders of a majority of the Membership Units.


         The Manager may resign at any time by sending, personally or by mail, a written resignation letter to all Members. The resignation will be effective at the time specified in the resignation letter, or if no time is specified, then on the date the resignation letter is first delivered to Members. If mailed, such notice will be deemed to be delivered when deposited in the United States mail, addressed to the Member at his address as it appears on the records of the Company, with postage thereon prepaid. The acceptance of the resignation will not be necessary to make it effective, unless expressly so provided in the resignation letter. The resignation letter must be accompanied by (1) notice of a special meeting as provided in the Operating Agreement called for the purpose of electing a new Manager, (2) a voting list prepared in accordance with relevant provisions of the Operating Agreement of Members entitled to vote at such special meeting, and (3) the name of a Member designated as chairman of the special meeting, which Member may be the Manager, if still a Member, or a representative thereof.


         Any vacancy occurring in the position of Manager may be filled by an affirmative vote of holders of a majority of the Membership Units. A Manager elected to fill a vacancy will be elected for the unexpired term of its predecessor in office. In any period during which no Manager holds office, a majority of the Membership interests in the Company entitled to vote will perform all of the functions of the Manager.

The Manager

         The Manager is MV Development Company, LLC, a member-managed, term South Carolina limited liability company, formed in 1995 ("Development"). Its term expires on December 31, 2050. A majority of the interests in Development is owned by Mount Vintage Property Co., Inc., a South Carolina corporation formed in 1992 ("Property"). Property is primarily engaged in the business of owning and managing the approximately 4,000 acres of property which comprise Mount Vintage Plantation. Development is primarily engaged in the business of developing lots within Mount Vintage Plantation for residential use. See "The Company -- The Golf Course -- Mount Vintage Plantation."

         Property is owned in equal shares by Bettis C. Rainsford and Talmadge Knight. Messrs. Rainsford and Knight own the minority interests in Development, and Mr. Rainsford has authority to conduct Developments's business. The following table provides certain information with respect to Messrs. Rainsford and Knight:


                                                       Positions with MV Development Co., LLC &
Name & Business Address             Age                   Mount Vintage Property Company, Inc.
-----------------------             ---                   ------------------------------------
Bettis C. Rainsford                 47     Secretary and Treasurer and Director of Property and
P. O. Box 388                              member of Development since their creation.
Edgefield, South Carolina 29824

Talmadge Knight                     57     President and Director of Property and member of
310 South Main Street                      Development since joining both in January, 1998.
Saluda, South Carolina 29138

     Bettis C. Rainsford has been a director, Executive Vice President and Chief Financial Officer of Delta Woodside Industries, Inc. ("DWI") or its predecessors from the founding of its predecessors in 1984. Mr. Rainsford has served as Treasurer of DWI or its predecessors from 1984 to 1986, from August 1988 to November 1988 and from 1990 to the present. He is a director, Executive Vice President, Chief Financial Officer and Treasurer of DWI's subsidiary, Delta Mills, Inc. He is also President of The Rainsford Development Corporation, which is engaged in general business development activities in Edgefield, South Carolina. Mr. Rainsford serves as a director of Martin Color-Fi, Inc. Mr. Rainsford received his B.A. degree in 1973 from Harvard College and his J.D. degree from the University of South Carolina School of Law in 1976.

         Talmadge Knight is founder, President and a director of Knight Textile Co., an apparel manufacturing company formed in 1971, which supplies private label and branded merchandise to major department stores and specialty stores in the United States. Knight Textile Co. is a private company with its headquarters in Saluda, South Carolina.

         The Operating Agreement provides that the Manager may designate a stated compensation for itself subject to the approval of holders of a majority of the Membership interests in the Company entitled to vote. The Company expects that it will initially pay the Manager a fee for its services of $1,000 per month commencing in October 1999.

Officers

     The Operating Agreement provides that the Manager may, from time to time, designate one or more Persons who are not Managers to be officers of the Company. The Manager has determined to appoint an officer with the combined offices of President and Chief Executive Officer, a Vice President, and an officer with the combined offices of Secretary, Treasurer and Chief Financial Officer. These officers will have duties analogous to the duties of similarly-titled officers in corporations.


Office                         Name
------                         ----
President & CEO                Donald Price Howard
Vice President                 Talmadge Knight
Secretary, Treasurer & CFO     Bettis C. Rainsford

     Donald Price Howard, 52, has been Assistant Professor of Management and Marketing at the Augusta State University College of Business Administration since 1996. He is founder, President, and a director of Genin Corporation ("Genin"), formed in 1987 and located in Augusta, Georgia. He has served as Genin's President since its formation. Genin formerly was a retail and wholesale apparel brokerage and consulting firm and is now a real estate holding corporation. He is also President and a director of Commercial Driver Training, Inc., formed in 1995 and located in Augusta, Georgia, and has been its President since its formation. Mr. Howard worked for Belk Stores from 1968 to 1987, where he became a director and Vice President in 1975 and Executive Vice President and a partner in 1981. Mr. Howard holds an MBA from the University of South Carolina.

Executive Compensation


         Mr. Howard will be paid $100,000.00 following closing of the Offering in compensation for his services relating to formation of the Company. The Company has not yet determined whether or how Mr. Howard will be compensated for his services as President following closing of the Offering. The Company believes that Mr. Howard will be retained as president for a reasonable compensation; however, there can be no assurance that Mr. Howard and the Company will be able to arrive at a satisfactory compensation package, and Mr. Howard could leave the Company to its financial detriment. Messrs. Knight and Rainsford will receive no compensation for their service as officers of the Company.


Security Ownership of Management and Certain Beneficial Owners


         As of the date of this Offering, the Company has one Membership Unit outstanding, which is owned by the Manager. The following table sets forth certain pro forma information regarding the expected beneficial ownership of the Company's Membership Units upon consummation of the Offering by (1) entities owning in any case more than 5% of the Membership Units of the Company, (2) the Manager, (3) the executive officers of the Company, and (4) the Manager and executive officers of the Company as a group. The data in the following table is based on the assumption that the Manager has contributed the Land to the Company in exchange for Membership Units as described herein and that neither the Manager nor officers of the Company have purchased any Membership Units in the Offering. The Manager and officers of the Company are free to purchase Membership Units in the Offering, and may purchase in order to consummate the Offering before the Subscription Deadline, so the actual beneficial ownership of the entities shown in the table below after consummation of the Offering could vary substantially from the figures shown below. The Company believes that the persons named in the table will have sole voting and investment power with respect to all Membership Units shown as beneficially owned by them.





Name of Beneficial Owner                  Membership Units Beneficially Owned   Percentage
----------------------------------------  -----------------------------------   ----------
MV Development Company, LLC (1)                           49                       24.5
P.O. Box 388
Edgefield, South Carolina, 29824
(Talmadge Knight & Bettis C. Rainsford)

Donald Price Howard                                        1                        0.5

Manager and officers as a group                           50                        25.0
(4 persons)


(1) MV Development Company, LLC is a majority-owned subsidiary of Mount Vintage Property Co., Inc., which in turn is owned by Messrs. Bettis C. Rainsford and Talmadge Knight, who are also the minority owners of MV Development Company, LLC.

Advisory Board

         The Company has an advisory board (the "Advisory Board") whose purpose is to advise the Manager and the officers of the Company on matters pertaining to the development and management of the Golf Course. The Advisory Board will meet at times yet to be determined either in person or by telephonic conference or both. Advisory Board members may also be requested to individually provide advice to the Manager and the Officers from time to time. Advisory Board members will not receive any compensation for serving and will not suffer any penalty for failure to attend meetings or to provide advice when requested. They merely promise to provide advice as they are able upon request from the Manager or an officer of the Company.

         Advisory Board members will serve for an initial term ending on September 30, 1999. They may serve for additional one year terms thereafter upon the request of the Company and upon their consent to serve. The Company reserves the right to dissolve the Advisory Board at any time without penalty. Advisory Board members may resign from membership on the Advisory Board at any time after September 30, 1998.

         The Company will indemnify Advisory Board members and hold them harmless against any claim, liability, loss, damage, and/or expense (including reasonable attorneys' fees) that may arise as a consequence of their service on the Advisory Board unless such liability or claim arises out of their own gross negligence, recklessness or willful wrongdoing or misconduct.

         The table below lists the current members of the Advisory Board. The Manager may recruit any number of members for the Advisory Board at its sole discretion.



Name                       Occupation
----                       ----------
C. Noel Brown              Founder and President, Brown & Co., North Augusta, SC
Dr. Randy Cooper           General Surgeon, University Surgical of Augusta, GA
Bradley D. Covar           Certified Public Accountant, Edgefield, SC
Roderick C. Godwin         Partner, Southeastern Lab Apparatus, Inc.
Jeff Hadden                President, Phoenix-Commercial Printing, Augusta, GA
David R. Hargrove          President, Groves Wholesale Nursery, North Augusta, SC,
                           registered landscape architect
Phil Harrison Sr.          Chairman, Harrison-Kerzic, Inc. Insurance Brokers
W.L. McCrary, III          Retired petroleum products distributor executive
Randy Metz                 Territorial Manager, Shaw Industries, Evans, GA
John L. Murray, III        General Manager, Hilltop Auto Auction, North Augusta, GA
Jeffrey S. Pope            Project Coordinator, CSRA Testing and Engineering Co.,
                           Augusta, GA
Jon Prince                 Owner, Prince Oil Co., Inc., Edgefield, SC
Alex J. Rhoads             Senior Vice President, Wheeler Securities, Inc., Augusta, GA
Dr. Robert L. Sawyer, Jr.  Physician, Saluda, SC
Dr. Wyman Shealy           Dentist, Saluda, SC
Douglas J. Stevens         Vice President-International, Delta Woodside
                           Industries, Inc., Greenville, SC
O.W. Summers               National Sales Manager, Mohawk, CDT, Past President, Building
                           Industry Consulting Service International Organization
Eric P. Thompson           Director, Lower Savanah Council of Governments
J. William Thurmond        Physician, North Augusta, SC



                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The  following  summarizes  the  opinion of Wyche,  Burgess,  Freeman &
Parham, P.A. ("Company Counsel") regarding the material federal income tax consequences regarding this Offering and is based on current law. Much of this discussion is general in nature and does not purport to deal with the tax considerations of particular investors or all the ramifications of the Offering for certain types of investors (including, for example, tax-exempt entities, foreign investors, financial institutions, broker-dealers, etc.) who may receive special treatment under the federal income tax laws. For purposes of the discussion in this subsection of the Prospectus, capitalized terms not otherwise defined in the Prospectus have the meaning of such terms as defined in the Code and/or Internal Revenue Service regulations promulgated thereunder (the "Regulations"). The following discussion is based on current law as of the date of this Prospectus, and it may become inaccurate as the result of future developments in applicable law.

         EACH INVESTOR IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES (INCLUDING FEDERAL, STATE, LOCAL AND FOREIGN TAXES) OF THE OFFERING (INCLUDING THE ACQUISITION, OWNERSHIP AND SALE OF MEMBERSHIP UNITS IN THE COMPANY) AND OF ANY POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

The Offering

         The Company is offering its Membership Units in the Offering. The Company currently only has one class of Membership interests which are the Membership Units, though the Operating Agreement permits the Manager to create and issue additional classes of Membership interests. If the Manager were to create and issue an additional class or additional classes of Membership interests, the tax consequences described below for holders of the Membership Units offered hereby could change substantially.

Partnership Status

     In the opinion of Company Counsel, the Company will be classified and treated as a partnership for federal income tax purposes, as described more fully below. As a partnership, the Company will not be subject to federal income tax, but will pass through items of income, gain, deduction, loss and credit to Members.

         Pursuant to Sections 301.7701-2(c) and 301.7701-3(b) of the Regulations, the Company should be treated as a partnership for federal income tax purposes because it will be a business entity that is not a corporation, it will have two or more members following the Offering, and it will not have elected to be taxed as a corporation. The Company has not requested an IRS ruling on its partnership status for federal income tax purposes.

Publicly-Traded Partnership Rules

         Even though the Company is classified as a partnership  for purposes of
Section 7701(a) of the Code, in order to be treated as a partnership for federal income tax purposes, the Company cannot be subject to the publicly-traded partnership rules in Section 7704 of the Code. Generally, Section 7704(a) provides that a publicly-traded partnership ("PTP"), with certain exceptions, will be treated as a corporation for purposes of Title 26. Under Section 7704(b), an entity may be classified as a publicly-traded partnership ("PTP") if interests in the entity are traded on an established securities market, or are readily tradable on a secondary market (or the substantial equivalent thereof).

     The Company will seek to retain its federal tax status as a partnership by actively seeking to avoid being traded on an established securities market or a secondary market or the substantial equivalent thereof. Under Section 1.7704-1(d) of the Regulations, interests in a partnership are not considered readily tradeable unless the partnership participates in the establishment of the market or the inclusion of its interests thereon or recognizes any transfers made on the market by redeeming the transferor partner or admitting the transferee as a partner. The Operating Agreement prohibits transfer of ownership of the Membership Units without the consent of the Manager. The Operating Agreement also gives the Company a right-of-first-refusal in the event a Member wishes to transfer the distributional rights associated with the Member's Membership Units. Generally, the Manager may, in its sole discretion, exercise its right to prohibit transfer of Membership Units, and the Company may, in its sole discretion, exercise its right-of-first-refusal with respect to transfer of the distributional interests associated with

Membership Units in order to prevent a market from developing for the Membership Units.


      The Manager intends to permit and approve of transfers of Membership Units that the Manager believes will fall within certain "safe harbor" provisions of
Section 1.7704-1 of the Regulations and therefore will not cause the Company to be classified as a PTP. Section 1.7704-1(e) of the Regulations exempts certain "private transfers" including (1) transfers such as gifts in which the tax basis of the Membership Unit in the hands of the transferee is determined in whole or in part in reference to the tax basis of the Membership Unit in the hands of the transferor, (2) transfers at death and (3) transfers between members of a family (as defined in Section 267(c)(4) of the Code). Therefore, the Manager expects to permit transfers of the Membership Units by gift, transfers upon the death of a Member, and intra family transfers.


      The Manager also expects to permit "block transfers" as defined in Section 1.7704-1(e)(2) of the Regulations. The Regulations define a "block transfer" as a transfer by a partner and any related persons (as defined in the Code), in one or more transactions during a 30 calendar day period, of partnership interests representing in the aggregate more than 2% of the total interests in partnership capital and profits. Under Section 1.7704-1(k) of the Regulations, interests held by a general partner and persons related to the general partner, if more than 10% of the outstanding interests in partnership capital or profits at any one time during a taxable year, are excluded from the calculation of the total outstanding interests in the partnership. Thus, the Manager will permit transfers during a 30 calendar day period of blocks of Membership Units comprising more than 2% of the total outstanding Membership Units (excluding Membership Units held by the Manager or persons related thereto if the number of such Membership Units exceeds 10% of the total Membership Units outstanding).

         If the Company were to be classified as a corporation for federal income tax purposes, the Company would be subject to an entity level tax. If the Company is classified as a corporation, the tax consequences of holding the Membership Units would also be affected. Rather than reporting income, gain, loss and deductions under the partnership tax rules, distributions by the Company would be treated as corporate dividends to the extent they are paid from corporate earnings and profits. Distributions in excess of earnings and profits may be treated either as a return of capital or as a gain if the distributions exceed a Member's tax basis in its Membership Interest. Such treatment may cause a Member to realize a different amount of income for tax purposes than if it were allocated income under the partnership tax rules.

Taxation of Members of the Company

         Purchase of Membership Units. Generally, Members will not recognize any gain or loss upon the purchase of their Membership Units. Section 721(a) of the Code provides that generally, neither the partnership nor any of its partners shall recognize a gain or loss upon the contribution of property (including cash) to a partnership in exchange for a partnership interest.


         Pass Through of Gain and Loss. GENERALLY, ITEMS OF INCOME, GAIN, LOSS, DEDUCTION OR CREDIT OF THE COMPANY WILL BE ALLOCATED TO MEMBERS IN ACCORDANCE WITH THEIR PROPORTIONATE OWNERSHIP OF MEMBERSHIP UNITS FOR TAX PURPOSES AND WILL HAVE TO BE REPORTED BY MEMBERS ON THEIR INDIVIDUAL INCOME TAX RETURNS. AS PARTNERS FOR TAX PURPOSES, MEMBERS MAY BE SUBJECT TO TAX ON THEIR DISTRIBUTIVE SHARE OF INCOME OR GAIN, WITHOUT REGARD TO WHETHER THEY RECEIVE A DISTRIBUTION FROM THE COMPANY.


     Allocation of Income, Gain, Loss and Deduction with respect to contributed property. In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members, including the Manager, so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and the fair market value of such property at the time of transfer to the Company. Generally, the Company's adjusted basis in contributed property is the same as its adjusted basis in the hands of the contributing Member immediately prior to contribution adjusted for any gain or loss recognized by the contributing Member upon transfer. Any elections or other decisions relating to such allocations pursuant to Code Section 704(c) will be made by the Manager in any permissible manner which reflects the purpose and intention of the Operating Agreement. Such allocations pursuant to Code Section 704(c) will not affect or be taken into account in connection with distributions of cash or property to the Members under the terms of the Operating Agreement.

         Code Section 704(b) Modifications. Section 4.10 of the Operating Agreement provides that Article IV governing capital contributions will be construed and, if necessary, modified to cause the allocations of profits, losses, income, gain and credit pursuant to Article V of the Operating Agreement to have substantial economic effect under the Regulations promulgated under
Section 704(b) of the Code, in light of the distributions made pursuant to Articles V and X and the capital contributions made pursuant to Article IV of the Operating Agreement.


     Distributions with Respect to Membership Units. Generally, under Code
Section 731(a), in the event that the Company makes a distribution to its Members, gain will not be recognized by Members unless the amount distributed exceeds the Member's basis in his or her Membership Units immediately prior to the distribution. If the amount distributed exceeds the Member's basis, then the Member will recognize gain to the extent of the excess. Also, under Code Section 731(a), loss generally would not be recognized by a Member in the event the Company makes a distribution with respect to the Membership Units unless the distribution is in liquidation of the Member's interest in the Company and no property other than cash, unrealized receivables, and inventory is received by the Member, in which case, the Member would recognize loss to the extent that the Member's basis in his or her Membership Units exceeds the amount of cash and the basis of the unrealized receivables and inventory distributed. Any gain or loss recognized as described above will be treated as gain or loss from the sale or exchange of the Membership Units.

Members' Federal Tax Basis

         Initial Basis. A Member's initial federal income tax basis in his or her Membership Units will equal the amount of cash paid for the Membership Units. Pursuant to Code Section 722, a Member's initial basis in his or her Membership Units equals the sum of the cash and the adjusted basis of any property contributed to the Company in exchange for the Membership Units increased by any gain recognized by the Member upon such contribution. Members purchasing the Membership Units offered hereby will be paying only cash for their Membership Units, so their initial basis in the Membership Units will equal the amount paid for the Membership Units.

         General Adjustments to Basis. In general, under Code Section 705, a Member's basis in his or her Membership Units will be adjusted for the Member's distributive share of the Company's taxable income, tax-exempt income, losses and expenditures that are not otherwise taken into account in computing taxable income. In addition, under Code Section 733, a Member's basis will be reduced (but not below zero) for non-liquidating distributions by the amount of money distributed to such Member and by the amount of the basis in the hands of the Member of any property distributed to such Member.

     Limits on Losses. Under Section 704(d) of the Code, a Member's distributive share of losses of the Company (including capital losses) is limited to such Member's adjusted basis in the Membership units, determined at the end of the partnership taxable year in which such loss occurred. A loss disallowed under this provision may be deducted in the partnership taxable year when it is repaid to the Company by the Member.

         Adjustments for Liabilities of the Company. A Member's basis will generally be increased or decreased in proportion to the share of the Company's liabilities attributable to the Member's Membership Units. The Company expects to enter into a substantial Credit Facility. See "Business -- Description of Company Indebtedness." Code Section 752 provides that any increase or decrease in a partner's share of the liabilities of a partnership or any increase or decrease in a partner's personal liability as a result of the assumption by the partner of liabilities of the partnership will be treated as a contribution to or distribution from the partnership. Such a deemed contribution or distribution generally results in an increase or decrease in the partner's basis in the partnership. (If a deemed distribution exceeds the partner's basis, then such deemed distribution would be treated as gain to the partner to the extent of such excess.)

         As permitted by Section 33-44-303 of the LLC Act, Section 3.7 of the Operating Agreement provides that no Member or Manager of the Company will be personally liable for the liabilities of the Company. Therefore, pursuant to
Section 1.752-1(a)(2) of the Regulations, liabilities of the Company will be considered non-recourse for purposes of determining a Member's basis. Under
Section 1.752-3 of the Regulations, non-recourse liabilities are allocated first to the extent of a Member's Section 704(b) share of partnership minimum gain; second, to the extent a Member would realize taxable gain under Section 704(c) if all of the Company's property that is subject to non-recourse debt were sold for the amount of the debt and no other consideration; and, third, in proportion to the Member's share of profits of the Company. Partnership minimum gain is defined in Section 1.704-2(b)(2) as the extent to which debt related to Company property that is non-recourse to the Company exceeds the Company's basis in such property.

         The tax basis of a Membership Unit that is attributable to such liabilities will be reduced as the result of the admission of new Members, since the new Members will be entitled to their allocable share of liabilities in accordance with their profits interests. To the extent liabilities are thus shifted from a Member, such amount will be treated as a distribution to such Member. This distribution is applied against and reduces the tax basis of such Member's interest in the Company. To the extent such deemed distribution exceeds a Member's basis, it could create taxable gain.

Other Limits on Losses

     At Risk Limitations. The deductibility of allocable shares of Company losses by Members is limited by the "at risk" limitations in Code Section 465. Members who are individuals are not allowed to deduct Company losses in excess of the amounts which such Members are determined to have "at risk" at the close of the Company's tax year. Generally, a Member's amount "at risk" will include the amount of his or her cash capital contribution to the Company. Generally, under Code Section 465(b), a Member's allocable share of Company liabilities is not at risk; however, certain qualifying non-recourse financing related to the holding of real property may be treated as at risk. Pursuant to Code Section 465(a)(2), any deductions which are disallowed under this limitation may be carried forward to the first succeeding taxable year and utilized to the extent the Member then has an account at risk. Under proposed Regulation 1.465-2(b), if adopted, there will be no limit on how long a taxpayer can carry forward a loss disallowed under Code Section 465.

     Passive Loss Limitations. Section 469 of the Code substantially restricts the ability of many taxpayers (including individuals, estates, trusts, certain closely-held corporations and certain personal service corporations) to deduct losses derived from so-called "passive activities." Passive activities generally include any activity involving the conduct of a trade or business in which the taxpayer does not materially participate (including the activity of a limited partnership in which the taxpayer is a limited partner) and certain rental activities (including the rental of real estate). In the opinion of Company Counsel, it is more likely than not that a Member's interest in the Company will be treated as a passive activity, if such issue were challenged by the IRS, litigated and judicially decided. Accordingly, income and loss of the Company, other than interest or other similar income earned on temporary investments and working capital reserves (which would constitute portfolio income pursuant to Code Section 469(e)(1)), will constitute passive activity income and passive activity loss, as the case may be, to Members.

         Generally, losses from passive activities are deductible only to the extent of a taxpayer's income or gains from passive activities and will not be allowed as an offset against other income, including salary or other compensation for personal services, active business income or "portfolio income," which includes nonbusiness income derived from dividends, interest, royalties, annuities and gains from the sale of property held for investment. Passive activity losses that are not allowed in any taxable year are suspended and carried forward indefinitely and allowed in subsequent years as an offset against passive activity income in future years. Upon a taxable disposition of a taxpayer's entire interest in a passive activity to an unrelated party, suspended losses with respect to that activity may then be deducted.

         The Code provides that the passive activity loss rules will be applied separately with respect to items attributable to each publicly-traded partnership. Accordingly, if the Company were deemed to be a publicly-traded partnership, Company losses, if any, would be available only to offset future non-portfolio income of the Company.

Depreciation and Recapture


         It is currently anticipated that the Company will take depreciation on improvements to the Golf Course, buildings, normal furniture, fixtures and equipment and computers and short-lived assets but not on the Golf Course itself. The following table indicates the life, rate and method of depreciation the Company expects to take based on Code Sections 167 and 168 and Revenue Procedure 87-56:

                                Class Life      Recapture Period
Asset                             (years)           (years)                     Method
---------                      ------------     ----------------          -------------

Buildings                           --                 39                 straight-line


Golf Course Improvements            20                 15                 straight-line


Office Furniture, Fixtures &        10                  7                 double-declining
Equipment                                                                    balance

Computers & Data Handling            6                  5                 double-declining
Equipment                                                                    balance


The tax basis for all depreciable assets will be the cost of the assets to the Company, which have not been determined at this time.

Risk of Taxable Income Without Cash Distributions

         Members are generally liable for federal income tax on the Company's gains and income regardless of whether they receive a distribution from the Company. Thus, a Member's tax liabilities could exceed cash distributions in corresponding years. For example, the Company could elect to retain income for future uses rather than distribute such income to Members. In this instance, Members would be taxed on their proportional share of the gain without receiving any cash distribution from the Company with which to pay such taxes. Investors are urged to consult their personal tax advisors in this regard.

Sale or Other Disposition of Membership Units

         Gain or Loss, Ordinary Income or Deduction. A Member may be unable to sell any of his or her Membership Units by reason of the nonexistence of any market therefor. In general, under Code Section 741, in the event that Membership Units are sold, however, the selling Member will realize gain or loss equal to the difference between the gross sale price or proceeds received from sale and the Member's adjusted tax basis in the Membership Units. Assuming the Member is not a "dealer" with respect to such Membership Units and has held the Membership Units for more than one year, his gain or loss will be long-term capital gain or loss, except for that portion of any gain attributable to such Member's share of the Company's "unrealized receivables" and "inventory items" as defined in Section 751 of the Code, which would be taxable as ordinary income.

         Relief of Share of Company Indebtedness. Sale of Membership Units will result in the Member being relieved of his or her share of the Company's non-recourse liabilities. Under Code Section 752(d) and the Supreme Court's holdings in Crane v. Commissioner, 331 U.S. 1 (1947) and Tufts v. Commissioner, 461 U.S. 300 (1983), the amount of non-recourse liability from which the Member is relieved will be included in the amount realized upon sale of the Membership Unit. If the Member has a negative capital account balance, the Member's gain on sale could be greater than the amount of consideration received by the Member from the purchaser excluding the assumption of Company debt by the purchaser. Thus, the Member could have a taxable gain that does not reflect cash or property received in the sale.

         Section 754 Election. The Company expects to make a Code Section 754 election, which means that the Company's basis in its property will be adjusted upon the transfer of a Member's Membership Units. When a Member sells his or her Membership Unit, the purchaser's basis in the Membership Unit will generally be the price paid plus the proportional amount of Company liability assumed. If no
Section 754 election is made by the Company and the selling Member recognizes gain or loss on the sale of his or her Membership Unit, the purchaser's basis in the Membership Unit ("outside basis") will generally differ from the purchaser's proportional share of the Company's basis in Company property ("inside basis"). If the Company then sells some Company property, the purchaser of the Membership Unit will be allocated gain or loss from the sale by the Company, resulting in a form of double taxation whereby both the seller and purchaser of a Membership Unit are taxed in connection with the sale by the Company of Company property. If a Section 754 election is made, Code Section 743(b) provides that the Company's inside basis will be adjusted upwards or downwards in an amount that reflects the difference between the Membership Unit purchaser's outside basis and his or her proportionate share of the Company's inside basis. Such an adjustment generally will eliminate or reduce the double taxation effect described above. If the Company makes a Section 754 election, as expected, then under Section 1.754-1(c) of the Regulations, the election can only be revoked with the consent of the Internal Revenue Service.

         Gift of Membership Units. If a Member makes a gift of his or her Membership Unit, the Member may realize gain to the extent that the share of Company liabilities allocated to the Membership Unit exceed the donor's basis in the Membership Unit. Generally, the making of a gift is not a taxable event for federal income tax purposes; however, under Section 1.1001-1(e) of the Regulations and the holding in Diedrich v. Commissioner, 457 U.S. 191 (1982), the gift of a Membership Unit will be deemed to include gain from sale to the extent that the share of Company liabilities allocated to the Membership Unit exceed the donor's basis in the Membership Unit. A donor Member may never recognize a loss from the gift of a Membership Unit. The extent to which gain realized by a donor Member is capital gain or ordinary income is governed by the principals described above under "-- Gain or Loss, Ordinary Income of Deduction."

     A Member making a gift of his or her Membership Units may be liable for federal gift tax depending on the value of the Membership Units donated and the value of other gifts the donor Member has made. Investors must consult their own tax advisors to determine the gift tax consequences of a potential gift of their Membership Units in their specific circumstances.

Sale or Other Disposition of Partnership Property

         The Company does not expect to sell the Golf Course or buildings erected on the Land in relation to the Golf Course. However, if the Company does sell these properties or other Company property, the Company will recognize gain or loss to the extent that the amount realized is more or less than the Company's adjusted basis in the property sold. The amount realized upon the sale of Company property will generally be equal to the sum of the cash received plus the amount of indebtedness encumbering the property, if any, assumed by the purchaser or to which the property remains subject upon the transfer of the property to the purchaser. The Company's adjusted basis in its property will in general be equal to the original cost of the property less depreciation and cost recovery allowances allowed to the Company with respect to such property.

         Assuming that the Company is not deemed to be a dealer with respect to its properties (which the Company believes is the case, since it is not holding property for the purpose of reselling it), such gain or loss will generally be taxable under Section 1231 of the Code. A Member's share of the gains or losses resulting from the sale of Company property would generally be combined with any other Section 1231 gains or losses realized by the Member in that year from sources other than the Company. Because Company property is generally property used in trade or business and generally will be held for more than one year, the net Section 1231 gain or loss is generally treated as long-term capital gain (subject to depreciation or cost recovery allowance recapture, if any, which results in ordinary income treatment pursuant to Code Sections 1245 and 1250) or ordinary loss, as the case may be. Investors should be aware that the amount of taxable gain allocated to a Member with respect to the sale of Company property may exceed the cash proceeds received by such Member with respect to such sale.

         Special allocations of gain, loss, income or deduction may be made if the Company disposes of property contributed to it in exchange for Membership Units and the fair market value of such property at the time of contribution differed from the contributor's basis in such property. See "-- Taxation of Members of the Company -- Allocation of Income, Gain, Loss and Deduction with Respect to Contributed Property."

Section 183 "Tax Shelter" Rules

         Section 183 of the Code provides for the disallowance of certain deductions attributable to activities "not engaged in for profit." The term "activity not engaged in for profit" is defined as any activity other than an activity that constitutes a trade or business or an activity that is engaged in for the production or collection of income. In general, an activity will be considered as entered into for profit where there is a reasonable expectation of profit in the future. The determination of whether an activity is engaged in for profit is based upon the facts and circumstances of each case.

     Assuming that (1) the sole purpose of the Company is to operate the Golf Course, (2) the Manager will operate the Company in a business-like manner in all material respects and strictly in accordance with the Operating Agreement and this Prospectus, (3) the Manager will attempt to develop expertise in the area of managing a golf course and/or hire employees with such expertise, and
(4) the determination as to whether the activities of the Company are activities entered into for profit under Section 183 is made at the Company level, Company Counsel has concluded that it is more likely than not that the activities contemplated by the Company will be considered activities entered into for profit by the Company, if such issue were challenged by the IRS, litigated and judicially decided. However, the IRS may also apply Section 183 to Members notwithstanding any determination made with respect to the Company in this regard, and since the test of whether an activity is deemed to be engaged in for profit is based upon facts and circumstances that exist from time to time, no assurance can be given that Section 183 of the Code may not be applied in the future to disallow deductions allocable to Members from Company operations. Investors should also be aware that Company Counsel in the tax opinion filed with the Registration Statement gives no opinion as to the application of Code
Section 183 at the Member level. Accordingly, prospective investors should consult with their own tax advisors regarding the impact of Section 183 on their particular situations.

Liquidation or Termination of the Company

         The dissolution and liquidation of the Company will involve the distribution to the Members of the Company's cash and property, if any, remaining after payment of all the Company's debts and liabilities. If a Member receives cash in excess of the basis of his or her Membership Units, such excess will be taxable as a gain pursuant to Code Section 731. If a Member were to receive only cash, unrealized receivables and inventory (as defined in Section 751(d) of the Code) upon dissolution and liquidation, he or she would recognize a loss to the extent, if any, that the adjusted basis of his or her Membership Units exceeded the amount of cash, unrealized receivables and inventory received. No loss would be recognized if a Member were to receive property other than money, unrealized receivables and inventory. There are a number of exceptions to these general rules.

State and Local Taxes

         South Carolina Income Tax. All Members of the Company, whether or not they are South Carolina residents, will be subject to South Carolina state income taxes on their share of Company income, pursuant to South Carolina Code ("SC Code") Sections 12-6-600 and 12-6-1720(1)(d). The table below discloses the individual income tax rates on South Carolina taxable income:


Amount of Taxable Income             South Carolina Income Tax
------------------------             -------------------------
Not over $2,220                      2.5% of taxable income
Over $2,220 but not over $4,440      $56 + 3% of excess over $2,220
Over $4,440 but not over $6,660      $123 + 4% of excess over $4,440
Over $6,660 but not over $8,880      $212 + 5% of excess over $6,660
Over $8,880 but not over $11,100     $323 + 6% of the excess over $8,880
Over $11,100                         $456 + 7% of the excess over $11,100

     The actual South Carolina income tax owed by individual investors in any given year will vary depending on the financial situation and results of operations of the Company and on the individual circumstances of the investor. Investors are advised to consult their personal tax advisors to discuss the South Carolina income tax consequences applicable to their individual situations.

          Special Provisions for Members Who are Not South Carolina Residents. Pursuant to SC Code Section 12-8-590(C), the Company will withhold income taxes at a rate of 5% of a non-resident Member's share of Company South Carolina taxable income, whether distributed or undistributed. Amounts so withheld can be used as credit against South Carolina taxes due when the non-resident Member files his or her South Carolina income tax return. SC Code Section 12-6-4910(1)(d) generally requires non-resident Members to file a South Carolina income tax return if they have South Carolina gross income.

         Where to Get South Carolina Income Tax Return Forms. According to South Carolina Department of Revenue ("SCDOR") publications, South Carolina income tax forms may be obtained by written or oral request to the SCDOR at: South Carolina Department of Revenue, Forms, Columbia, South Carolina 29214-0402, tel. (803) 898-5320. SCDOR publications also indicate that South Carolina income tax forms can be downloaded from SCDOR's website at: http://www.dor.state.sc.us.

         Other  State and Local  Taxes.  In  addition  to the  federal and South
Carolina income taxes discussed herein, prospective investors should consider the local tax consequences and other South Carolina state tax consequences of an investment in the Company. Potential investors should also consider the tax consequences under their own states' laws with respect to an investment in the Company. While the Company does not, at this time, intend to conduct business in any state other than South Carolina, the Company could acquire property or conduct business in other states in the future, in which case investors might be subject to state and local taxes in states other than South Carolina and their home states. This Prospectus makes no attempt to summarize any state or local tax consequences to an investor other than the South Carolina state income tax consequences explicitly discussed above. Each investor is urged to consult his or her own tax advisor on all matters relating to state and local taxation, including, without limitation, whether the state in which he or she resides will impose a tax upon his or her share of the taxable income of the Company. The additional costs incurred in having to prepare various state and local tax returns, as well as the additional state and local tax which may be payable, should be considered by prospective investors in deciding whether to make an investment in the Company.

Tax Returns and Tax Information

         The Company will provide each Member at least annually with a Schedule K-1 (or such successor schedule or form as the IRS may require) indicating that Member's allocable share of the Company's profits and losses, which will list separately any partnership item that may be subject to special rules. Each Member will then be required to report his or her allocable share of these items on his or her individual return. The Company does not intend to provide such tax information to anyone, including an assignee of the distributional rights related to one or more Membership Units, unless such person is actually admitted as a Member of the Company.

         The Company is required to file a federal partnership information return even though it does not itself pay federal income tax. Such information return may be audited by the IRS, and such audit may result in adjustments or proposed adjustments. Any adjustment of the Company's partnership information return normally will result in adjustments or proposed adjustments of Members' returns. Any audit of a Member's return could result in adjustments of non-partnership as well as partnership income and losses.



INDIVIDUAL ESTIMATED TAX

      Members may be required to make individual estimated tax payments if the Company makes a profit. Code Sections 6654(c) and (d) require individuals to pay estimated taxes in four annual installments. Each installment is generally 25% of a "required annual payment." The "required annual payment" is ordinarily the lesser of 90% of the tax shown on the taxpayer's return for the current taxable year or 100% of the tax shown on the return for the preceding taxable year. Any income withholding is treated as a payment of estimated tax. Code Sections 6654(a) and (e) impose a penalty for underpayment of estimated taxes unless the amount of underpayment is less than $1,000. The Company does not intend to withhold any income for Members' federal income taxes, consequently, Members could be required to pay individual estimated tax if the Company has net income or gain. Failure to make estimated tax payments could cause Members to be subject to a substantial penalty. As of the date of this Prospectus, individual estimated tax payments should be made on payment-voucher Form 1040-ES. Income or gain will be allocated to Members regardless of whether the Company makes any distribution to Members, so Members could be required to make estimated tax payments from their personal funds.




Alternative Minimum Tax


     Alternative minimum tax is payable to the extent that a taxpayer's alternative minimum tax exceeds his regular federal income tax liability for the taxable year. Alternative minimum tax for individual taxpayers is a percentage of "alternative minimum taxable income" ("AMTI") in excess of certain exemption amounts. The first $175,000 of AMTI in excess of the exemption amount is taxed currently at 26%, and AMTI in excess of $175,000 over the exemption amount is taxed currently at 28%. These general rates are subject to a cap on the rate of tax on net capital gain for noncorporate taxpayers. Alternative minimum taxable income is generally computed by adding what are called "tax preference items" to the taxpayer's regular taxable income, with certain adjustments. While it is not anticipated that an investment in the Company will give rise to any specific tax preference items, the amount of alternative minimum tax imposed depends upon various factors unique to each particular taxpayer. Accordingly, each Member should consult with his or her own personal tax advisor regarding the possible application of the alternative minimum tax.


Anti-Abuse Rules

         As noted above, partnerships as such are not liable for income taxes imposed by the Code. In December 1994, however, the IRS adopted Regulation
Section 1.701-2 setting forth "anti-abuse" rules under the Code provisions applicable to partnerships, which rules authorize the Commissioner of Internal Revenue to recast transactions involving the use of partnerships either to reflect the underlying economic arrangement or to prevent the use of a partnership to circumvent the intended purpose of any provision of the Code. These rules generally apply to all transactions relating to a partnership occurring on or after May 12, 1994, and thus would be applicable to the Company's activities. If any of the transactions entered into by the Company were to be recharacterized under these rules, or the Company, itself, were to be recast as a taxable entity under these rules, material adverse tax consequences to all of the Members could occur. In this regard, the Company is not aware of any fact or circumstance which could cause the IRS to exercise its authority under these rules to recast any of the transactions to be entered into by the Company or to restructure the Company itself.


         THE FOREGOING DISCUSSION OF FEDERAL INCOME TAX CONSEQUENCES ASSUMES THAT THE COMPANY CONTINUES TO MAINTAIN ITS CURRENT FINANCIAL STRUCTURE WITH ONE CLASS OF MEMBERSHIP UNITS OUTSTANDING. THE OPERATING AGREEMENT PERMITS THE MANAGER, IN ITS SOLE DISCRETION, TO CREATE, DEFINE THE RIGHTS OF, AND ISSUE NEW CLASSES OF SECURITIES IN ADDITION TO THE MEMBERSHIP UNITS OFFERED HEREBY. IF OTHER CLASSES OF SECURITIES ARE ISSUED BY THE COMPANY IN THE FUTURE, TAX CONSEQUENCES OF OWNERSHIP OF THE MEMBERSHIP UNITS COULD BE SUBSTANTIALLY DIFFERENT FOR THE CONSEQUENCES DESCRIBED HEREIN.



                                  LEGAL MATTERS

         Certain legal matters in connection with the Offer will be passed upon for the Company by Wyche, Burgess, Freeman & Parham, P.A., Greenville, South Carolina. Members of Wyche, Burgess, Freeman & Parham, P.A. do not own any Membership Units of the Company and have no other interest or connection to the Company other than serving as the Company's legal counsel in various matters from time to time for which it bills the Company at ordinary rates.

                                     EXPERTS

         The interim financial statement of the Company dated June 3, 1998 included in this Prospectus has been audited by the accounting firm of Serotta Maddocks Evans & Co., CPA's, of Augusta, Georgia. Such financial statement has been included in reliance upon the report by Serotta Maddocks Evans & Co., CPA's.

         The appraisal of the Land filed as an exhibit to the Registration Statement containing this Prospectus was provided by Sherman & Hemstreet, Inc. of Augusta, Georgia. References to the fair market value of the Land contained herein have been included in reliance upon the appraisal of Sherman & Hemstreet, Inc.


         Members of Company management have discussed the construction and operation of golf courses in general and the Golf Course in particular with Tom Jackson, President of Tom Jackson, Inc. and have used the information obtained in preparing the projections contained in this Prospectus. Tom Jackson, Inc. is providing the design of the Golf Course and is overseeing construction of the Golf Course and will receive compensation for these services at customary market rates.

                                    GLOSSARY


         "ADVISORY BOARD" means the board whose purpose is to advise the Manager and the officers of the Company on matters pertaining to the development and management of the Golf Course.


         "AFFILIATE" means (1) any person directly or indirectly controlling, controlled by or under common control with another entity, (2) any person owning or controlling 10% or more of the outstanding voting securities of another entity , (3) any officer, director or partner of another entity, and
(4) if such other person is an officer, director or partner, any company for which such person acts in any such capacity.


         "ANNUAL REPORT" means a report prepared at the close of the Company's fiscal year, containing financial statements audited by an independent certified public accountant.


         "AUDITED FINANCIAL STATEMENTS" means financial statements (balance sheet, statement of income, statement of members' equity and statement of cash flows) prepared in accordance with generally accepted accounting principles and accompanied by an independent auditor's report containing (1) an unqualified opinion, (2) an opinion containing no material qualification, or (3) no explanatory paragraph disclosing information relating to material uncertainties (except as to litigation) or going concern issues.


     "CAPITAL ACCOUNT" means the account established for each Member pursuant to
Section 4.7 of the Operating Agreement. Each Member's Capital Account shall be determined in accordance with Treasury Regulations Section 1.704-1(b). Capital accounts generally will be adjusted as follows. Each Member's Capital Account shall be increased by (1) the amount of any money actually contributed by the Member to the capital of the Company, (2) the fair market value of any property contributed, as determined by the Company and the contributing Member at arm's length at the time of contribution, or in the case of property contributed by the Manager, as determined by independent appraisal (net of liabilities assumed by the Company or subject to which the Company takes such property, within the meaning of Section 752 of the Code), and (3) the Member's share of Net Profits and of any separately allocated items of income or gain. Each Member's Capital Account shall be decreased by (1) the amount of money actually distributed by the Company to the Member, (2) the fair market value of any property distributed to the Member, as determined by the Company and the Member at arm's length at the time of distribution (net of liabilities of the Company assumed by the Member or subject to which the Member takes such property within the meaning of
Section 752 of the Code), and (3) the Member's share of Net Losses and of any separately allocated items of deduction or loss.

         "CAPITAL CONTRIBUTION" means the gross amount of investment in the Company by a Member, or all Members as the case may be.

         "CASH AVAILABLE FOR DISTRIBUTION" means Cash Flow less the amount set aside for restoration or creation of reserves.

         "CASH FLOW" means cash funds derived from operations of the Company, including, without limitation, interest and investment income, but excluding Capital Contributions, and without deduction for depreciation or amortization, after deducting funds used to pay or to provide for the payment of all operating expenses of the Company and debt service, if any, capital improvements and replacements.


         "CLOSING DATE" means the date on which the Offering is consummated, which may be on or before the Subscription Deadline.


         "CLUB   MEMBERSHIP"  means  either  an  individual  or  a  family  club membership in the Golf Course.

         "CODE" means the Internal Revenue Code.

         "COMMISSION" means the U.S. Securities and Exchange Commission.

         "COMPANY" means Mount Vintage Plantation Golf Club, LLC.

         "CONSTRUCTION FEES" means a fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects.

         "COST OF PROPERTY" means the fair market value of the Land contributed to the Company by the Manager as determined by an Independent Expert.

         "CREDIT FACILITY" means a credit agreement with a commercial bank or other financial institution to help finance development of the Golf Course and to provide operating capital for the Golf Course.

         "DEVELOPMENT" refers to MV Development Company, LLC, a South Carolina LLC.

         "DHEC" means the South Carolina Department of Health and Environmental Control.

         "DWI" means Delta Woodside Industries, Inc.


         "ESCROW AGENT" means a commercial bank chosen to hold deposits on Membership Units in escrow.


         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "FINANCING" shall be defined as all indebtedness encumbering Company properties or incurred by the Company, the principal amount of which is scheduled to be paid over a period of not less than 48 months, and not more than 50 percent of the principal amount of which is scheduled to be paid during the first 24 months. Nothing in this definition shall be construed as prohibiting a bona-fide pre-payment provision in the financing agreement.

         "GOLF COURSE" means the Company's golf course to be developed at Mount Vintage Plantation, a residential and equestrian community located between Edgefield, South Carolina and Augusta, Georgia.

         "GRADING PERMIT" means a storm water management and erosion control permit issued by DHEC necessary in order to construct the Golf Course.

         "INDEPENDENT APPRAISAL" means an appraisal by a person with no material current or prior business or personal relationship with the Company or an affiliate or officer of the Company who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company, and who is qualified to perform such work.

         "LAND" refers to approximately 243 acres of land located within Mount Vintage Plantation being contributed by the Manager to the Company in exchange for 48 Membership Units. The Golf Course will be constructed on the Land.

         "LLC" means limited liability company.

         "LLC ACT" means the South Carolina Uniform Limited Liability Company Act of 1996.

         "MANAGER" refers to MV Development Co., LLC, a South Carolina limited liability company, which will serve as manager of the Company.

         "MANAGEMENT FEE" is a fee paid to the Manager for management services in connection with the Golf Course.

         "MEMBER" means one who has purchased a Membership Unit and become a member of the Company.

         "MEMBERSHIP UNIT" is a Member's share of the equity interest in the Company, which includes the Member's share of the profits and losses of the Company, the Member's right to one vote on matters on which Members are permitted to vote, and a member's right to receive distributions of the Company's assets.

         "MINIMUM SUBSCRIPTION" means the sale of no less than 150 Membership Units pursuant to this Offering.

         "NET WORTH" means the excess of total assets over total liabilities as determined by generally accepted accounting principles, except that if any of such assets have been depreciated, then the amount of depreciation relative to any particular asset may be added to the depreciated cost of such asset to compute total assets, provided that the amount of depreciation may be added only to the extent that the amount resulting after adding such depreciation does not exceed the fair market value of such asset.

         "OFFER" or "OFFERING" means the offer to sell up to 150 of the Membership Units offered by this Prospectus at a price of $20,000 each, with a minimum aggregate subscription of 100 Membership Units.

         "OPERATING AGREEMENT" means the agreement under Section 33-44-103 of the Code of Laws of South Carolina.


         "PERSON"   means  any   natural   person,   partnership,   corporation,
association or other legal entity.

         "PLANTATION"   means  Mount   Vintage   Plantation   which  is  located
approximately 10 miles south of Edgefield, South Carolina, 13 miles north of Augusta, Georgia and 16 miles west of Aiken, South Carolina.

         "PGA" means the Pro Golfers Association.



         "PROPERTY" refers to Mount Vintage Property Co., Inc., a South Carolina corporation.

         "PROSPECTUS" shall mean this offering document, which the Company intends to be a prospectus as defined by Section 2(10) of the Securities Act of 1933, including a preliminary Prospectus.

         "PTP" means a publicly-traded partnership.

         "PURCHASE PRICE" means the price paid upon the purchase or sale of a particular property, including the amount of acquisition fees and all liens and mortgages on the property, but excluding points and prepaid interest.

         "REGISTRATION STATEMENT" means the registration statement on Form S-11 (together with all amendments and exhibits thereto), of which this Prospectus is a part, registering the offer and sale of the Membership Units with the Commission.

         "REGULATIONS"   means  the   Internal   Revenue   Service   regulations
promulgated under the Code.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.


         "SUBSCRIPTION DEADLINE" is December 31, 1998.


         "SUBSCRIPTION   FUNDS"  means  funds   received  by  the  Company  from
subscribers for the purpose of purchasing the Membership Units offered by means of this Prospectus.

                     MOUNT VINTAGE PLANTATION GOLF CLUB, LLC
                               FINANCIAL STATEMENT
                                  JUNE 4, 1998




                                TABLE OF CONTENTS




INDEPENDENT AUDITORS' REPORT.................................................F-2

BALANCE SHEET................................................................F-3

NOTES TO FINANCIAL STATEMENT.................................................F-4

INDEPENDENT AUDITOR'S REPORT


To the Members
of Mount Vintage Plantation Golf Club, LLC

We have audited the accompanying balance sheet of Mount Vintage Plantation Golf Club, LLC as of June 4, 1998. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Mount Vintage Plantation Golf Club, LLC as of June 4, 1998, in conformity with generally accepted accounting principles.




SEROTTA MADDOCKS EVANS & CO., CPA's

Augusta, Georgia
June 4, 1998

                     MOUNT VINTAGE PLANTATION GOLF CLUB, LLC
                                  BALANCE SHEET
                                  JUNE 4, 1998


ASSETS
     Current Assets
          Cash................................................$       20,000
                                                              ==============

MEMBERS' EQUITY...............................................$       20,000
                                                              ==============

                        SEE NOTES TO FINANCIAL STATEMENT

                     MOUNT VINTAGE PLANTATION GOLF CLUB, LLC
                        NOTES TO THE FINANCIAL STATEMENT


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BUSINESS ACTIVITIES - Mount Vintage Plantation Golf Club, LLC (the Company) was organized to develop and operate a single golf course at Mount Vintage Plantation, a residential and equestrian community.

BASIS OF ACCOUNTING - The Company prepares its financial statements on the accrual basis of accounting.

USE OF ESTIMATES - Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

CASH AND CASH EQUIVALENTS - The Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

INCOME TAXES - The Company is not a taxpaying entity for federal income tax purposes; thus, no income tax expense is recorded in the statements. Income from the Company is taxed to the members in their individual returns.

INVENTORIES - Inventories are stated at lower of cost or market using the first-in, first-out (FIFO) method.


PROPERTY AND EQUIPMENT - Property and equipment are recorded at cost. Provisions for depreciation and amortization are made by charges to income at rates based upon the estimated useful lives of the assets and are computed by the straight-line method for financial statement purposes and accelerated method for tax purposes. Major additions for capital assets are capitalized as projects are constructed. Interest incurred during the construction phase of the fixed assets is reflected in the capitalized value of the asset constructed. Improvements incurred to develop the golf course will be amortized over their useful life. The costs attributable to the raw land will not be depreciated. Maintenance expenditures will be expensed as incurred.

MEMBERSHIP DUES - Membership dues are recognized as revenue in the applicable membership period. Any unearned amounts are included in deferred revenue at the end of each accounting period.



INITIATION FEES - Initiation fees are recorded as revenue over the life of an expected membership of ten years. The initial Membership Units sold through the Company's Form S-11 Prospectus provides the purchaser of the Membership Unit with the right to a waiver of the initiation fee. The Company will allocate these proceeds between equity and deferred revenue upon the sale of a Membership Unit. This provision is unique to the Membership Units offered in the Prospectus. The Company's operating agreement does not require that all Membership Units have this provision.

ADVERTISING - The Company follows the policy of charging the costs of advertising to expense as incurred.

PREOPENING AND ORGANIZATIONAL COSTS - Per Statement of Position (SOP) 98-5, costs of preopening activities, including organizational costs, should be expensed as incurred. SOP 98-5 is effective for financial statements for fiscal years beginning after December 15, 1998. The Company plans to adopt the new standard during the current fiscal year.



NOTE 2 - LIMITED LIABILITY CORPORATION

The Company has been organized as a South Carolina Limited Liability Company by the issuance of a certificate of organization for the Company by the Secretary of State of South Carolina. As a result, the members' liability is limited. MV Development Co., LLC is designated as the Manager.

NOTE 3 - LAND CONTRIBUTION

MV Development Company, LLC, the Company's Manager, will contribute approximately 243 acres of land located within Mount Vintage Plantation to the Company in exchange for 48 Membership Units. The transaction will be recorded at historical cost.

NOTE 4 - INCOME STATEMENT

The Company has recently been organized and currently has no operating history; therefore, no income statement is presented.

                                                                       EXHIBIT A
                               OPERATING AGREEMENT


                                       OF


                            MOUNT VINTAGE PLANTATION
                                 GOLF CLUB, LLC

                                TABLE OF CONTENTS


ARTICLE I
         DEFINITIONS.............................................................A-3

ARTICLE II
         ORGANIZATION............................................................A-5
         2.1      Formation......................................................A-5
         2.2      Name...........................................................A-5
         2.3      Registered Office..............................................A-5
         2.4      Registered Agent...............................................A-5
         2.5      Principal Office In The United States; Other Offices...........A-5
         2.6      Purposes.......................................................A-5
         2.7      Foreign Qualification..........................................A-5
         2.8      Term...........................................................A-6
         2.9      Mergers; Sales of Substantially All Assets.....................A-6
         2.10     No State-Law Partnership.......................................A-6

ARTICLE III
         MEMBERS.................................................................A-6
         3.1      Admission Of Members...........................................A-6
         3.2      Representations And Warranties.................................A-7
         3.3      Restrictions On The Disposition Of Membership Units............A-7
         3.4      Additional Members.............................................A-8
         3.5      Interests In A Member..........................................A-9
         3.6      Information....................................................A-9
         3.7      Liabilities To Third Parties...................................A-9
         3.8      Withdrawal.....................................................A-9
         3.9      Classes And Voting............................................A-10
         3.10     No Annual Meeting.............................................A-10
         3.11     Special Meetings..............................................A-10
         3.12     Place And Manner Of Meeting...................................A-10
         3.13     Conduct Of Meetings...........................................A-10
         3.14     Voting Lists..................................................A-11
         3.15     Notice........................................................A-11
         3.16     Quorum Of Members.............................................A-11
         3.17     Majority Vote; Withdrawal Of Quorum...........................A-11
         3.18     Voting Of Membership Units....................................A-11
         3.19     Action Without Meeting........................................A-12
         3.20     Assignment Of Distributional Interest.........................A-12
         3.21     Distribution In Kind..........................................A-13
         3.22     Right To Distribution.........................................A-13
         3.23     Limitation On Distribution....................................A-13
         3.24     Buy out Of Disassociating Member..............................A-13

ARTICLE IV
         CAPITAL CONTRIBUTIONS..................................................A-13
         4.1      Initial Contributions.........................................A-13
         4.2      Failure to Complete Initial Contribution......................A-14
         4.3      Subsequent Contributions......................................A-14
         4.4      Failure To Make Subsequent Contributions......................A-14
         4.5      Return Of Contributions.......................................A-15
         4.6      Advances By Members...........................................A-15
         4.7      Maintenance Of Capital Accounts...............................A-15
         4.8      Distribution Of Assets........................................A-16
         4.9      Sale Or Exchange Of Interest..................................A-16
         4.10     Compliance With Section 704(b) Of The Code....................A-16

ARTICLE V
         ALLOCATIONS AND DISTRIBUTIONS..........................................A-16

                                       A-i





         5.1      Allocations Of Net Profits And Net Losses From Operations.....A-16
         5.2      Distributions.................................................A-16

ARTICLE VI
         MANAGER................................................................A-17
         6.1      Management By Manager.........................................A-17
         6.2      Actions By Manager; Delegation Of Authority; Officers.........A-17
         6.3      Powers Of Manager.............................................A-18
         6.4      Number And Term Of Office.....................................A-18
         6.5      Removal.......................................................A-18
         6.6      Resignation...................................................A-19
         6.7      Vacancies.....................................................A-19
         6.8      Place And Manner Of Meetings..................................A-19
         6.9      First Meetings................................................A-19
         6.10     Regular Meeting Of Manager....................................A-19
         6.11     Special Meeting Of Manager....................................A-19
         6.12     Notice Of Manager's Meetings..................................A-19
         6.13     Action of Manager.............................................A-19
         6.14     Quorum; Majority Vote.........................................A-20
         6.15     Approval Or Ratification Of Acts Or Contracts By Members......A-20
         6.16     Interested Managers, Officers And Members.....................A-20
         6.17     Activities Not Constituting Violation of Duty of Loyalty......
         6.18     Compensation..................................................A-21

ARTICLE VII
         INDEMNIFICATION........................................................A-21
         7.1      Indemnification...............................................A-21

ARTICLE VIII
         TAXES..................................................................A-21
         8.1      Tax Matters Partner...........................................A-21
         8.2      Election of Partnership Tax Status ...........................A-21

ARTICLE IX
         NOTICE.................................................................A-21
         9.1      Notice........................................................A-21

ARTICLE X
         DISSOLUTION, LIQUIDATION, AND TERMINATION..............................A-21
         10.1     Dissolution...................................................A-21
         10.2     Winding Up And Termination....................................A-22
         10.3     Deficit Capital Accounts......................................A-22
         10.4     Articles Of Termination.......................................A-23

ARTICLE XI
         GENERAL PROVISIONS.....................................................A-23
         11.1     Books And Records.............................................A-23
         11.2     Amendment Or Modification.....................................A-23
         11.3     Checks, Notes, Drafts, Etc....................................A-23
         11.4     Headings......................................................A-23
         11.5     Construction..................................................A-24
         11.6     Entire Agreement; Supersedure.................................A-24
         11.7     Effect Of Waiver Or Consent...................................A-24
         11.8     Binding Effect................................................A-24
         11.9     Governing Law; Severability...................................A-24
         11.10    Further Assurances............................................A-24
         11.11    Notice To Members Of Provisions Of This Agreement.............A-25
         11.12    Counterparts..................................................A-25
         11.13    Conflicting Provisions........................................A-25
         11.14    Execution.....................................................A-25


                             OPERATING AGREEMENT OF
                     MOUNT VINTAGE PLANTATION GOLF CLUB, LLC

         This Operating Agreement of Mount Vintage Plantation Golf Club, LLC (the "Company") dated July [___], 1998 is (a) adopted by the Manager (as defined below) and (b) executed and agreed to, for good and valuable consideration, by the Members (as defined below).

                                    ARTICLE I
                                   DEFINITIONS

         As used in this Operating Agreement, the following terms have the following meanings:

         A. "Act" means the South Carolina Uniform Limited Liability Company Act of 1996 and any successor statute as amended from time to time.

         B. "Articles" means the Articles of Organization filed with the Secretary of State of South Carolina by which the Company was organized as a South Carolina Limited Liability Company under and pursuant to the Act, as amended and restated from time to time.

         C. "Bankrupt Member" means a Member who is the subject of an order for relief under Title 11 of the United States Code or a comparable order under a successor statute of general application or a comparable order under federal, state, or foreign law governing insolvency and has the same meaning as the term "Debtor in Bankruptcy" defined in ss. 33-44-101 (4) of the Act.

         D. "Business Day" means any day other than a Saturday, a Sunday, or a holiday on which national banking associations in the State of South Carolina are closed.

         E. "Capital Contribution" means any contribution by a Member to the capital of the Company.

         F. "Code" means the Internal Revenue Code of 1986 and any successor statute, as amended from time to time.

         G. "Company" means Mount Vintage Plantation Golf Course, LLC , a South Carolina Limited Liability Company.

         H. "Company Liability" means any enforceable debt or obligation for which the Company is liable or which is secured by any Company property.

         I. "Default Interest Rate" means a rate per annum equal to the lesser of (a) five percent (5.0%) plus a varying rate per annum that is equal to the Wall Street Journal prime rate as quoted in the money rates section of the Wall Street Journal which is also the base rate on corporate loans at large United States money center commercial banks with adjustments in that varying rate to be made on the same date as any change in that rate, and (b) the maximum rate permitted by applicable law.

         J. "Delinquent Member" means a Member who does not contribute by the time required all or any portion of a Capital Contribution that Member is required to make as provided in this Operating Agreement.

         K. "Distributional Interest" means all of a Member's interest in distributions by the Company.

         L. "Dispose," "Disposing," or "Disposition" means a sale, assignment, transfer, exchange, mortgage, pledge, grant of a security interest, or other disposition or encumbrance (including, without limitation, by operation of law).

         M. "General Interest Rate" means a rate per annum equal to the lesser of (a) the Wall Street Journal prime rate as quoted in the money rates section of the Wall Street Journal which is also the base rate on corporate loans at large United States money center commercial banks with adjustments in that varying rate to be made on the same date as any change in that rate, and (b) the maximum rate permitted by applicable law.


         N. "Initial Unit Count" means 250 Membership Units.

         O. "Lending Member" means those Members, whether one or more, who advance the portion of the Delinquent Member's Capital Contribution that is in default.

         P. "Majority in Interest" means the majority vote of both those Members owning a majority of the capital and those Members holding a majority of the Net Profits and Net Losses.

         Q. "Manager" means MV Development Company, LLC or any Person hereafter elected as Manager of the Company as provided in this Operating Agreement, but does not include any Person who has ceased to be a Manager of the Company.

         R. "Member" means any Person executing the Articles, this Operating Agreement, or hereafter admitted to the Company as a Member as provided in this Operating Agreement, but does not include any Person who has ceased to be a Member in the Company.

         S. "Membership Unit" means a unit representing a Member's proportional interest in the Company, including, without limitation, rights to distributions (liquidating or otherwise), allocations and information, and to consent or approve except as otherwise provided herein. A Member may own integer numbers of Membership Units.

         T. "Net Losses" means the losses and deductions of the Company determined in accordance with accounting principles consistently applied from year to year employed under the method of accounting adopted by the Company and as reported separately or in the aggregate, as appropriate, on the tax return of the Company filed for federal income tax purposes.

         U. "Net Profits" means the income and gains of the Company determined in accordance with accounting principles consistently applied from year to year employed under the method of accounting adopted by the Company and as reported separately or in the aggregate as appropriate on the tax return of the Company filed for federal income tax purposes.

         V. "Operating Agreement" has the meaning given that term in the introductory paragraph.

         W. "Person" includes an individual, partnership, limited partnership, limited liability company, foreign limited liability company, trust, estate, corporation, custodian, trustee, executor, administrator, nominee or other entity whether or not in a representative capacity.

         X. "Proceeding" means any threatened, pending or completed action, suit
or  proceeding,   whether  civil,  criminal,   administrative,   arbitrative  or
investigative.


          Y. "Property" means 243 acres of real estate located in Mount Vintage Plantation, which is east of Sweetwater Road and south of the town of Edgefield in Edgefield County, South Carolina (the "Land"), which shall be suitable for the purpose of developing and operating an 18-hole golf course.


         Z. "Required Interest" means holders of a majority of the Membership Units entitled to vote.

         Other terms defined herein have the meanings so given them.

                                   ARTICLE II
                                  ORGANIZATION

2.1      Formation.

         The Company has been organized as a South Carolina Limited Liability Company by the filing of Articles pursuant to the Act and the issuance of a certificate of organization for the Company by the Secretary of State of South Carolina.

2.2      Name.

         The name of the Company is Mount Vintage Plantation Golf Club, LLC, and all Company business must be conducted in that name or such other names that comply with applicable law as the Manager may select from time to time.

2.3      Registered Office.

         The registered office of the Company required by the Act to be maintained in the State of South Carolina shall be the office of the initial registered agent named in the Articles or such other office (which need not be a place of business of the Company) as the Manager may designate from time to time in the manner provided by law.

2.4      Registered Agent.

         The registered agent of the Company in the State of South Carolina shall be the initial registered agent named in the Articles or such other Person or Persons as the Manager, or a Required Interest if there is no Manager, may designate from time to time in the manner provided by law.

2.5      Principal Office In The United States; Other Offices.

         The principal office of the Company in the United States shall be at such place as the Manager may designate from time to time, which need not be in the State of South Carolina. The Company may have such other offices as the Manager may designate from time to time.

2.6      Purposes.

         The purposes of the Company are to acquire by contribution the Property and hold the Property for development into and operation as a golf course and to engage in any lawful business activities related or incidental thereto.

2.7      Foreign Qualification.

         Prior to the Company's conducting business in any jurisdiction other than South Carolina, the Manager shall cause the Company to comply, to the extent procedures are available and those matters are reasonably within the control of the Manager or Members, with all requirements necessary to qualify the Company as a foreign limited liability company in that jurisdiction. At the request of the Manager, each Member shall execute, acknowledge, swear to, and deliver all certificates and other instruments conforming with this Operating Agreement that are necessary or appropriate to qualify, continue, and terminate the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business.

2.8      Term.

         The Company commenced on the date the Articles were filed with the Secretary of State of South Carolina for the Company and shall continue in existence for the period fixed in the Articles for the duration of the Company, or such earlier time as this Operating Agreement may specify.

2.9      Mergers; Sales of Substantially All Assets.

         The Company may merge or consolidate with another business entity only upon the affirmative vote of a Required Interest subject to the requirements of Sections 33-44-904 through 33-44-907 of the Act.

         The Company may sell substantially all of its assets only upon the affirmative vote of a Required Interest. For purposes of this Section 2.9, (1) a sale of substantially all of the assets of the Company shall include (i) the sale or transfer of 10% or more of the Property, (ii) the sale or transfer of 50% or more of the Company's entire assets or (iii) the sale or transfer of any assets which would prevent the Company from being able to conduct the business in which it was engaged immediately prior to such sale or transfer in substantially the form and volume in which it was conducting such business immediately prior to such sale or transfer and (2) a sale of substantially all of the assets of the Company shall be deemed to have occurred if any of the sales or transfers described in this paragraph occur in one or more related transactions.

         The Company may issue or deliver, in any one transaction or series of related transactions, any membership interests or other securities of its issue aggregating more than 20% of the beneficial ownership of the Company in exchange or payment for any properties or assets of any other business entity, or securities issued by any other business entity, or in a merger of any subsidiary of the Company (50% or more of the ownership interests of which is held by the Company) with or into any other business entity only upon the affirmative vote of a Required Interest.

2.10     No State-Law Partnership.

         The Members intend that the Company not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member or Manager be a partner or joint venturer of any other Member or Manager, for any purposes other than federal and state income tax purposes, and this Operating Agreement may not be construed to suggest otherwise.

                                   ARTICLE III
                                     MEMBERS

3.1      Admission Of Members.

         A. After the formation of this Company, a person becomes a new Member:

                  (1) in the case of a person acquiring one or more Membership Units directly from this Company, on compliance with the provisions of Section
3.2 and 3.4 of this Agreement governing admission of new Members; and


                  (2) in the case of an assignee of a Membership Unit if there is the consent of the Manager to permit the admission of the assignee as a substituted Member pursuant to ss. 33-44-503 of the Act.

         B. Any person may be a Member unless the person lacks capacity apart from the Act.

3.2      Representations And Warranties.

         Each Member hereby represents and warrants to the Company and each other Member that (a) if that Member is a corporation, it is duly organized, validly existing and in good standing under the law of the state of its incorporation and is duly qualified and in good standing as a foreign corporation in the jurisdiction of its principal place of business (if not incorporated therein); (b) if that Member is a limited liability company, it is duly organized, validly existing, and (if applicable) in good standing under the law of the state of its organization and is duly qualified and (if applicable) in good standing as a foreign limited liability company in the jurisdiction of its principal place of business (if not organized therein); (c) if that Member is a partnership, trust, or other entity, it is duly formed, validly existing, and (if applicable) in good standing under the law of the state of its formation, and if required by law is duly qualified to do business and (if applicable) in good standing in the jurisdiction of its principal place of business (if not formed therein), and the representations and warranties in clause (a), (b), or (c), as applicable, are true and correct with respect to each partner (other than limited partners), trustee, or other Member thereof,
(d) that Member has full corporate, limited liability company, partnership, trust, or other applicable power and authority to execute and agree to this Operating Agreement and to perform obligations hereunder and all necessary actions by the board of directors, shareholders, manager, members, partners, trustees, beneficiaries, or other Persons necessary for the due authorization, execution, delivery, and performance of this Operating Agreement by that Member have been duly taken; (e) that Member has duly executed and delivered this Operating Agreement; and (f) that Member's authorization, execution, delivery, and performance of this Operating Agreement do not conflict with any other agreement or arrangement to which that Member is a party or by which it is bound.

3.3      Restrictions On The Disposition Of Membership Units.

         A. Membership and transferability of Membership Units in the Company are substantially restricted. Neither record title nor beneficial ownership of a Membership Unit may be transferred or encumbered without the consent of the Manager at the time of transfer. An unauthorized transfer of a Membership Unit could create a substantial hardship to the Company and jeopardize its capital base. These restrictions upon ownership and transfer are not intended as a penalty, but as a method to protect and preserve the Company's capital and its financial ability to continue.

                  A Disposition of a Membership Unit in the Company may not be effected without the consent of the Manager at the time of Disposition. Any attempted Disposition by a Person of an interest or right in or in respect of the Company other than in accordance with this section shall be, and is hereby declared, null and void ab initio.

                  An assignee who becomes a Member has, to the extent assigned, the rights and powers and is subject to the restrictions and liabilities of a Member under this Operating Agreement and the Act. Unless otherwise provided by this Operating Agreement, an assignee who becomes a Member also is liable for the obligations of the assignor to make contributions but is not obligated for liabilities unknown to the assignee at the time the assignee became a Member and which could not be ascertained from this Operating Agreement. Whether or not an assignee of a Membership Unit becomes a Member, the assignor is not released from the assignor's liability to this Company.

         B. Subject to the provisions of this Section 3.3, (i) a Person to whom a Membership Unit in the Company is transferred has the right to be admitted to the Company as a Member with the interest in Net Profits, Net Losses, and capital so transferred to such Person, if (A) the Member making such transfer grants the transferee the right to be so admitted, and (B) such transfer is consented to in accordance with this section.

         C. The Company may not recognize for any purpose any purported Disposition of a Membership Unit unless and until the other applicable provisions of this section have been satisfied and the Manager has received, on behalf of the Company, a document (i) executed by both the Member effecting the Disposition (or if the transfer is on account of the death, incapacity, or liquidation of the transferor, the Member's representative) and the Person to which the Membership Unit is Disposed, (ii) including the notice address of any Person to be admitted to the Company as a Member and its agreement to be bound by this Operating

Agreement in respect of the Membership Unit being obtained, (iii) setting forth the percentage interest in Net Profits, Net Losses and capital after the Disposition of the Member effecting the Disposition and of the Person to which the Membership Unit is Disposed (which together must total the percentage interest in Net Profits, Net Losses and capital of the Member effecting the Disposition before the Disposition), and (iv) containing a representation and warranty that the Disposition was made in accordance with all applicable laws and regulations (including securities laws) and, if the Person to which the Membership Unit is Disposed is to be admitted to the Company, its representation and warranty that the representations and warranties in this Operating Agreement are true and correct with respect to that Person. Each Disposition and, if applicable, admission complying with the provisions of this section is effective as of the first day of the calendar month immediately succeeding the month in which the Manager receives the notification of Disposition and the other requirements of this section have been met.

         D. For the right of a Member to Dispose of a Membership Unit or of any Person to be admitted to the Company in connection therewith to exist or be exercised, (i) either (A) the Membership Unit subject to the Disposition or admission must be registered under the Securities Act of 1933, as amended, and any applicable state securities laws or (B) the Company must receive a favorable opinion of the Company's legal counsel or other legal counsel acceptable to the Manager to the effect that the Disposition or admission is exempt from registration under those laws and (ii) the Company must receive a favorable opinion of the Company's legal counsel or of other legal counsel acceptable to the Manager to the effect that the Disposition or admission, when added to the total of all other sales, assignments, or other Dispositions within the preceding 12 months, would not result in the Company's being considered to have terminated within the meaning of Section 708 of the Code. The Manager, however, may waive the requirements of this sub-part of this section.

         E. The Member effecting a Disposition and any Person admitted to the Company in connection therewith shall pay, or reimburse the Company for, all costs incurred by the Company in connection with the Disposition or admission (including, without limitation, the legal fees incurred in connection with the legal opinions referred above) on or before the tenth day after the receipt by that Person of the Company's invoice for the amount due. If payment is not made by the date due, the Person owing that amount shall pay interest on the unpaid amount from the date due until paid at a rate per annum equal to the Default Interest Rate.

3.4      Additional Members.

         Additional Persons may be admitted to the Company as Members, and Membership Units may be created and issued to those Persons and to existing Members at the discretion of the Manager so long as the total number of Membership Units issued does not exceed the Initial Unit Count. The Manager may issue new Membership Units to either new or existing Members beyond the Initial Unit Count with the approval of a Required Interest.

         The terms of admission or issuance must specify the percentage of Net Profit and Net Loss allocable to such person and the Capital Contribution applicable thereto and may provide for the creation of different classes of Membership Units having different rights, powers, and duties. The Manager shall reflect the creation of any new class of Membership Units in an amendment to this Operating Agreement indicating the different rights, powers, and duties, and such an amendment need be executed only by the Manager. Any such admission also must comply with the requirements described elsewhere in this Operating Agreement and is effective only after the new Member has executed and delivered to the Manager a document including the new Member's notice address, its agreement to be bound by this Operating Agreement, and its representation and warranty that the representations and warranties required of new Members are true and correct with respect to the new Member. The provisions of this section shall not apply to Dispositions of Membership Units.

         Existing Members of the Company shall have no preemptive right to acquire additional, newly created Membership Units of the Company or any other securities of the Company.

3.5      Interests In A Member.

         A Member that is not a natural person may not cause or permit an interest, direct or indirect, in itself to be Disposed of such that after the Disposition, (a) the Company would be considered to have terminated within the meaning of section 708 of the Code or (b) without the consent of the Manager if that Member shall cease to be controlled by substantially the same Persons who control it as of the date of its admission to the Company. On any breach of the provisions of clause (b) of the immediately preceding sentence, the Company shall have the option to buy, and on exercise of that option the breaching Member shall sell, the breaching Member's Membership Units all in accordance with Section 3.24.

3.6      Information.

         A. In addition to the other rights specifically set forth in this Operating Agreement, each Member is entitled to all information to which that Member is entitled to have access pursuant to Section 33-44-408 of the Act under the circumstances and subject to the conditions therein stated. The Members agree, however, that the Manager, from time to time may determine, due to contractual obligations, business concerns, or other considerations, that certain information regarding the business affairs, properties, and financial condition of the Company should be kept confidential and not provided to some or all other Members, and that it is not just or reasonable for those Members or assignees or representatives thereof to examine or copy that information.

         B. The Members acknowledge that from time to time, they may receive information from or regarding the Company in the nature of trade secrets or that otherwise is confidential, the release of which may be damaging to the Company or Persons with which it does business. Each Member shall hold in strict confidence any information it receives regarding the Company that is identified as being confidential (and if that information is provided in writing, that is so marked) and may not disclose it to any Person other than another Member or the Manager, except for disclosures (i) compelled by law (but the Member must notify the Manager promptly of any request for that information, before disclosing it, if practicable), (ii) to advisers or representatives of the Member or Persons to which that Member's Membership Units may be Disposed as permitted by this Operating Agreement, but only if the recipients have agreed to be bound by the provisions of this section or (iii) of information that Member also has received from a source independent of the Company that the Member reasonably believes obtained that information without breach of any obligation of confidentiality. The Members acknowledge that breach of the provisions of this section may cause irreparable injury to the Company for which monetary damages are inadequate, difficult to compute, or both. Accordingly, the Members agree that the provisions of this section may be enforced by specific performance.

         C. Notwithstanding any other provision of this Operating Agreement, the Company shall provide Members with an annual report within 90 days of the close of the Company's fiscal year. The annual report shall contain financial statements audited by an independent certified public accountant. The annual report shall also contain a detailed statement of any transactions between the Company and the Manager or affiliates of the Manager for the fiscal year to which the annual report pertains, showing the amount paid or accrued to each recipient and the services performed.

3.7      Liabilities To Third Parties.

         Except as otherwise expressly agreed in writing, no Member or Manager shall be liable for the debts, obligations or liabilities of the Company, including under a judgment decree or order of a court.

3.8      Withdrawal.

         No Member may withdraw from the Company as a Member prior to the date specified in the Articles of Organization for dissolution of the Company.

3.9      Classes And Voting.

         The Manager, in its sole discretion, may create different classes of Membership Units; provided, however, that the approval of a Required Interest is required to issue any new class of Membership Units having more than either 20% of the voting power or 20% of the dollar value of distributional rights of the Company initially authorized by this Operating Agreement or previously approved by a Required Interest of the Members. The Manager shall reflect the creation of any new class of Membership Units in an amendment to this Operating Agreement indicating the different rights, powers, and duties, and such an amendment need be executed only by the Manager. Unless and until the Manager creates different classes of Membership Units, there shall be one class of Membership Units which shall have all voting power on all matters on which Members are entitled to vote pursuant to the terms of applicable law, the Articles and this Operating Agreement. The following provisions shall apply to each class or group:

         A. The rights, powers, or duties of a class of Membership units may be senior to those of one or more existing classes of Membership Units.

         B. Prompt notice of the taking of an action under this Operating Agreement that requires less than unanimous written consent of the Members and that may be taken without a meeting shall be given to the Members who have not consented in writing to the taking of the action.

         C. For the purposes of this section, the taking of an action includes amending this Operating Agreement or creating, under provisions of this Operating Agreement, a class of Membership Units that was not previously outstanding.

3.10     No Annual Meeting.

         The Company shall not hold annual meetings.

3.11     Special Meetings.

         Special meetings of the Members may be called at any time by the Manager. Special meetings of Members shall also be called by the Manager upon the written request of the holders of at least twenty-five percent (25%) of the Membership Units entitled to be voted at such meeting. Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat.

3.12     Place And Manner Of Meeting.

         All meetings of the Members shall be held at such time and place, within or without the State of South Carolina, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. Participation in a meeting as provided herein shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

3.13     Conduct Of Meetings.

         All meetings of the Members shall be presided over by the chairman of the meeting, who shall be the Manager (or representative thereof) or a Person delegated the role of chairman by the Manager. The chairman of any meeting of Members shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to the individual in order.

3.14     Voting Lists.

         The Manager, officer, or agent having charge of the records reflecting the Membership Units of each Member, shall make, at least ten (10) days before each meeting of Members, a complete list of the Members entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order with the address of and percentage of Membership Units of each Member, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Company and shall be subject to inspection by any Member at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Member during the whole time of the meeting. The original records reflecting the Membership Units of each Member shall be prima-facie evidence as to who are the Members entitled to examine such list or records or to vote at any meeting of Members. Failure to comply with the requirements of this Section shall not affect the validity of any action taken at such meeting.

3.15     Notice.

         Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting either personally or by mail, or at the direction of the officer or person calling the meeting, to each Member entitled to vote at the meeting, provided that such notice may be waived as provided in this Operating Agreement. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the Member at the Member's address as it appears on the records of the Company, with postage thereon prepaid. Any notice required to be given to any Member hereunder or under the Articles of Organization need not be given to the Member if (A) notice of two consecutive meetings of the Company or (B) all (but in no event less than two) payments (if sent by first class mail) of distributions during a twelve-month period have been mailed to that person, addressed at his address as shown on the records of the Company, and have been returned undeliverable. Any action or meeting taken or held without notice to such person shall have the same force and effect as if the notice had been duly given.

3.16     Quorum Of Members.

         Unless otherwise provided in the Articles or required by applicable law, the holders of a majority of the Membership Units for each class entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of Members.

3.17     Majority Vote; Withdrawal Of Quorum.

         With respect to any matter when a quorum is present at the beginning of any meeting, the majority vote of the holders of the Membership Units, present in person or by proxy, of each class having voting power with respect to that matter, shall decide such matter brought before such meeting, unless the matter is one upon which an express provision of the Articles, this Operating Agreement, or any applicable statute not overridden by the Articles or this Operating Agreement requires a different vote, in which case such express provision shall govern and control the decision of such matter. The Members present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Members to leave less than a quorum.

3.18     Voting Of Membership Units.

         Except as otherwise provided in the Act, each Membership Unit shall entitle its holder to one vote on each matter submitted to a vote at a meeting of Members, except to the extent that the voting rights of any class or classes of Membership Units are limited or denied by the Articles or by this Operating Agreement.

         Membership Units owned by another limited liability company or corporation, the majority of the membership units or voting stock of which is owned or controlled by this Company, and Membership Units held by this Company in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total Membership Units at any given time.

         A Member may vote either in person or by proxy executed in writing by the Member or by his duly authorized attorney in fact. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest.

3.19     Action Without Meeting.

         Any action required by the Act to be taken at a meeting of the Members, or any action which may be taken at a meeting of the Members, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall have been signed by the holder or holders of all the Membership Units for each class, if more than one class, entitled to vote with respect to the action that is the subject matter of the consent, and such consent shall have the same force and effect as a unanimous vote of the Members. Every written consent pursuant to this section shall be signed, dated and delivered in the manner required by, and shall become effective at the time and remain effective for the period specified by, the Act. A telegram, telex, cablegram, or similar transmission by a Member, or a photographic, photostatic, facsimile, or similar reproduction of a writing signed by a Member, shall be regarded as signed by the Member for purposes of this section. Prompt notice of the taking of any action by Members without a meeting shall be given to those Members who did not consent in writing to the action.

         For purposes of this Section, the taking of the action includes amending this Operating Agreement or creating, under provisions of this Operating Agreement, a class of Membership Units that was not previously outstanding.

3.20     Assignment Of Distributional Interest.

         A. Unless otherwise provided by this Operating Agreement:

                  (1) a Distributional Interest is assignable in whole or in part only in accordance with subsection B of this Section;

                  (2) an assignment of a Distributional Interest does not entitle the assignee to become, or to exercise rights or powers of, a Member;

                  (3) an assignment entitles the assignee to receive distributions, to which the assignor was entitled, to the extent those items are assigned and allocates to the assignee the assignor's allocable share of Net Profit and Net Loss; and

                  (4) until the assignee becomes a Member, the assignor Member continues to be a Member and to have the power to exercise any rights or powers of a Member.

         B. A Member or a holder of a Distributional Interest, before assigning such Distributional Interest in whole or in part to any third party, must first offer, in writing, to assign such whole or part of the Distributional Interest to the Company on the same terms as the Member or holder proposes to assign such whole or part of the Distributional Interest to the third party. The Company shall have 30 days to agree, in writing, to accept the assignment of such whole or part of the Distributional Interest on the terms of the written offer. If the Company accepts the assignment, the Member or holder must assign such whole or part of the Distributional Interest to the Company on the terms of the written offer. If the Company declines to so accept the assignment, then the Member or holder may assign such whole or part of the Distributional Interest to the third party, but only on the terms of the written offer.

3.21     Distribution In Kind.

         Except as provided by the Articles or this Operating Agreement, a Member, regardless of the nature of the Member's contribution, may not demand or receive a distribution from this Company in any form other than cash.

3.22     Right To Distribution.

         Subject to the Act, at the time that a Member becomes entitled to receive a distribution, with respect to that distribution, that Member has the status of and is entitled to all remedies available to a creditor of the Company.

3.23     Limitation On Distribution.

         No   distribution   may  be  made  if,  after  giving   effect  to  the
distribution:

         A. the Company would not be able to pay its debts as they become due in the ordinary course of business; or

         B. the Company's total assets would be less than the sum of its liabilities plus, the amount that would be needed, if the Company were to be dissolved, wound up, and terminated at the time of the distribution, to satisfy the preferential rights upon dissolution, winding up and termination of Members whose preferential rights are superior to those receiving the distribution. The Company may base a determination that a distribution is not prohibited upon the provisions of Section 33-44-406(b) and (c) of the Act.

3.24     Buy out Of Disassociating Member.

         Following the death, expulsion, bankruptcy or dissolution of a Member or the occurrence of any other event that terminates the continued membership of a Member in the Company, the disassociating Member shall be entitled to receive any distribution which the disassociating Member was entitled to receive prior to the death, expulsion, bankruptcy or dissolution of the Member or the occurrence of any other event which terminates the continued membership of the Member in the Company. The Company shall have the option to acquire the disassociating  Member's  Membership  Units  following  disassociation,  but the
Company shall have no obligation to purchase a disassociating Member's Membership Units until the date of the expiration of the specified term of the Company that existed on the date of the disassociation if the expiration of the specific term does not result in the dissolution and winding up of the Company's business under Section 33-44-801 of the Act. The date of payment, if any, and fair market value of the Disassociating Member's Membership Units shall be determined by the Manager pursuant to the provisions of Section 33-44-701(b).

                                   ARTICLE IV
                             CAPITAL CONTRIBUTIONS

4.1      Initial Contributions.

         Each initial Member shall make the Capital Contribution described for that Member on Exhibit A at the times and on the terms specified on Exhibit A and shall make such additional Capital Contributions as may be required of Members from time to time pursuant to Section 4.3 of this Operating Agreement. The value of the Capital Contributions shall be as set forth on Exhibit A. No interest shall accrue on any Capital Contribution and no Member shall have the right to withdraw or be repaid any Capital Contribution except as provided in this Operating Agreement. Each additional Member shall make such Capital Contribution at such time as established by the Manager.

4.2      Failure to Complete Initial Contribution


         If a Member fails to pay any portion of his initial Capital Contribution within sixty (60) days of the due date for that portion, then, at the Manager's sole discretion, the Manager may revoke that Member's Membership and any Membership Units of that Member. In the event that one or more Membership Units are revoked pursuant to the terms of this Section 4.2, all portions of the initial Capital Contribution already paid by any Member for such Membership Units shall be forfeited to the Company, and the Company shall waive any and all rights to institute any legal proceeding to attempt to recover any balance remaining due on such Membership Units.


4.3      Subsequent Contributions.

         Without creating any rights in favor of any third party, each Member shall, in addition to the Member's initial contribution required by Section 4.1 and Exhibit A of this Operating Agreement, contribute to the Company, in cash, on or before the date specified as hereinafter described that Member's pro rata share of all monies that 100% of the Members determine are necessary to enable the Company to cause the assets of the Company to be properly operated and maintained and to discharge its costs, expenses, obligations, and liabilities. The Manager, following the Members' determination of the need for additional capital, shall notify each Member of the need for Capital Contributions pursuant to this Section 4.3 when appropriate, which notice must include a statement in reasonable detail of the proposed uses of the Capital Contributions and a date (which date may be no earlier than the fifth Business Day following each Member's receipt of its notice) before which the Capital Contributions must be made. This Section 4.3 may be repealed or amended only with the approval of 100% of the Members.

4.4      Failure To Make Subsequent Contributions.

         A. If a Member does not contribute by the time required all or any portion of a Capital Contribution that Member is required to make as provided in this Operating Agreement, the Company may exercise, on notice to that Member (the "Delinquent Member"), one or more of the following remedies:

                  (1) taking such action (including, without limitation, court proceedings) as the Manager may deem appropriate to obtain payment by the Delinquent Member of the portion of the Delinquent Member's Capital Contribution that is in default together with interest thereon at the Default Interest Rate from the date that the Capital Contribution was due until the date that it is made, all at the cost and expense of the Delinquent Member;

                  (2) permitting the other Members on a pro rata basis or in such other percentages as they may agree (the "Lending Member," whether one or more), to advance the portion of the Delinquent Member's Capital Contribution that is in default, with the following results:

                           (a) the sum  advanced  constitutes  a loan  from  the
Lending Member to the Delinquent Member and a Capital Contribution of that sum to the Company by the Delinquent Member pursuant to the applicable provisions of this Operating Agreement,

                           (b) the principal balance of the loan and all accrued
unpaid interest thereon is due and payable in whole on the tenth day after written demand therefor by the Lending Member to the Delinquent Member,

                           (c) the amount  loaned bears  interest at the Default
Interest Rate from the day that the advance is deemed made until the date that the loan, together with all interest accrued on it, is repaid to the Lending Member,

                           (d) all distributions from the Company that otherwise
would be made to the Delinquent Member (whether before or after dissolution of the Company) instead shall be paid to the Lending

Member until the loan and all interest accrued on it have been paid in full to the Lending Member (with payments being applied first to accrued and unpaid interest and then to principal),

                           (e) the payment of the loan and  interest  accrued on
it is secured by a security interest in the Delinquent Member's Membership Units, as more fully set forth in this section, and

                           (f) the Lending Member has the right,  in addition to
the other rights and remedies granted to it pursuant to this Operating Agreement or available to it at law or in equity, to take any action (including without limitation, court proceedings) that the Lending Member may deem appropriate to obtain payment by the Delinquent Member of the loan and all accrued and unpaid interest on it, at the cost and expense of the Delinquent Member;

                  (3) exercising the rights of a secured party under the Uniform Commercial Code of the State of South Carolina, as more fully set forth in this Section; or

                  (4) exercising any other rights and remedies available at law or in equity.

         B. Each Member grants to the Company, and to each Lending Member with respect to any loans made by the Lending Member to that Member as a Delinquent Member pursuant to this section, as security, equally and ratably, for the payment of all Capital Contributions that Member has agreed to make and the payment of all loans and interest accrued on them made by Lending Members to that Member as a Delinquent Member pursuant to this section, a security interest in and a general lien on its Membership Units and the proceeds thereof, all under the Uniform Commercial Code of the State of South Carolina. On any default in the payment of a Capital Contribution or in the payment of such a loan or interest accrued on it, the Company or the Lending Member, as applicable, is entitled to all the rights and remedies of a secured party under the Uniform Commercial Code of the State of South Carolina with respect to the security interest granted in this section. Each Member shall execute and deliver to the Company and the other Members all financing statements and other instruments that the Manager or the Lending Member, as applicable, may request to effectuate and carry out the preceding provisions of this section. At the option of the Manager or a Lending Member, this Operating Agreement or a carbon, photographic, or other copy hereof may serve as a financing statement.

4.5      Return Of Contributions.

         A Member is not entitled to the return of any part of its Capital Contributions or to be paid interest in respect of either its capital account, or its Capital Contributions. An unrepaid Capital Contribution is not a liability of the Company or of any Member. A Member is not required to contribute or to lend any cash or property to the Company to enable the Company to return any Member's Capital Contributions.

4.6      Advances By Members.

         If the Company does not have sufficient cash to pay its obligations, any Member(s) that may agree to do so with the Manager's consent may advance all or part of the needed funds to or on behalf of the Company. An advance described in this section constitutes a loan from the Member to the Company, bears interest at the General Interest Rate from the date of the advance until the day of payment, and is not a Capital Contribution.

4.7      Maintenance Of Capital Accounts.

         The Company shall establish and maintain a Capital Account for each Member. Each Member's Capital Account shall be increased by (1) the amount of any money actually contributed by the Member to the capital of the Company, (2) the fair market value of any property contributed, as determined by the Company and the contributing Member at arm's length at the time of contribution, or in the case of property contributed by the Manager, as determined by independent third party appraisal (net of liabilities assumed by the Company or subject to which the Company takes such property, within the meaning of ss. 752 of the

Code), and (3) the Member's share of Net Profits and of any separately allocated items of income or gain. Each Member's Capital Account shall be decreased by (1) the amount of money actually distributed by the Company to the Member, (2) the fair market value of any property distributed to the Member, as determined by the Company and the Member at arm's length at the time of distribution (net of liabilities of the Company assumed by the Member or subject to which the Member takes such property within the meaning of ss. 752 of the Code), and (3) the Member's share of Net Losses and of any separately allocated items of deduction or loss.

4.8      Distribution Of Assets.

         If the Company at any time distributes any of its assets in-kind to any Member, the Capital Account of each Member shall be adjusted to account for that Member's allocable share of the Net Profits or Net Losses that would have been realized by the Company had it sold the assets that were distributed at their respective fair market value immediately prior to their distribution.

4.9      Sale Or Exchange Of Interest.

         In the event of a sale or exchange of some or all of the Member's Interest in the Company, the Capital Account of the transferring Member shall become the Capital Account of the assignee, to the extent it relates to the portion of the interest transferred.

4.10     Compliance With Section 704(b) Of The Code.

         The provisions of this Article IV as they relate to the maintenance of Capital Accounts are intended, and shall be construed, and, if necessary, modified to cause the allocations of profits, losses, income, gain and credit pursuant to Article V to have substantial economic effect under the Regulations promulgated under ss. 704(b) of the Code, in light of the distributions made pursuant to Articles V and X and the Capital Contributions made pursuant to this
Article IV. In cases where ss. 704(c) and ss. 1.704-3 of the Regulations apply to Company property, Members' Capital Accounts shall be adjusted in accordance with ss. 1.704- 1(b)(2)(iv)(g) of the Regulations for allocations to them of income, gain, loss, and deduction (including depreciation, depletion, amortization, or other cost recovery) as computed for book purposes, with respect to property. Notwithstanding anything herein to the contrary, this Operating Agreement shall not be construed as creating a deficit restoration obligation.


                                    ARTICLE V
                          ALLOCATIONS AND DISTRIBUTIONS

5.1      Allocations Of Net Profits And Net Losses From Operations.

         Net Profits, Net Losses, and other items of income, gain, loss, deduction and credit shall be apportioned among the Members in accordance with their proportionate ownership of Membership Units, provided that income, gain, loss and deduction arising out of disposition of all or any portion of the Land shall be allocated to the Manager and the other Members in accordance with
Section 704(c) of the Code and regulations thereunder (together, "Section 704(c)"). Any elections or other decisions regarding such allocations pursuant to Section 704(c) shall be made by the Manager in any permissible manner which reflects the purpose and intention of this Operating Agreement. Such allocations pursuant to Section 704(c) shall not affect or be taken into account in connection with distributions of cash or property to the Members under Section
5.2 or 10.2 of this Operating Agreement.

5.2      Distributions.

         From time to time, the Manager shall determine in its reasonable judgment to what extent, if any, the Company's cash on hand exceeds the current and anticipated needs, including, without limitation, needs for operating expenses, debt service including service of debt owed to the Manager, acquisitions, reserves, and mandatory distributions, if any. To the extent such excess exists, the Manager may make distributions to the Members in accordance with their proportionate ownership of Membership Units.

                                   ARTICLE VI
                                     MANAGER

6.1      Management By Manager.

         Except for situations in which the approval of the Members is required by this Operating Agreement or by nonwaivable provisions of applicable law, and subject to the provisions of Section 6.2, (i) the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Manager; and (ii) the
Manager may make all decisions and take all actions for the Company not otherwise provided for in this Operating Agreement, including, without limitation, the following:

         A. entering into, making, and performing contracts, agreements, leases, management contracts and other undertakings binding the Company that may be necessary, appropriate, or advisable in furtherance of the purposes of the Company and making all decisions and waivers thereunder;

         B. opening and maintaining bank and investment accounts and arrangements, drawing checks and other orders for the payment of money and designating individuals with authority to sign or give instructions with respect to those accounts and arrangements;

         C. maintaining the assets of the Company in good order;

         D. collecting sums due the Company;

         E. to the extent that funds of the Company are available therefor, paying debts and obligations of the Company;

         F. acquiring, utilizing for Company purposes, and disposing of any asset of the Company;

         G. selecting, removing, and changing the authority and responsibility of lawyers, accountants, and other advisers and consultants;

         H. obtaining insurance for the Company; and

         I. determining distributions of Company cash and other property as provided in Section 5.5.

6.2      Actions By Manager; Delegation Of Authority; Officers.

         A. In managing the business and affairs of the Company and exercising its powers, the Manager shall act (i) through written acts as may be provided or limited in other provisions of this Operating Agreement; and (ii) through committees pursuant to Section 6.2 B.

         B. The Manager may, from time to time, designate one or more advising committees, each of which shall be comprised of the Manager and one or more Members. At every meeting of any such committee, the presence of a majority of all the Members thereof shall constitute a quorum, and the affirmative vote of a majority of the Members present shall be necessary for the adoption of any resolution. The Manager may dissolve any committee at any time, unless otherwise provided in the Articles or this Operating Agreement.

         C. The Manager may, from time to time, designate one or more Persons to be officers of the Company who may or may not be Members. No officer need be a resident of the State of South Carolina or a Member. Any officers so designated shall have such authority and perform such duties as the Manager may, from time to time, delegate to them. The Manager may assign titles to particular officers. Unless the Manager decides otherwise, if the title is one commonly used for officers of a business corporation, the assignment of such title shall constitute the delegation to such officer of the authority and duties that are normally associated with that office, subject to any specific delegation of authority and duties made to such officer by the Manager. Each officer shall hold office until his successor shall be duly designated and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same Person. The salaries or other compensation, if any, of the officers and agents of the Company shall be fixed from time to time by the Manager.

         D. Any officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Manager. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any officer may be removed as such, either with or without cause, by the Manager whenever in its judgment the best interests of the Company will be served thereby, provided, however, that such removal shall be without prejudice to the contract rights, if any, of the Person so removed. Designation of an officer shall not of itself create contract rights. Any vacancy occurring in any office of the Company may be filled by the Manager.


         E. Any Person dealing with the Company, other than a Member, may rely on the authority of any Manager or officer in taking any action in the name of the Company without inquiry into the provisions of this Operating Agreement or compliance herewith, regardless of whether that action actually is taken in accordance with the provisions of this Operating Agreement.

6.3      Powers Of Manager.

         The Manager is an agent of this Company for the purpose of its business or affairs and the act of a Manager, including, but not limited to, the execution in the name of the Company of any instrument for apparently carrying on in the usual way the Company business or businesses of the kind carried on by the Company, binds the Company, unless the Manager so acting has, in fact, no authority to act for this Company in the particular matter, and the person with whom the Manager is dealing has knowledge of the fact that the Manager has no such authority.

6.4      Number And Term Of Office.

         There shall only be one Manager of the Company. The Manager of the Company shall be MV Development Company, LLC. It shall serve as Manager of the Company for the entire term of existence of the Company as specified in the Articles unless (i) it is removed as provided in Section 6.5 of this Agreement,
(ii) it resigns as provided in Section 6.6 of this Agreement, (iii) it is dissolved if a Person other than an individual or dies or is declared incompetent by a court of appropriate jurisdiction if an individual, or (iv) it becomes a debtor in bankruptcy or seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of itself or substantially all of its assets. Unless otherwise provided in the Articles, the Manager need not be a Member or resident of the State of South Carolina.

6.5      Removal.


         The Manager may be removed, for cause, at any special meeting of Members by the affirmative vote of a Required Interest, provided, however, that the Manager may be so removed only upon the condition that the Manager, and/or any affiliate of the Manager, are also previously or simultaneously released from any guarantee(s) of any obligations of the Company. The notice calling such meeting shall give notice of the intention to act upon such matter and provide that the vacancy caused by such removal may be filled at such meeting by vote of holders of a majority of the Membership Units.

6.6      Resignation.

         A. The Manager may resign at any time by sending, personally or by mail, a written resignation letter to all Members. The resignation shall be effective at the time specified in the resignation letter, or if no time is specified, then on the date the resignation letter is first delivered to Members. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the Member at his address as it appears on the records of the Company, with postage thereon prepaid. The acceptance of the resignation shall not be necessary to make it effective, unless expressly so provided in the resignation letter.

         B. The resignation letter referred to in paragraph A above shall be accompanied by (i) notice of a special meeting, as provided in Sections 3.11 and
3.15 of this Operating Agreement, called for the purpose of electing a new Manager, (ii) a voting list prepared in accordance with Section 3.14 of this Operating Agreement of Members entitled to vote at such special meeting and
(iii) the name of a Member designated as chairman, as provided in Section 3.13 of this Operating Agreement, of the special meeting, which Member may be the Manager, if still a Member, or a representative thereof.

6.7      Vacancies.

         Any vacancy occurring in the position of Manager may be filled by an affirmative vote of holders of a majority of the Membership Units. A Manager elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. In any period during which no Manager holds office, a Required Interest shall perform all of the functions of the Manager.

6.8      Place And Manner Of Meetings.

         [Reserved]

6.9      First Meetings.

         [Reserved]

6.10     Regular Meeting Of Manager.

         [Reserved]

6.11     Special Meeting Of Manager.

         [Reserved]

6.12     Notice Of Manager's Meetings.

         [Reserved]

6.13     Action of Manager.

         Any action to be taken by the Manager, including any action required by statute to be taken at a meeting of the managers of a limited liability company, may be taken without a meeting, in a writing setting forth the action so taken and signed by the Manager.

6.14     Quorum; Majority Vote.

         [Reserved]

6.15     Approval Or Ratification Of Acts Or Contracts By Members.

         The Manager in its discretion may submit any act or contract for approval or ratification at any special meeting of the Members called for the purpose of considering any such act or contract, and any act or contract that shall be approved or be ratified by a Required Interest shall be as valid and as binding upon the Company and upon all the Members as if it shall have been approved or ratified by every Member of the Company.

6.16     Interested Managers, Officers And Members.

         A. No contract or transaction (i) between this Company and its Manager or one or more officers, or (ii) between this Company and any other limited liability company, corporation, partnership, association, or other organization in which one or more of its managers, directors or officers are also officers of the Company or officers or members of the Manager or have a financial interest in the Company or the Manager, shall be void or voidable solely because the Manager or officer authorizes the contract or transaction if:

                  (1) The material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the Members entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of a Required Interest of the Members; or

                  (2) The contract or transaction is fair as to this Company as of the time it is authorized, approved, or ratified by the Manager or the Members. A contract or transaction is fair for purposes of this section if its terms are comparable to those which would result from arms length negotiations with unrelated third parties regarding matters similar to those covered by the contract or transaction in question.

         B. This provision shall not be construed to invalidate any contract or transaction that would be valid in the absence of this provision.

         C. Notwithstanding any other provisions of this Operating Agreement and to the extent permitted by applicable law, the Manager and/or any affiliate of the Manager are hereby expressly permitted, without prior approval of the Members, to make loans and advances to the Company for the purpose of developing the Property for use as a golf course, for the operating expenses of such golf course and for other purposes reasonably related to the Company's business provided the terms of such loans or advances are either comparable to, or more favorable to the Company than, terms which would result from arms length negotiations with unrelated third parties for loans or advances to the Company for similar purposes.

6.17     Activities Not Constituting Violation of Duty of Loyalty.

         Participation by the Manager or any officer of the Company in any business activity, including without limitation, developing, owning, investing in, or operating another golf course shall not be a violation of the Manager's or any officer's duty of loyalty to the Company solely because the Manager or officer participates in such business activity.

         A Manager shall not be required to manage the Company as its sole and exclusive function and it (or any Member) may have other business interests and may engage in other activities in addition to those relating to the Company. Neither the Company nor any Member shall have any right, by virtue of this Operating Agreement, to share or participate in such other investments or activities of a Manager or Member or to the income or proceeds derived therefrom. A Manager or Member shall incur no liability to the Company or to any of the Members as a result of engaging in any other business or venture except as required by applicable law and as otherwise provided in this Operating Agreement.

6.18     Compensation.

         By written action approved by a vote of a Required Interest of the Members, the Manager may designate a stated compensation for itself. Members of any special or standing committees may, by resolution of the Manager, be paid their expenses, if any, of attendance at each committee meeting and may be paid a fixed sum for attendance at each committee meeting.


                                   ARTICLE VII
                                 INDEMNIFICATION

7.1      Indemnification.

         The Company shall indemnify the Members, Manager, and agents for all costs, losses, liabilities, and damages paid or accrued by such Members, Manager or agents in connection with the business of the Company, to the fullest extent provided or allowed by applicable law.

                                  ARTICLE VIII
                                      TAXES

8.1      Tax Matters Partner.

         The Manager is designated as the "tax matters partner" of the Company pursuant to ss. 6231(a)(7) of the Code.


8.2      Election of Partnership Tax Status

         To the extent that any action is necessary to make an income tax election, the Manager shall cause the Company to elect to be treated as a partnership for federal and state income tax purposes.

                                  ARTICLE IX
                                     NOTICE

9.1      Notice.

         Any notice or communication required or permitted to be given by any provision of this Operating Agreement shall be in writing and shall be deemed to have been given and received by the Person to whom directed (a) when delivered personally to such Person, or (b) when posted in the United States mails if sent by registered or certified mail, postage and charges prepaid, addressed to the Person to which directed at the address of which such Person has notified the Company.

                                    ARTICLE X
                    DISSOLUTION, LIQUIDATION, AND TERMINATION

10.1     Dissolution.

         The Company shall dissolve and its affairs shall be wound up only upon the first to occur of the following:

         A. the written consent of the Manager;

         B. the expiration of the period fixed for the duration of the Company set forth in the Articles;

         C. upon an event that makes it unlawful for all or substantially all of the business of the Company to be continued, but any cure of illegality within ninety (90) days after notice to the Company of the event is effective retroactively to the date of the event;

         D. upon entry of a judicial decree that:

                  (i) the economic purpose of the Company is likely to be unreasonably frustrated;

                  (ii) another Member has engaged in conduct relating to the Company's business that makes it not reasonably practicable to carry on the Company's business with that Member;

                  (iii) it is not otherwise reasonably practicable to carry on the Company's business in conformity with the Articles of Organization and the Operating Agreement;

                  (iv)   the   Company   failed   to   purchase   the   Member's
         Distributional interest as required by ss. 33-44-701 of the Act; or


                  (v) the Manager(s) or Members in control of the Company have acted, are acting, or will act in a manner that is illegal, oppressive, fraudulent, or unfairly prejudicial to a Member; and


         E.  entry of a decree of  judicial  dissolution  of the  Company  under
Section  33-44-801 (b) of the Act or  administrative  dissolution as provided in
Section 33-44-809 of the Act.

10.2     Winding Up And Termination.

         On dissolution of the Company, the Manager shall act as liquidator or may appoint one or more Members as liquidators. If there is no Manager, then a Required Interest of the Members will appoint one or more Members as liquidator. The liquidator shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The costs of liquidation shall be borne as a Company expense. Until final distribution, the liquidator shall continue to operate the Company properties with all of the power and authority of the Manager. The steps to be accomplished by the liquidator are as follows:

         A. as promptly as possible after dissolution and again after final liquidation, the liquidator shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company's assets, liabilities, and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed as applicable.

         B. the liquidator shall cause the notice described in Section 33-44-807 of the Act to be mailed to each known creditor of and claimant against the Company and the notice described in Section 33-44-808 of the Act to be published in accordance with the terms thereof;

         C. the liquidator shall pay, satisfy or discharge from Company funds all of the debts, liabilities and obligations of the Company (including, without limitation, all expenses incurred in liquidation, any advances described in
Section 4.6 and any loans or advances from the Manager to the Company described in Section 6.16) or otherwise make adequate provision for payment and discharge thereof (including, without limitation, the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine); and

         D. all remaining assets of the Company shall be distributed to Members in accordance with their proportionate ownership of Membership Units.

10.3     Deficit Capital Accounts.

         Notwithstanding anything to the contrary contained in this Operating Agreement, and notwithstanding any custom or rule of law to the contrary, to the extent that the deficit, if any, in the capital account of any Member results from or is attributable to deductions and losses of the Company (including non-cash items such as depreciation), distributions of money pursuant to this Operating Agreement to all Members in proportion to their respective interests in the Company or special allocations required by this Operating Agreement, upon dissolution of the Company such deficit shall not be an asset of the Company and such Members shall not be obligated to contribute such amount to the Company to bring the balance of such Member's capital account to zero.

10.4     Articles Of Termination.

         After the  dissolution  of the limited  liability  company  pursuant to
Section 33-44-801 of the Act, the liquidator, as defined in Section 10.2 of this Operating Agreement, shall file Articles of Termination with the Secretary of State of South Carolina and take such other actions as may be necessary to terminate the Company.

                                   ARTICLE XI
                               GENERAL PROVISIONS

11.1     Books And Records.

         A. The Company shall maintain those books and records that it may deem necessary or desirable. All books and records shall be open to inspection of the Members from time to time. The Manager may examine all such books and records at all reasonable times. The Company shall keep and maintain such records as the Manager deems appropriate.

         B. The Company shall maintain its records, if any, in written form or in another form capable of conversion into written form within a reasonable time.

         C. The Company shall keep in its registered office in South Carolina and make available to Members on reasonable request the street address of its principal United States office in which the records, if any, are maintained or will be available.

         D. The Company shall keep its books on the cash method of accounting.

11.2     Amendment Or Modification.


         Except as otherwise provided herein or by applicable law, this Operating Agreement may be amended and modified from time to time only by a written instrument adopted and executed by a Required Interest of the Members, provided, however, that adoption of any amendment or modification creating, altering or removing a supermajority voting or quorum provision must be approved by the higher of either the existing required vote or quorum or the proposed required vote or quorum of the provision to be amended or modified. No Member or Manager shall have any vested rights in the Operating Agreement.

11.3     Checks, Notes, Drafts, Etc.

         All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the Company shall be signed or endorsed by a designated person which may be appointed by the Manager. The designated person may be a Manager(s), officer(s), Member(s), or other person(s) as may from time to time be designated.


11.4     Headings.

         The headings used in this Operating Agreement have been inserted for convenience only and do not constitute matter to be construed in interpretation.

11.5     Construction.

         Whenever the context so requires, the gender of all words used in this Operating Agreement includes the masculine, feminine, and neuter, and the singular shall include the plural, and conversely. All references to Articles and Sections refer to articles and sections of this Operating Agreement, and all references to Exhibits, if any, are to Exhibits attached hereto, if any, each of which is made a part hereof for all purposes. If any portion of this Operating Agreement shall be invalid or inoperative, then, so far as is reasonable and possible:

         A. The remainder of this Operating Agreement shall be considered valid and operative; and

         B. Effect shall be given to the intent manifested by the portion held invalid or inoperative.

11.6     Entire Agreement; Supersedure.

         This Operating Agreement constitutes the entire agreement of the Members and their Affiliates relating to the Company and supersedes all prior contracts or agreements with respect to the Company, whether oral or written.

11.7     Effect Of Waiver Or Consent.


         A waiver or consent, expressed or implied, to or of any breach or default by any Person in the performance by that Person of its obligations with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Company. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run.


11.8     Binding Effect.

         Subject to the restrictions on Dispositions set forth in this Operating Agreement, this Operating Agreement is binding on and inures to the benefit of the Members and their respective heirs, legal representatives, successors, and assigns.

11.9     Governing Law; Severability.

         THIS OPERATING AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF SOUTH CAROLINA EXCLUDING ANY
CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS OPERATING AGREEMENT TO THE LAW OF ANOTHER JURISDICTION.
In the event of a direct conflict between the provisions of this Operating Agreement and (a) a mandatory provision of the Articles, or (b) any mandatory provision of the Act, the applicable provision of the Articles or the Act shall control. If any provision of this Operating Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Operating Agreement and the application of that provision to other Persons or circumstances is not affected thereby and that provision shall be enforced to the greatest extent permitted by law.

11.10    Further Assurances.

         In connection with this Operating Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Operating Agreement and those transactions.

11.11    Notice To Members Of Provisions Of This Agreement.

         By executing this Operating Agreement, each Member acknowledges that it has actual notice of (a) all of the provisions of this Operating Agreement, including, without limitation, the restrictions on the transfer of Membership Units set forth in Article III, and (b) all of the provisions of the Articles. Each Member hereby agrees that this Operating Agreement constitutes adequate notice of all such provisions, and each Member hereby waives any requirement that any further notice thereof be given.

11.12    Counterparts.

         This Operating Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

11.13    Conflicting Provisions.

         To the extent that one or more provisions of this Operating Agreement appear to be in conflict with one another, then the Manager shall have the right to choose which of the conflicting provisions are to be enforced. Wide latitude is given to the Manager in interpreting the provisions of this Operating Agreement to accomplish the purposes and objectives of the Company, and the Manager may apply this Operating Agreement in such a manner as to be in the best interest of the Company, in its sole discretion, even if such interpretation or choice of conflicting provisions to enforce is detrimental to one or more Members.

11.14    Execution.

         This Operating Agreement may be executed in multiple counterparts, identical except for the signatories and dates of adherence. Each counterpart may be executed by affixing the signatures of the Manager and a subscribing Member immediately below or to an enrollment agreement of form and substance determined by the Manager at its sole discretion.

                                   SIGNATURES

         IN WITNESS WHEREOF, the Manager and the subscribing Member indicated below have hereunto set their signatures as of the date indicated below.

THE MANAGER                                                          MEMBER

__________________________________________           _________________________________________
Print Name of Manager if Not an Individual           Print Name of Member of Not an Individual


__________________________________________           _________________________________________
Signature                                            Signature


__________________________________________           _________________________________________
Print Name (and Title of Signatory if the            Print Name (and Title of Signatory if the
Manager is not an Individual)                        Member is not an Individual)

___________________
Date

                                    EXHIBIT A

                              CAPITAL CONTRIBUTIONS

MV DEVELOPMENT COMPANY, LLC


          The Capital Contribution of MV Development Company, LLC shall be the 243 acres of real estate located in Mount Vintage Plantation, which is east of Sweetwater Road and south of the town of Edgefield in Edgefield County, South Carolina (the "Land"), which shall be used for purposes of developing and operating an 18-hole golf course. As of June 25, 1998, the fair market value of the Land was determined to be $4,000.00 per acre or $970,000.00 in total. MV Development Company, LLC received or will receive 48 Membership Units in return for its Capital Contribution of the Land.


OTHER MEMBERS

          Members joining the Company shall make a Capital Contribution of $20,000.00 for each Membership Unit purchased. Members joining prior to December 31, 1998 must pay the $20,000.00 price of their Membership Units on a schedule to be provided by the manager, provided that the total price shall be paid no later than January 15, 1999. Members joining on or after December 31, 1998 must pay the $20,000.00 price of their Membership Units upon becoming a party to the Operating Agreement.

                                                                       EXHIBIT B

                           MEMBER ENROLLMENT AGREEMENT
                    MOUNT VINTAGE PLANTATION GOLF COURSE, LLC


         This Membership Enrollment Agreement (the "Agreement") for Mount Vintage Plantation Golf Course, LLC, a South Carolina limited liability company (the "LLC") is hereby entered into as of the date of signature of the parties hereto by and between MV Development Company, LLC, a South Carolina limited liability company (the "Manager") as Manager of the LLC, and ___________________ (the "Member").


         All capitalized terms used in this Agreement and not otherwise defined herein shall have the same meaning as such terms have in the prospectus (the "Prospectus") filed with the U.S. Securities and Exchange Commission as part of a registration statement on Form S-11 (the "Registration Statement") pertaining to the Company's offer to sell up to $3.0 million in aggregate principal amount of its Membership Units (as defined in the Prospectus).

         The Member wishes to purchase, and the Manager wishes to sell on behalf of the LLC, the number of Membership Units indicated below.

         In mutual consideration for the agreements, warranties and covenants contained herein, the parties agree, warrant and covenant as follows:

                       MEMBER REPRESENTATIONS & WARRANTIES

         As an inducement to the Manager to enter into this Agreement on behalf of the Company, the Member warrants and represents as follows:


                                                                                                    Member's
                                                                                                    Initials
I.         The Member either (i) has an annual gross income of at least $45,000.00 and a Net         ______
           Worth (as defined in the Glossary of the Prospectus) of at least $45,000, or (ii) a minimum Net Worth of at least $150,000.  Net Worth calculated pursuant to this paragraph excludes the Member's home, home furnishings, and automobiles.


II.        The Member is purchasing the Membership Units for his, her or its own account             ______
           and not for the purpose of reselling the Membership Units.

III.       The Member received a copy of the Prospectus at least five (5) business days              ______
           prior to the date of this Agreement and has had an adequate opportunity to read the Prospectus, including without limitation the sections of the Prospectus titled
           "Risk Factors" and "Certain Federal Income Tax Consequences," and to seek legal and tax planning advice concerning an investment in the Membership Units.

IV.        The Member understands that an investment in the Membership Units is not a                ______
           liquid investment.  There is no market for the Membership Units nor is a market for the Membership Units likely to develop.  The Member may not transfer his, her or its Membership Unit(s) without the approval of the Manager, and the
           Company has a right-of-first-refusal in the event that the Member desires to transfer the distributional interests associated with his, her or its Membership
           Unit(s).  The Manager may actively seek to prevent a market for the Membership
           Units or the distributional interest related thereto from developing in order to preserve the Company's partnership status for federal income tax purposes.

                                       B-1

V.         The Member understands that an investment in the Membership Units involves a              ______
           high degree of risk, including without limitation the risk that the Member may lose his, her or its entire investment in the Membership units, and the Member warrants that he, she or it could comfortably afford to lose the entire amount invested in the Membership Units.

VI.        The Member believes that he, she or it can reasonably benefit from an investment          ______
           in the Membership, based on the Member's overall investment objectives and portfolio structure.


VII.       The Member is aware that Exhibit A to the Prospectus contains a copy of the               ______
           operating agreement for the LLC (the "Operating Agreement").  The Member
           understands that by executing this Agreement, he, she or it becomes a Member of the LLC and becomes fully bound by the Operating Agreement as a party thereto.

VIII.      The Member hereby warrants that he, she or it (i) received the Prospectus, (ii)           ______
           received any and all sales material pertaining to the Offering described in the
           Prospectus, and (iii) signed this Agreement all while in either the State of South
           Carolina or the State of Georgia.  The Member further hereby warrants that he, she or it has not received any sales material pertaining to the Offering described in the
           Prospectus or discussed the Offering with any officer, director, employee, agent or representative of the Company or the Manager at any time while not in either the
           State of South Carolina or the State of Georgia.


IX.        The Member understands that neither the Manager nor any of its affiliates has any         ______
           prior experience in managing or operating a golf course or golf club.

                      PURCHASE AND SALE OF MEMBERSHIP UNITS
                               ADMISSION AS MEMBER


         The Member, by executing this Agreement, wishes, intends and agrees to become a party to the Operating Agreement, to become a Member of the LLC and to purchase the number of Membership Units in the LLC indicated below.

         The Member hereby agrees to purchase, and the Manager hereby agrees to sell on behalf of the LLC, the number of Membership Units indicated immediately below.

            Number of Membership Units to be Purchased by the Member:

         The Member hereby agrees to pay for the Membership Units to be purchased by paying $1,000.00 upon execution of this Agreement and $19,000. 00 by October 16, 1998 for each Membership Unit purchased. The $1,000.00 paid per Membership Unit is a deposit that may be refunded to the Member only in the event that the Company does not consummate the Offering as described in the Section of the Prospectus titled
         "The Offering."

         The Manager hereby acknowledges receipt from the Member of $-------.00. (the "Deposit"), which amount will be transferred to a Commercial Depository Institution as Escrow Agent to be held in escrow for the Company pending consummation or termination of the Offering pursuant to the terms described in the Prospectus. If the Offering is not consummated pursuant to the terms described in the Prospectus, the Manager shall cause the Escrow Agent to return the Deposit to the Member along with a share of accured interest thereon net of a fee to cover escrow costs as described in the Prospectus. If the Offering is consummated pursuant to the terms described in the Prospectus, the Manager shall cause the Escrow Agent to transfer the Deposits to the Company account(s).

         The Manager hereby agrees, on behalf of the LLC, to admit the Member as a member of the LLC subject to the terms of the Operating Agreement.


         AGREED TO THIS _____ DAY OF ______________, 199_, IN WITNESS WHEREOF THE PARTIES HAVE HEREUNTO SET THEIR SIGNATURES.

THE MANAGER                                     MEMBER

__________________________________________      _________________________________________
Print Name of Manager if Not an Individual      Print Name of Member of Not an Individual

__________________________________________      _________________________________________
Signature                                       Signature

__________________________________________      _________________________________________
Print Name (and Title of Signatory if the       Print Name (and Title of Signatory if the
Manager is not an Individual)                   Member is not an Individual)

                                                _________________________________________
                                                (Address)
                                                _________________________________________

                                                _________________________________________
                                                (Telephone Number)

PLACE OF SIGNATURE:______________________________________________________________________
(Indicate municipality and State)

                                                                       Exhibit C



                        Projections of Development Costs

                                       and

                       Five Year Projections of Operations

                                       of

                     Mount Vintage Plantation Golf Club, LLC

                        PROJECTIONS OF DEVELOPMENT COSTS



Description of Work           Total 97   Jan-98     Feb-98      Mar-98      Apr-98
-------------------           --------   ------     ------      ------      ------
Golf Development Costs
Architect Fees - Tom           2,500     7,500
Jackson
Market Study                   3,000     3,000

Legal & Accounting Fees -                                          145         432
Structure/Offering/Other
Pre-opening
Marketing/Operations              59       750                                  86
Budget
Subtotal                       5,559    11,250                     145         518
GOLF CLUB CONSTRUCTION
Permits
Wetlands Delineation -                              3,128
168hrs @ $80/hr
Survey - Outsourced                                 9,000
Engineering - Outsourced                           11,600
Grow-in Period - Four
Months (adm. and oper.
costs)
Centerline Survey              6,830
Mobilization
Erosion Control
Clearing and Grubbing
Lake Construction (Dams)
Rough Grading
Shaping
Drainage
Greens Construction
Tee Construction
Trap Construction
Irrigation (Golf Course)
Bridges
Bulkheads and Walls
Cart Paths (Concrete)
Greens Fumigation
Fertilizer and Lime
Fine Grading
Grassing
Contingency
Subtotal                                           23,728





Description of Work             May-98       Jun-98      Jul-98    Aug-98   Sep-98
-------------------             ------       ------      ------    ------   ------
Golf Development Costs
Architect Fees - Tom                                              20,000    50,000
Jackson
Market Study                     2,159                    1,500
Legal & Accounting Fees -                     2,963         814    5,596    91,763
Structure/Offering/Other
Pre-opening                        130       10,501       3,627    8,445    13,000
Marketing/Operations
Budget
Subtotal                         2,289       13,464       5,941   34,041   154,763
Golf Club Construction
Permits                                                            1,000
Wetlands Delineation -
168hrs @ $80/hr
Survey - Outsourced
Engineering - Outsourced
Grow-in Period - Four
Months (adm. and oper.
costs)
Centerline Survey                6,830
Mobilization
Erosion Control
Clearing and Grubbing
Lake Construction (Dams)
Rough Grading
Shaping
Drainage
Greens Construction
Tee Construction
Trap Construction
Irrigation (Golf Course)
Bridges
Bulkheads and Walls
Cart Paths (Concrete)
Greens Fumigation
Fertilizer and Lime
Fine Grading
Grassing
Contingency
Subtotal                                                  6,830    1,000

Description of Work           Oct-98    Nov-98     Dec-98     Total-98      Jan-99
-------------------           ------    ------     ------     --------      ------
Golf Development Costs
Architect Fees - Tom          15,000    10,000      5,000      107,500      15,000
Jackson
Market Study                                                     6,659
Legal & Accounting Fees -      1,000       500        500      103,713         500
Structure/Offering/Other
Pre-opening                   18,500    14,000     11,500       80,539      57,300
Marketing/Operations Budget
Subtotal                      34,500    24,500     17,000      298,411      72,800
Golf Club Construction
Permits                        1,800                             2,800
Wetlands Delineation -
168hrs @ $80/hr                4,500                             7,628
Survey - Outsourced            5,000     6,000                  20,000
Engineering - Outsourced       2,500                            14,100
Grow-in Period - Four
Months (adm. and oper.
costs)
Centerline Survey              2,200                             9,030
Mobilization                  30,000                            30,000
Erosion Control               20,000    20,000      6,000       46,000       6,000
Clearing and Grubbing         30,000    90,000     60,000      180,000      50,000
Lake Construction (Dams)      20,000    50,000     70,000      140,000      10,000
Rough Grading                 50,000   150,000    162,500      362,500     160,000
Shaping                                 80,000     50,000      130,000      20,000
Drainage                      20,000   100,000     80,000      200,000      60,000
Greens Construction                     90,000    100,000      190,000      70,000
Tee Construction                                   30,000       30,000      30,000
Trap Construction
Irrigation (Golf Course)                           50,000       50,000     200,000
Bridges                                            28,000       28,000      10,000
Bulkheads and Walls                                20,000       20,000      27,000
Cart Paths (Concrete)
Greens Fumigation
Fertilizer and Lime
Fine Grading
Grassing                                 8,334     10,000       18,334
Contingency                   20,000    20,000     20,000       60,000      20,000
Subtotal                     206,000   614,334    686,500    1,538,392     663,000



Description of Work           Feb-99       Mar-99      Apr-99   May-99   June-99
-------------------           ------       ------      ------   ------   -------
Golf Development Costs
Architect Fees - Tom          10,000       15,000               15,000
Jackson
Market Study                                                     6,659
Legal & Accounting Fees -        500          500         500      500       500
Structure/Offering/Other
Pre-opening                   11,000       10,000      14,000   14,000    14,000
Marketing/Operations Budget
Subtotal                      21,500       25,500      14,500   29,500    14,500
Golf Club Construction
Permits
Wetlands Delineation -
168hrs @ $80/hr
Survey - Outsourced
Engineering - Outsourced
Grow-in Period - Four                                  36,200   38,000    39,500
Months (adm. and oper.
costs)
Centerline Survey
Mobilization
Erosion Control               18,000        6,000       6,000    6,000     6,000
Clearing and Grubbing         10,650
Lake Construction (Dams)
Rough Grading                              15,000      40,000   30,000
Shaping
Drainage
Greens Construction           15,000
Tee Construction              10,000                            20,000
Trap Construction                          13,334      30,000   30,000    30,000
Irrigation (Golf Course)     160,000       50,000      40,000   25,000
Bridges                        4,000
Bulkheads and Walls           20,000
Cart Paths (Concrete)         20,000       70,000     120,000   45,000
Greens Fumigation                          15,000
Fertilizer and Lime                                     4,000   10,000    11,000
Fine Grading                               12,000      10,000   30,000    38,000
Grassing                                                5,000   30,000    60,000
Contingency                   20,000       20,000      20,000   20,000    20,000
Subtotal                     317,650      201,334     311,200  284,000   204,500

Description of Work           Jul-99      Aug-99     Sep-99      Oct-99
-------------------           ------      ------     ------      ------
Golf Development Costs
Architect Fees - Tom          15,000                 10,000
Jackson
Market Study
Legal & Accounting Fees -        500         500
Structure/Offering/Other
Pre-opening                   16,500      21,500     10,000       50,000
Marketing/Operations Budget
Subtotal                      32,000      22,000     20,000       50,000
Golf Club Construction
Permits
Wetlands Delineation -
168hrs @ $80/hr
Survey - Outsourced
Engineering - Outsourced
Grow-in Period - Four         41,500      42,500
Months (adm. and oper.
costs)
Centerline Survey
Mobilization
Erosion Control                6,000
Clearing and Grubbing
Lake Construction (Dams)
Rough Grading
Shaping
Drainage
Greens Construction
Tee Construction
Trap Construction
Irrigation (Golf Course)
Bridges
Bulkheads and Walls
Cart Paths (Concrete)
Greens Fumigation
Fertilizer and Lime
Fine Grading                  40,000
Grassing                      30,000
Contingency                   20,000      20,000     20,000
Subtotal                     137,500      62,500     20,000



Description of Work         Nov-99      Dec-99       Total-99    Total
-------------------         ------      ------       --------    -----
Golf Development Costs
Architect Fees - Tom        10,000                   90,000     200,000
Jackson
Market Study                                                      9,659
Legal & Accounting Fees -                             4,000     107,713
Structure/Offering/Other
Pre-opening                                         218,300     298,898
Marketing/Operations Budget
Subtotal                    10,000                  312,300     616,270
Golf Club Construction
Permits                                                           2,800
Wetlands Delineation -                                            7,628
168hrs @ $80/hr
Survey - Outsourced                                              20,000
Engineering - Outsourced                                         14,100
Grow-in Period - Four                               197,700     197,700
Months (adm. and oper.
costs)
Centerline Survey                                                 9,030
Mobilization                                                     30,000
Erosion Control                                      54,000     100,000
Clearing and Grubbing                                60,650     240,650
Lake Construction (Dams)                             10,000     150,000
Rough Grading                                       245,000     607,500
Shaping                                              20,000     150,000
Drainage                                            100,000     300,000
Greens Construction                                  85,000     275,000
Tee Construction                                     60,000      90,000
Trap Construction                                   103,334     103,334
Irrigation (Golf Course)                            475,000     525,000
Bridges                                              14,000      42,000
Bulkheads and Walls                                  47,000      67,000
Cart Paths (Concrete)                               255,000     255,000
Greens Fumigation                                    15,000      15,000
Fertilizer and Lime                                  25,000      25,000
Fine Grading                                        130,000     130,000
Grassing                                            125,000     143,334
Contingency                                         180,000     240,000
Subtotal                                          2,201,684   3,740,076

Description of Work      Total 97     Jan-98     Feb-98      Mar-98      Apr-98
-------------------      --------     ------     ------      ------      ------
Golf Club Equip. and
Mainentance
Maintenance Equipment
Purchased
Maintenance Equipment
Leased
Maintenance Building (6000
sf @ $25/ft.)
Maintenance Area Site Work
& Road
Subtotal
Club House and Grounds
Club House (5000 sf @
$130/ft) (including arch.
fees)                                                                          6,614
Club House Furnishings
Cart Storage Barn (5500sf @
$20/ft)
Parking Lot and Road Work
Irrigation
Landscaping
Lighting
Signing
Subtotal                                                                       6,614
Total Expenditures             5,559      11,250     23,728          145       7,132
Reserve for operating losses
Constr. interest ($3.5M loan,
9%, interest only 3 yrs)
Grand Total                    5,559      11,250     23,728          145       7,132
Running Expenditure Total      5,559      16,809     40,537       40,682      47,814
Equity
Waived Initiation Fees
Repayments
Draw                           5,559      11,250     23,728          145       7,132
Cumulative Debt                5,559      16,809     40,537       40,682      47,814


Description of Work               May-98       Jun-98      Jul-98      Aug-98        Sep-98
-------------------               ------       ------      ------      ------        ------
Golf Club Equip. and
Mainentance
Maintenance Equipment
Purchased
Maintenance Equipment
Leased
Maintenance Building (6000
sf @ $25/ft.)
Maintenance Area Site Work
& Road
Subtotal
Club House and Grounds
Club House (5000 sf @
$130/ft) (including arch.
fees)                                                                   4,980
Club House Furnishings
Cart Storage Barn (5500sf @
$20/ft)
Parking Lot and Road Work
Irrigation
Landscaping
Lighting
Signing
Subtotal                                                                4,980
Total Expenditures                 2,289       20,294       5,941      40,021       154,763
Reserve for operating losses
Constr. interest ($3.5M loan,
9%, interest only 3 yrs)
Grand Total                        2,289       20,294       5,941      40,021       154,763
Running Expenditure Total         50,103       70,397      76,338     116,359       271,122
Equity                                       (20,000)
Repayments
Draw                               2,289          294       5,941      40,021       154,763
Cumulative Debt                   50,103       50,397      56,338      96,359       251,122

Description of Work          Oct-98       Nov-98     Dec-98      Total-98    Jan-99      Feb-99
-------------------          ------       ------     ------      --------    ------      ------
Golf Club Equip. and
Mainentance
Maintenance Equipment
Purchased
Maintenance Equipment
Leased
Maintenance Building (6000
sf @ $25/ft.)
Maintenance Area Site Work
& Road
Subtotal
Club House and Grounds
Club House (5000 sf @                                44,000       55,594      50,000      50,000
$130/ft) (including arch.
fees)
Club House Furnishings
Cart Storage Barn (5500sf @
$20/ft)
Parking Lot and Road Work
Irrigation
Landscaping
Lighting
Signing
Subtotal                                             44,000       55,594      50,000      50,000
Total Expenditures           240,500     638,834    747,500    1,892,397     785,800     389,150
Reserve for operating losses
Constr. interest ($3.5M loan,                                                             26,250
9%, interest only 3 yrs)
Grand Total                  240,500     638,834    747,500    1,892,397     785,800     415,400
Running Expenditure Total    511,622   1,150,456  1,897,956                2,683,756   3,099,156
Equity                    (2,750,000)
Waived Intiation Fees       (250,000)
Repayments                   251,122
Draw
Cumulative Debt



Description of Work               Mar-99      Apr-99       May-99        Jun-99
-------------------               ------      ------       ------        ------
Golf Club Equip. and
Mainentance
Maintenance Equipment             200,000
Purchased
Maintenance Equipment               3,200       3,200       3,200         3,200
Leased
Maintenance Building (6000                    150,000
sf @ $25/ft.)
Maintenance Area Site Work                      5,000
& Road
Subtotal                          203,200     158,200       3,200         3,200
Club House and Grounds
Club House (5000 sf @              50,000      50,000      50,000        50,000
$130/ft) (including arch.
fees)
Club House Furnishings
Cart Storage Barn (5500sf @                    10,000      10,000        10,000
$20/ft)
Parking Lot and Road Work
Irrigation
Landscaping
Lighting
Signing
Subtotal                           50,000      60,000      60,000        60,000
Total Expenditures                480,034     543,900     376,700       282,200
Reserve for operating losses
Constr. interest ($3.5M loan,      26,250      26,250      26,250        26,250
9%, interest only 3 yrs)
Grand Total                       506,284     570,150     402,950       308,450
Running Expenditure Total       3,605,440   4,175,590   4,578,540     4,886,990
Equity
Waived Initiation Fees
Repayments
Draw                              506,284     570,150     402,950       308,450
Cumulative Debt                   585,440   1,155,590   1,558,540     1,866,990

Description of Work                     Jul-99       Aug-99     Sep-99      Oct-99
-------------------                     ------       ------     ------      ------
Golf Club Equip. and
Mainentance
Maintenance Equipment
Purchased
Maintenance Equipment                   3,200       3,200
Leased
Maintenance Building (6000
sf @ $25/ft.)
Maintenance Area Site Work
& Road
Subtotal                                3,200       3,200
Club House and Grounds
Club House (5000 sf @                   50,000      50,000    100,000      100,000
$130/ft) (including arch.
fees)
Club House Furnishings                              20,000     64,000
Cart Storage Barn (5500sf @             20,000      20,000     20,000       20,000
$20/ft)
Parking Lot and Road Work               10,000      20,000     20,000
Irrigation                                           8,000
Landscaping                                                    40,000
Lighting                                             8,000
Signing                                              5,000
Subtotal                                 80,000     131,000    244,000      120,000
Total Expenditures                      252,700     218,700    284,000      170,000
Reserve for operating losses                                    71,217       71,217
Constr. interest ($3.5M loan,            26,250      26,250
9%, interest only 3 yrs)
Grand Total                             278,950     244,950    355,217      241,217
Running Expenditure Total             5,165,940   5,410,890  5,766,107    6,007,234
Equity
Waived Initiation Fees
Repayments
Draw                                    278,950     244,950    355,217      241,217
Cumulative Debt                       2,145,940   2,390,890  2,746,107    2,987,324



Description of Work                      Nov-99      Dec-99    Total-99       Total
-------------------                      ------      ------    --------       -----
Golf Club Equip. and
Mainentance
Maintenance Equipment                                           200,000     200,000
Purchased
Maintenance Equipment                                            19,200      19,200
Leased
Maintenance Building (6000                                      150,000     150,000
sf @ $25/ft.)
Maintenance Area Site Work                                        5,000       5,000
& Road
Subtotal                                                        374,200     374,200
Club House and Grounds
Club House (5000 sf @                                           600,000     655,594
$130/ft) (including arch.
fees)
Club House Furnishings                                           84,000      84,000
Cart Storage Barn (5500sf @                                     110,000     110,000
$20/ft)
Parking Lot and Road Work                                        50,000      50,000
Irrigation                                                        8,000       8,000
Landscaping                                                      40,000      40,000
Lighting                                                          8,000       8,000
Signing                                                           5,000       5,000
Subtotal                                                        905,000     905,000
Total Expenditures                       10,000               3,793,184   5,691,140
Reserve for operating losses             71,217      71,217     284,868     284,868
Constr. interest ($3.5M loan,                                   183,750     183,750
9%, interest only 3 yrs)
Grand Total                              81,217      71,217   4,261,802   6,159,758
Running Expenditure Total             6,088,541   6,159,758
Equity
Waived Initiation Fees
Repayments
Draw                                     81,217      71,217   3,139,758   3,139,758
Cumulative Debt                       3,068,541   3,139,758

                     MOUNT VINTAGE PLANTATION GOLF CLUB, LLC
                          STATEMENT OF PROJECTED INCOME
                       UNDER THE ASSUMPTIONS IN THE NOTES
             FOR THE THREE MONTHS ENDING DECEMBER 31, 1999, AND EACH
            OF THE FOUR YEARS IN THE PERIOD ENDING DECEMBER 31, 2003

INCOME                                                 1999              2000              2001             2002              2003
------                                                 ----              ----              ----             ----              ----
  Member fees                                     $    37,500     $    276,000      $    381,000     $    492,240      $    544,320
  Initiation fees                                      25,000           50,000            69,000           79,350            87,602
  Weekend fees                                         80,332          305,760           306,824          402,072           437,085
  Weekday fees                                         21,032           80,080            80,344           97,464           105,960
  Masters week fees                                        --           89,600            89,600          112,000           112,000
  Cart fees                                            55,500          252,000           282,000          371,000           406,000
  Practice range                                        1,500           25,000            27,500           29,500            32,000
  Grill and beverage                                   26,333           79,000           130,350          141,168           148,198
  Miscellaneous                                         1,500            5,000             8,000            9,000            10,000
                Total Income                          248,697        1,162,440         1,374,618        1,733,794         1,883,165
EXPENSES
  Practice Range:
    Labor and payroll taxes                             4,333           13,000            13,650           14,196            14,764
    Supplies, balls, etc.                               1,333            4,000             4,200            4,368             4,543
    Repairs and maintenance                             1,667            5,000             5,250            5,460             5,678
               Total Practice Range                     7,333           22,000            23,100           24,024            24,985
  Golf Carts:
    Labor and payroll taxes                            11,000           33,000            34,650           36,036            37,477
    Utilities                                           3,667           11,000            11,550           12,012            12,492
    Supplies and miscellaneous                          2,000            6,000             6,300            6,552             6,814
    Repairs and maintenance                             1,433            4,300             4,515            4,696             4,883
    Lease expense                                      22,500           67,500            67,500           67,500            67,500
               Total Golf Carts                        40,600          121,800           124,515          126,796           129,166
  Golf Course:
    Labor and payroll taxes                           137,833          413,500           434,175          451,542           469,604
    Gas and oil                                         6,167           18,500            19,425           20,202            21,010
    Utilities                                           5,067           15,200            15,960           16,598            17,262
    Supplies and miscellaneous                          7,167           21,500            22,575           23,478            24,417
    Repairs and maintenance                             4,800           14,400            15,120           15,725            16,354
    Fertilizer, chemicals, seed, sod                   18,667           56,000            58,800           61,152            63,598
    Equipment rental                                   12,833           38,500            40,425           42,042            43,724
               Total Golf Course                      192,534          577,600           606,480          630,739           655,969

SEE ACCOMPANYING SUMMARY OF SIGNIFICATN ASSUMPTIONS AND ACCOUNTING POLICIES.

                                                       1999              2000             2001             2002              2003
                                                      ------            ------           ------           ------            ------
  Grill and Beverage:
    Labor and payroll taxes                            21,667           65,000            68,250           70,980            73,819
    Food and supplies                                  11,333           34,000            35,700           37,128            38,613
    Miscellaneous                                       3,333           10,000            10,500           10,920            11,357
               Total Grill and Beverage                36,333          109,000           114,450          119,028           123,789
  Buildings:
    Supplies and miscellaneous                          4,000           12,000            12,600           13,104            13,628
    Repairs and maintenance                             3,000            9,000             9,450            9,828            10,221
               Total Buildings                          7,000           21,000            22,050           22,932            23,849
  General and Administrative:
    Admin. salaries and payroll taxes                  23,333           70,000            73,500           76,440            79,498
    Pro Shop salaries and payroll taxes                45,000          135,000           141,750          147,420           153,317
    Dues and subscriptions                              1,433            4,300             4,515            4,696             4,883
    Utilities                                           6,333           19,000            19,950           20,748            21,578
    Telephone                                             667            2,000             2,100            2,184             2,271
    Administrative                                      1,667            5,000             5,250            5,460             5,678
    Accounting and auditing                             1,333            4,000             4,200            4,368             4,543
    Insurance - general and group                      17,333           52,000            54,600           56,784            59,055
    Advertising                                        16,000           48,000            50,400           52,416            54,513
    Taxes and licenses                                  5,000           15,000            15,750           16,380            17,035
    Interest                                          105,000          315,000           315,000          308,106           292,172
    Depreciation                                       56,667          170,000           170,000          170,000           170,000
    Miscellaneous                                       1,667            5,000             5,250            5,460             5,678
               Total General and Admin.               281,433          844,300           862,265          870,462           870,221
                    TOTAL EXPENSES                    565,233        1,695,700         1,752,860        1,793,981         1,827,979
                         NET INCOME                  (316,536)        (533,260)         (378,242)         (60,187)           55,186
ADJUSTMENTS TO DERIVE CASH FLOW
  Depreciation                                         56,667          170,000           170,000          170,000           170,000
  Deferred Initiation Fees                            225,000          200,000           121,000           24,150            (5,078)
  Principal payments                                       --               --                --         (126,187)         (138,024)
                   NET CHANGE IN CASH                 (34,869)        (163,260)          (87,242)           7,776            82,084
  Cash, beginning of year                             395,110          360,241           196,981          109,739           117,515
  Cash, end of year                                   360,241          196,981           109,739          117,515           199,599
  Earnings Per Membership Unit                      (1,590.63)       (2,679.70)        (1,900.91)         (302.45)           277.32

See accompanying summaries of significant assumptions and accounting policies.

                     MOUNT VINTAGE PLANTATION GOLF CLUB, LLC
                                   ASSUMPTIONS




NOTE 1 - NATURE AND LIMITATIONS OF PROJECTIONS

Detailed below are the assumptions which management believes provide the material basis for the financial projections contained in this Exhibit C. The projections present, to the best of management's knowledge and belief as of July 1, 1998, the expected income and cash flow for the projection period if actual events match the assumptions. The presentation is designed to be included in the Prospectus contained in the Company's Registration Statement on Form S-11 to provide information to prospective Company Members and is not intended for, and may not be useful for, any other purposes. Actual events could be substantially different from the assumptions contained herein because of the risk factors discussed in the Prospectus, and accordingly, actual income and cash flows could be materially different from those projected herein to the disadvantage of investors.

The financial projections have been prepared and presented by management in accordance with the guidelines established by the American Institute of Certified Public Accountants.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BUSINESS ACTIVITIES - Mount Vintage Plantation Golf Club, LLC (the Company) was organized to develop and operate a single golf course at Mount Vintage Plantation, a residential and equestrian community.

BASIS OF ACCOUNTING - The Company prepares its financial statements on the accrual basis of accounting.

USE OF ESTIMATES - Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

CASH AND CASH EQUIVALENTS - The Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

INCOME TAXES - The Company is not a taxpaying entity for federal income tax purposes; thus, no income tax expense is recorded in the statements. Income from the Company is taxed to the members in their individual returns.

INVENTORIES - Inventories are stated at lower of cost or market using the first-in, first-out (FIFO) method.

PROPERTY AND EQUIPMENT - Property and equipment are recorded at cost. Provisions for depreciation and amortization are made by charges to income at rates based upon the estimated useful lives of the assets and are computed by the straight-line method for financial statement purposes and accelerated method for tax purposes. Major additions for capital assets are capitalized as projects are constructed. Interest incurred during the construction phase of the fixed assets is reflected in the capitalized value of the asset constructed. Improvements incurred to develop the golf course will be amortized over their useful life. The costs attributable to the raw land will not be depreciated. Maintenance expenditures will be expensed as incurred.



MEMBERSHIP DUES - Membership dues are recognized as revenue in the applicable membership period. Any unearned amounts are included in deferred revenue at the end of each accounting period.

INITIATION FEES - Initiation fees are recorded as revenue over the life of an expected membership of ten years. The initial Membership Units sold through the Company's Form S-11 Prospectus provides the purchaser of the Membership Unit with the right to a waiver of the initiation fee. The Company will allocate these proceeds between equity and deferred revenue upon the sale of a Membership Unit. This provision is unique to the Membership Units offered in the Prospectus. The Company's operating agreement does not require that all Membership Units have this provision.

ADVERTISING - The Company follows the policy of charging the costs of advertising to expense as incurred.

PREOPENING AND ORGANIZATIONAL COSTS - Per Statement of Positions (SOP) 98-5, costs of preopening activities, including organizational costs, should be expensed as incurred. SOP 98-5 is effective for financial statements for fiscal years beginning after December 15, 1998. The Company plans to adopt the new standard during the current fiscal year.


NOTE 3 - EXPENSES

The projected golf course expenses are the management's estimates of the costs that will be associated with the golf course operation. The estimates are based on the management's knowledge of the industry and comparable operating results of local golf courses. The projection assumes an increase in operating expenses of 5% for year 2001 and 4% for years 2002 and 2003.


Projected additions to the golf course, buildings, machinery and equipment, and furniture and fixtures are approximately $4.3 million. Depreciation is projected on a straight-line basis over forty years for buildings, thirty years for land improvements and seven years for machinery and equipment and furniture and fixtures.


NOTE 4 - REVENUE

MEMBERSHIP


                        1999     2000     2001     2002      2003
                        ----     ----     ----     ----      ----
Annual membership        100      200      276      318       352
Membership lapsing        --     (16)     (22)     (25)      (28)
Net annual membership    100      184      254      293       324


Membership assumption are based on net annual membership growth of 100% in year 2000, 50% in year 2001, 25% in year 2002, and 20% in year 2003; and a 8%
decrease of annual membership each year.


ROUNDS


                             1999       2000      2001      2002        2003
                             ----       ----      ----      ----        ----
Total rounds                 4,625    21,000     23,500     26,500     29,000
Member rounds                  800     6,400      8,890     10,255     11,340
Non member rounds            3,825    14,560     14,610     16,245     17,660
Weekend rounds               2,869    10,920     10,958     12,184     13,245
Weekday rounds                 956     3,640      3,652      4,061      4,415
Masters week rounds            N/A     1,120      1,120      1,120      1,120


The total rounds assumption for each year is a management estimate. The member rounds assumption for the first year is a management estimate and assumes 35 rounds per member during years 2000, 2001, 2002 and 2003. Non member weekend and weekday rounds are allocated on a three-to-one ratio, respectively.

The Masters Gold Tournament is unique on the golfing world. The demand for play during the week is significant. During the Masters week, management assumes an increase in rates and usage based on information of course activity in the area for that week.



FEES

                             1999        2000      2001       2002       2003
                             ----        ----      ----       ----       ----
Average initiation fee       $ N/A    $ 2,500    $ 2,500     $ 2,500   $ 2,500
Average member monthly fee     125        125        125         140       140
Average weekend green fee       28         28         28          33        33
Average weekday green fee       22         22         22          24        24
Average cart fee                12         12         12          14        14
Average Masters week green      80         80         80         100       100
fee

Member monthly fees will be collected for three months in 1999. The cart fee is included in the average Masters week green fee.


OTHER INCOME - Cart fees, practice range, grill and beverage, and other income is the management's estimates. The estimates are based on the management's knowledge of the industry and comparable operating results of local gold courses.



NOTE 5 - BANK DEBT


The presentation projection assumes that the Company will obtain long-term borrowing of $3.5 million, bearing interest at 9%, with interest only terms for the first three years.

                             INFORMATIONAL BROCHURE
                            [To Be Bound Separately]
Cover:

Mount Vintage Plantation Golf Club (logo)

Cover Letter:

A Dream Opportunity

Consider this our invitation to invest in the Mount Vintage Plantation Golf Club, which aspires to be one of the finest in the nation, and the hub of a carefully planned community known as Mount Vintage Plantation.

Mount Vintage Plantation is 4000 beautiful, unspoiled acres located 12 miles north of Augusta, Georgia, 16 miles west of Aiken, South Carolina, and 10 miles south of Edgefield. It will feature large homesites that compliment the land and its history, providing a superb setting for one of the South's most elegant country living communities.

Famed golf course designer Tom Jackson has confirmed the location of every tee, landing area, hazard and green for all eighteen holes of our golf course. The land is being cleared and made ready for sod, sprigs and seed. We are all looking forward to the day that Golf Digest might proclaim Mount Vintage Plantation Golf Club as one of the top 100 golf courses in the United States.

This offer does not come from absentee owners. We live in this area. We honor its heritage. And we are highly excited about what is happening here.

We encourage you to find out more about Mount Vintage Plantation Golf Club. Because the more you know, the more you will agree that this is an opportunity too good to pass up.

We look forward to working with you.


Bettis Rainsford
Talmadge Knight
Don Howard

Mount Vintage
Folder Collateral
Page 2 of 7

Master Plan: [A copy of the master plan for the course will be included] Mount Vintage Plantation Golf Club (logo)

Turning The Dream Into Reality

Thirty eight million years ago, the waters of the Atlantic ceased moving westward, pulled back 140 miles to the east, and left uncovered land that is now known as Mount Vintage Plantation. Its fields and forests, knolls and valleys are spectacular in their beauty. And rich in history.

Now, more history is being made in this part of western South Carolina. The owners of Mount Vintage Plantation have recognized its potential and are committed to preserving the natural beauty and heritage of this special place. Over four thousand acres of land just 12 miles north of Augusta, Georgia, 16 miles west of Aiken, South Carolina, only six miles from I-20, are very carefully being developed into a planned community that promises to be among the most beautiful in the entire South. And like a fine vintage wine it will get even better as the years go by.


Mount Vintage Plantation Golf Club is a dream coming true and proof that man and nature can not only survive together, but also thrive.

With its proximity to Augusta and Aiken, plus rapidly expanding industrial activity such as Sage Mill Industrial Park off I-20 in Aiken County, Mount Vintage Plantation Golf Club is an idea whose time has come. Mount Vintage Plantation will provide an ideal haven, a sea of tranquility, for those who love horses, elegant country living and, of course, golf. There will be no other place quite like it. And few other golf courses quite like it. The goal is to make Mount Vintage Plantation Golf Club one of America's premier golf courses.



The Master Plan Unfolds

Mount Vintage already has residents. Many families have built homes here and are enjoying the unique lifestyle. Other residents include a stable full of beautiful riding horses and a kennel full of champion bred hounds, all there to serve the foxhunt that has made Mount Vintage Plantation its home.

Mount Vintage
Folder Collateral
Page 3 of 7

Master Plan cont'd.

And the property will have a Tom Jackson designed golf course, constructed with an eye to becoming one of Golf Digest's Top 100.

The eighteen hole layout features bent grass greens built to USGA specifications, hybrid bermuda tees and rough, and one of the most advanced irrigation systems available. There are four lakes and several streams that wind their way through the golf course. The fairways are framed with more beautiful trees than one can count. The beauty, topography, strategically placed traps and a wide variety of tee placements will all work in harmony to give scratch golfer and duffer alike a memorable golfing experience.

To say Tom Jackson is excited about the possibilities here is an understatement. He has a gleam in his eye and a smile on his face when he talks about Mount Vintage Plantation Golf Club.

There will be many choices for home sites. Patio homes and lots that range from one to eight acres are planned. And for those who want more, eight to twelve acre estate lots will also be available.

All construction, of course, must be approved. And all historical sites, of which there are many, will be protected. And because of the vast acreage surrounding the project, it will never be in danger of encroachment from undesirable development.

Picture in your mind lakes, streams, hiking and riding trails, a golf course, a clubhouse, stables and kennels, and later swimming and tennis. All is working in harmony with the homesites. Then unfold this and see the picture come true.


All land plans and architectural renderings are preliminary and subject to change without notice.

Mount Vintage
Folder Collateral
Page 4 of 7

History:

Preserving The Heritage


For a land so largely rural, Mount Vintage is rich in history. Its name was first applied to the plantation home of a prominent South Carolina judge, Richard Gantt, who bought it in 1796. He, of course, was predated by Native American's whose artifacts are still found here today.


And one can still see the terraces where the vineyards of Christian Breithaupt stood. But it was not the wine that made him notable. It was the textile mill he built. The first mill of its kind in western South Carolina.

Peter Carnes lived in the area, too, on a plantation called Independent Hill. Today's avid balloonists may know that Peter Carnes made the first manned balloon flight in America.

The centerpiece of this soon-to-be great golf course will be the old Independent Hill house site. An 1840 plantation house, known as the "Shaw House", has been relocated to this site. It will be fully restored and take on new responsibilities as the clubhouse.

Not far from the clubhouse location is another place that represents an important piece of Americana. Lanham Springs is the site of what was once a boldly flowing spring. The Edgefield Hussars built a pavilion by that spring in 1882. From then until 1920 the Pavilion was an important place to hold social and political gatherings. If you stop and listen you can almost hear the music and laughter among friends and you can hear the speeches and debates that won or lost elections. In time, there will be a new pavilion erected on this site to mark the importance of Lanham Springs.

And all of those with South Carolina blood in their veins know about Ben Tillman. "Pitchfork" Ben Tillman, he was called because of his unfailing support of the state's farmers. He was first, governor, then US Senator, and the force behind the creation of Clemson and Winthrop universities.

Ben was born at Chester, the old Tillman family plantation, within the bounds of present day Mount Vintage Plantation. The "murder field" was located at Chester. During the Revolutionary War this field was so named to mark the spot where the Patriots hanged a Tory. Shelving Rock is close by too. Under that rock, Ben Tillman's grandmother Annsybil nursed her brother, ill with smallpox, while hiding from the dreaded Tories.

Mount Vintage
Folder Collateral
Page 5 of 7

History cont'd.

Time has taken away much of the evidence of earlier life here, but like Christian Breithaupt's grape terraces, there is still much to see. There are old cemeteries and gravesites that tell the story of families that inhabited this land more than a century ago.

Old home sites and other landmarks are still in evidence. You can even find arrowpoints and other Indian artifacts while walking the land.

Tom Jackson:

Builder of Dreams


If you go looking for golf course designer, Tom Jackson, you're just as likely to find him on a bulldozer as in his office. Tom is a hands-on architect, with highly impressive credentials. His famous Cliffs at Glassy course, nestled in the mountains of South Carolina, was named the fourth most aesthetic and scenic in the United States, surpassed only by courses like Pebble Beach and Augusta National.


Tom won't have to move much dirt around at Mount Vintage Plantation. As he has worked with the Mount Vintage property he has come to realize that its topography is very similar to that of nearby Augusta National. Mother Nature pretty well laid out the holes for him. With careful construction of this course one can easily envision another Tom Jackson golf course on the Golf Digest list.


Achieving this goal means that Tom's design must score extraordinarily high marks for shot value, playability, memorability, aesthetics and design variety. Tom Jackson brings over 30 years of golf course design experience to this project, including time with legendary architects Robert Trent Jones and George Cobb. We have no doubt that Tom will do it.


Some of Tom Jackson's courses:

Cliffs at Glassy, Greenville, South Carolina
Buck Creek Golf Plantation, Myrtle Beach, South Carolina
Carolina Country Club, Spartanburg, South Carolina
Sea Palms, St. Simon's Island, Georgia
Hyland Hills Golf Club, Southern Pines, North Carolina
The River Club, Litchfield, South Carolina
Hunters Creek Plantation, Greenwood, South Carolina

Mount Vintage
Folder Collateral
Page 6 of 7

The Men Behind The Dream:

Bettis Rainsford, Talmadge Knight and Don Howard are not absentee landowners. Their roots run deep. They all live, work and have raised their families in this area. They know and respect every inch of Mount Vintage Plantation. Their dream is to develop it in such a way that those who come here to live will appreciate the beauty of its pastures, streams, and rolling terrain, and appreciate too, the rich history of its past.

The opportunity to invest in an exciting project like Mount Vintage Plantation Golf Club does not come often. And you will not find a more talented and committed group of individuals to partner with in a venture that holds such promise.


Bettis Rainsford

Bettis is a founder and Chief Financial Officer of Delta Woodside Industries, Inc. a textile and apparel company listed on the New York Stock Exchange. He is also owner and President of the Rainsford Development Corporation, which is engaged in general business development activities in Edgefield, South Carolina. Bettis also serves as a director of Martin Color-Fi.

Bettis is an accomplished historian. And, if you spend any time with Bettis you come to realize the depth of his interest and knowledge of the history of this area. He has a strong desire to preserve the heritage for future generations. The greatest evidence of this desire is Mount Vintage Plantation. He is the driving force behind the wonderful blend of history and modern day elegance that will be part of the unique charm of Mount Vintage Plantation.

Talmadge Knight

Talmadge is founder, owner and Chief Executive Officer of Knight Textile Company headquartered near Saluda, South Carolina. Knight Textiles is a large privately owned apparel manufacturer. The company supplies private label and branded merchandise to department stores and specialty stores throughout the country. One of Knight Textiles better known brands is Palmetto, a line of quality women's sportswear.

Mount Vintage
Folder Collateral
Page 7 of 7

Men Behind The Dream cont'd

Talmadge is an avid golfer. He knows the pleasure of playing a beautifully designed and well-maintained golf course. He understands that a golf course must be interesting and challenging yet "friendly" to all levels of play. Talmadge was actively involved in the design of Mount Vintage Plantation Golf Club and will be working closely with Tom Jackson throughout construction of the course. He is determined to create a golf experience that will be among the best in the country.

Don Howard

Don is Assistant Professor of Management and Marketing at the Augusta State University, College of Business Administration. He is founder, President, and a director of Genin Corporation. Genin formerly was a retail and wholesale apparel brokerage firm and is now a real estate holding company. Don is also owner, President and a director of Commercial Driver Training, Inc.


Don has been instrumental in helping to realize the Mount Vintage Plantation dream. He will be a property owner at Mount Vintage. Don is President and CEO of Mount Vintage Plantation Golf Club. He brings his extensive administrative experience and marketing talent to Mount Vintage. He will be involved on a day-to-day basis with the development of Mount Vintage Plantation Golf Club. Don is determined that this golf oriented residential community will become one of the most desired addresses in the country.

Mount Vintage Plantation Golf Club
Advisory Board


The members of our Advisory Board were selected very carefully. In addition to their love and enthusiasm for the game of golf, they bring an extensive knowledge of the area and its people to the Mount Vintage Plantation project. The diverse background and experience of the members assures objectivity and the ability to make sound decisions.

The owners of Mount Vintage Plantation would like to recognize and thank this special group of people for the support and guidance they have provided and will continue to provide as we move forward with our project.

The Members of the Advisory Board are:

Mr. C. Noel Brown       Founder and President
                        Brown & Company, North Augusta, S.C.

Dr. Randy Cooper        General Surgeon
                        University Surgical of Augusta, Ga.

Mr. Bradley D. Covar    Certified Public Accountant
                        Edgefield, S.C.

Mr. Roderick C. Godwin  Partner
                        Southeastern Lab Apparatus, Inc.

Mr. Jeff Hadden         President
                        Phoenix-Commercial Printing, Augusta, Ga.

Mr. David R. Hargrove   President and Registered Landscape Architect
                        Groves Wholesale Nursery, North Augusta, S.C.

Mr. Phil Harrison, Sr.  Chairman
                        Harrison-Kerzic, Inc., Insurance Brokers

Mr. W. L. McCrary, III  Executive (retired)
                        Petroleum products distribution

Mr. John L. Murray, III General Manager
                        Hilltop Auto Auction, North Augusta, S.C.

Mr. Jeffrey S. Pope     Project Coordinator
                        CSRA Testing & Engineering Co., Augusta, Ga.

Mr. Jon Prince          Owner
                        Price Oil Co., Inc., Edgefield, S.C.

Mount Vintage Plantation Golf Club
Advisory Committee
Page 2 of 2

Dr. Robert L. Sawyer, Jr.  Physician
                           Saluda, S.C.

Dr. Wyman Shealy           Dentist
                           Saluda, S.C.

Mr. Douglas J. Stevens     Controller and Assistant Secretary
                           Delta Woodside Industries, Inc., Greenville, S.C.

Mr. O. W. Summers          National Sales Manager
                           Mohawk, CDT
                           Past President,
                           Building Industry Consulting Service International
                           Organization

Mr. Eric P. Thompson       Director
                           Lower Savannah Council of Governments

Mr. J. William Thurmond    Physician
                           North Augusta, S.C.

                    INFORMATIONAL MEETING VIDEO TRANSCRIPT [the material on this page will appear on the video screen at the beginning of the video]


      Mount Vintage Plantation Golf Club, LLC expects to offer its membership units to the public to generate primarily new financing for the development of a golf course.


      A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This video presentation shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

      The Company intends to create one of the most beautiful golf courses in the area; however, an investment in the Company is not without some risk.

      The Company is recently organized and has no operating history, and its management is new to the golf industry.

      The Company will need to obtain a credit facility to help finance the development and operation of the golf course.

      The Company does not yet have title to the land on which the golf course will be built, though it expects its management to contribute the land to the Company as described in the prospectus.

      The Company is in the process of obtaining certain regulatory permits to construct the golf course, but it cannot be certain that it will obtain these permits.

      Construction delays could cause the Company to miss the first growing season for golf course grass delaying development of the golf course.

      The Company will be classified as a partnership for federal income tax purposes, thus items of income, deduction, gain, and loss will be assessed at the Company level but passed through to its investors. Investors are urged to consult their tax advisors about the risks associated with investing in a partnership before deciding to invest in the golf course.

      The Company will engage in transactions with its management.

      There will be no market for the securities of the Company. Management must approve of transfers of the Company's securities, and management will only permit limited transfers, such as transfers by gift or inheritance, intra family transfers and transfers through a management-run matching system in order to preserve the Company's partnership tax status.


      In addition to these risks, there are other risks associated with an investment in the golf course. Potential investors are urged to read the entire discussion of "Risk Factors" contained in the prospectus provided to you.


                           [Video and Audio Tracks]

                    [Video and Audio Tracks]

VIDEO                                             AUDIO
Open on beauty shots of Mount Vintage             SFX:  Music

Aerial and ground shot mixture of                 VO Annor:  It is the best of all worlds, this
existing project, including Aiken,                place called South Carolina.  An ideal climate.  A
water, trees, fields, barn, cotton,               mecca for tourists.  A place to retire to.  Home
Aiken Industrial Plant, Edgefield,                of friendly, caring people, who in this century
aerial of acreage                                 have seen a largely agrarian way of life give way
                                                  to change.  Ground that once grew cotton now grows
                                                  other varieties of plants in abundance.  But there
                                                  are still places.  A few anyhow, that have gone
                                                  through many changes without changing very much at
                                                  all.  One such place is Mount Vintage Plantation.
                                                  4000 fascinating acres of land 12 miles north of
                                                  Augusta, 16 miles west of Aiken, 6 miles off
                                                  Interstate 20.

Continue beauty shots of trees, water,            It was home, first to the great native American
hot air balloon                                   tribes who fished and hunted the streams and
                                                  forests.  Then plantation owners.  Like Peter
                                                  Carnes.  If he were with us today, he would agree
                                                  that the land below is still as beautiful as it
                                                  was when he took the first manned balloon flight
                                                  in America.

                                                  And "Pitchfork" Ben Tillman, former governor and
Ben Tillman history shots                         senator, one of the most powerful political
                                                  leaders in our state's history, would easily
Tillman signature                                 recognize these 4000 acres he roamed as a child.
                                                  So too, would Christian Breilhaupt (pronounce
Beauty shots                                      Brite-harp) who founded the first textile mill in
                                                  this part of the state, and was keeper of the
                                                  vineyards whose terraces can still be seen today.
Aerial shot of terraces
                                                  Within the boundaries of Mount Vintage Plantation
                                                  one can find Shelving Rock under which Ben
B. Branch, Shelving Rock                          Tillman's grandmother, Annsybil Miller, nursed her
                                                  brother while he was ill of smallpox and hiding
                                                  from the Tories during the Revolutionary War.
Kids Playing in Water                             Even if you didn't know the history you might be
                                                  attracted to play in the clear, cool water of
                                                  Burkhalter Branch and notice this large protruding
Continue beauty shots                             rock high up on the steep bank overlooking the
                                                  creek.

VIDEO                                             AUDIO

Bettis/Talmadge shots                             And what of today?  That is what Bettis Rainsford
                                                  (pronounce Ransford) and Talmadge Knight asked
                                                  themselves when the land became theirs.  Preserve
Beauty shots                                      the natural beauty and heritage of this place and
                                                  make it accessible for others to enjoy was the
                                                  answer.

Real estate shots of houses, ducks,               Keep it in as much of its natural state as
horses                                            possible and create within it a carefully planned
                                                  community.  A community like few others anywhere.
                                                  Conveniently not far from urban life.  But far,
Foxhunting shots                                  far from it once one enters the boundaries of this
                                                  private retreat.  Mount Vintage Plantation is
                                                  unique because it is already home to the great
People, horses, hounds, hunt, stables             tradition of foxhunting.  The European sport of
                                                  foxhunting has existed in North America since
                                                  Colonial days, when it was enjoyed primarily by
                                                  farmers and landed gentry.  Today, the popularity
                                                  of foxhunting continues to grow.  The color and
                                                  pageantry of this most challenging sport creates a
                                                  crescendo of sounds and sights that stirs the
                                                  imagination.  Many people find this union of
Real estate shots, beauty shots,                  humans, horses, hounds and quarry in the beauty of
including horses, golf course shots               a natural setting recreation the whole family can
                                                  appreciate and enjoy.  The new Mount Vintage
                                                  Plantation, in fact, will offer something for
                                                  everyone.  It is for those who will come to enjoy
                                                  the beauty and excitement of foxhunting.  It is
                                                  for lovers of elegant country living.  And it is
                                                  for those very many who have a deep and abiding
                                                  love for the game of golf.

Golf course shots, beauty shots                   Picture an impeccably groomed, beautiful, fun to
                                                  play, challenging golf course.  But this one is
                                                  secluded by exceptionally wide corridors and tree
All golf is from Cliffs at Glassy and             cover so that golfers and home owners will seldom
Valley                                            be aware of each other.

                                                  And who else to design the 18 holes that will wind
Mount Vintage property shots                      their way through the rolling terrain of Mount
                                                  Vintage than South Carolina native, Tom Jackson.

                                                  Tom Jackson: What we're trying to do here, besides
                                                  creating a golf course that is interesting and beautiful
                                                  in the setting it's going to be in -- we're also trying
                                                  to create a golf course for everybody to play.

                                                  He has designed courses like Stoney Point Golf
                                                  Club and Hunters Creek, right here in South
Tom Jackson on camera                             Carolina, that have a topography much like the
                                                  land at Mount Vintage Plantation.

VIDEO                                             AUDIO

Cliffs at Glassy shots                            Harmony between man and nature is what Tom Jackson
                                                  is all about.

Tom Jackson on Camera                             Tom Jackson: What we're tring to do is tie the golf course to the property itself -- to the terrain, the topography,
                                                  the creeks, the trees -- in that when we're through, we have a golf course that does not look man-made, but looks as natural as we could possibly get it.

                                                  One look at his famous Cliffs at Glassy in his home state will tell you why. Is the mountain any less beautiful than it was before?  It is more so. So, too, will be Mount Vintage Plantation
                                                  Golf Club.

Tom Jackson footage TBD                           Tom: Mount Vintage is a unique opportunity because we have gently rolling hills, we have hardwoods, we have pines, we have beautiful streams and creeks, and it makes for a perfect setting for golf.
                                                  Our job is to take that opportunity and do with a pencil and a computer and our minds something that is unique for that property that will make it stand alone.


                                                  VO Annor:  History will be honored here, too.  The
Cemetery, trees, Shaw house, Clubhouse            past will not be forgotten.  It will not be
Rendering                                         consigned to the bulldozer.  The magnificent 18
                                                  holes to come will begin and end right here.  The
                                                  Shaw House, a fully restored antebellum home, will
Master plan                                       become the clubhouse. A true compliment to a proud
                                                  past and even greater future.

Tom Jackson footage on camera                     Tom: Then we got on around to [hole] number 6. It was
                                                  one of the holes where we really weren't sure what was
                                                  going to happen because we selected two different green
                                                  sites. One is short of Burkhalter Creek, which is the area that we wanted to get down to because of the natural
                                                  features of this particular stream. It does carry a lot
                                                  of water, and it has a lot of nice features about the
                                                  site. There's rocks in there and cascades. Basically the
                                                  hole plays off of an elevated tee, and you just gradually
                                                  work your way down a real nice slope, knowing -- cause
                                                  when the trees are out of there, we couldn't see the
                                                  creek, but when the trees are gone -- you're going to
                                                  visually be able to see that creek. In particular, we
                                                  want to point out that 14, 15 16 hole area, where we're
                                                  building a new lake in that area. We have three holes
                                                  that work that lake to its maximum potential, with greens
                                                  that will carry water and holes that will play along and
                                                  over water, and we have one hole that will play
                                                  along-side the water going away from that lake. So we
                                                  know based on what we saw on the front nine, the
                                                  topography being roughly the same on the back nine, that
                                                  we're going to have some excellent opportunities to
                                                  create holes, that in my mind, will be outstanding and
                                                  make this project an outstanding golf course.


Golf shots                                        VO Annor:  South Carolina is home to more than 230
                                                  championship golf courses.  So golf is more than a
Cliffs and valley                                 pastime here.  It is a passion.  And this passion
                                                  for golf is a huge economic benefit to the
                                                  Palmetto State.
Palmetto State Flag
                                                  SFX:  Music Up

Edgefield Advertiser mast head                    VO Annor:  more than a century ago, in 1875, the
                                                  Edgefield Advertiser editorialized:  "From Mount
                                                  Vintage the view of the surrounding country is
Beauty shots of South Carolina, Mount             eminently pleasing and picturesque, comprising
Vintage, including ocean, trees                   certain elements of the sublime.  Near at hand,
History, water, people                            field and forest, knoll and valley, are spread out
                                                  before the eye in a beautiful variety.  Far away,
                                                  the Georgia hills, all steeped in blue and purple,
                                                  meet and mingle with the sky, as if about to
                                                  become the nuclei of a new Paradise!

Pottery - jar                                     Today that vision is becoming a reality.  Mount
Genieve - stamp                                   Vintage Plantation Golf Club seeks to make its
                                                  golf course one of America's greatest surrounded
                                                  by the essence of elegant country living.  We
Logo                                              think becoming involved in a place such as this
                                                  could be a wise decision, a wise one indeed.

  [The following material will appear on the screen at the end of the video.]


      Mount Vintage Plantation Golf Club. LLC expects to offer its membership units to the public to generate primarily new financing for the development of a golf course.


      A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This video presentation shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 31.  Other Expenses of Issuance and Distribution.

        The following table sets forth the costs and expenses, payable by the Company in connection with the sale of the Membership Units being registered. All amounts are estimates except the SEC registration fee.

SEC Registration Fee...............................................$885.00
Printing and Engraving...........................................$3,500.00
Legal Fees and Expenses of the Company..........................$80,000.00
Accounting Fees and Expenses....................................$11,500.00
Miscellaneous....................................................$3,500.00
--------------------------------------------------------------------------
Total...........................................................$99,385.00

Item 32.  Sales to Special Parties.

        The Manager will receive 48 Membership Units in a private placement separate from this Offering in exchange for its contribution of the Land for the Golf Course. The number of Membership Units the Manager will receive will be determined by dividing the fair market value of the Land, as determined by independent appraisal to be $4,000 per acre, by $20,000 and rounding down to the nearest integer. Thus, the Company believes that the Manager will pay the same price for its Membership Units as the price for which Membership Units are being offered in this Offering. The Manager also purchased one Membership Unit for $20,000 upon formation of the Company.

Item 33.  Recent Sales of Unregistered Securities.

        The  Membership  Units to be sold to the Manager as  described  above in
Item 32 will not be registered with the Commission. These Membership Units will not be registered in reliance on Section 4(2) of the Securities Act as a transaction not involving a public offering.

Item 34.  Indemnification of Directors and Officers.

        The Operating Agreement provides that the Company shall indemnify the Manager and agents of the Company for all costs, losses, liabilities, and damages paid or accrued by the Manager or such agent in connection with the business of the Company to the fullest extent provided or allowed by applicable law.

Item 35.  Treatment of Proceeds From Stock Being Registered.

        Not applicable.

Item 36.  Financial Statements and Exhibits.

(a)     Financial  Statements  filed  as part of  this  Registration  Statement:
        Beginning on Page F-1 of the Prospectus.

(b)     Exhibits

3.1     Articles of Organization of the Company.*
3.2     Operating Agreement of the Company:  Included as Exhibit A to the
        Prospectus.
4.1     Articles of Organization of the Company: Included in Exhibit 3.1
4.2     Operating Agreement of the Company: Included as Exhibit A to the
        Prospectus
5.1     Opinion of Wyche, Burgess, Freeman & Parham, P.A. re Legality.
8.1     Opinion of Wyche, Burgess, Freeman & Parham, P.A. re Tax Matters.

10.1 Design Contract by and between MV Development Company, LLC and Tom Jackson, Inc. dated March 17, 1998.*
10.2 Letter Contract between MV Development Company, LLC and Donald P. Howard dated December 1, 1997.*
23.1    Consent of Wyche, Burgess, Freeman & Parham, P.A.: Contained in Exhibits
        5.1 and 8.1.
23.2    Independent Auditors' Consent.
23.3    Real Estate Appraisers' Consent.*
23.4    Consent of MV Development Company, LLC to serve as Manager of the
        Company.**
23.5    Consent of Tom Jackson.
24.1    Power of Attorney.*
27.1    Financial Data Schedule:  Included in electronic filing only.
99.1    Subscription Agreement: Included as Exhibit B to the Prospectus.
99.2    Financial Projections: Included as Exhibit C to the Prospectus.
99.3    Real Estate Appraisal of Sherman & Hemstreet, Inc.*


* Previously filed with the initial filing of the Registration Statement on July 14, 1998.

** Previously filed with Amendment No.2 to the Registration Statement on
   September 2, 1998.


Item 37.  Undertakings.

        (a)  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                           (i) To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) The undersigned Registrant hereby undertakes that:

                (1) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus as filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of the registration statement as of the time it was declared effective.


                (2) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (d) The undersigned Registrant hereby undertakes: (a) to file any prospectus required by Section 10(a)(3) as post-effective amendments to the registration statement, (b) that for the purpose of determining liability under the Act each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time may be deemed to be the initial bona fide offering thereof, (c) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed, and (d) to remove from registration by means of a post-effective amendment any of the securities being registered which remain at the termination of the offering.

      (e) The Registrant undertakes to send to each Member at least on an annual basis a detailed statement of any transactions with the Manager or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the Manager or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

      (f) The Registrant undertakes to provide to the Members the financial statements required by Form 10-K or Form 10-KSB for the first full fiscal year of operations of the Company.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Edgefield, State of South Carolina, on October 1, 1998.



                            MOUNT VINTAGE PLANTATION GOLF CLUB,
LLC

                                   /s/ Donald P. Howard
                            By:_______________________________________________
                                     Donald P. Howard
                                     President and Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                       Title                               Date

/s/ Donald P. Howard
____________________________    President and Chief            October 1, 1998
Donald P. Howard                Executive Officer

/s/ Bettis C. Rainsford*
____________________________    Secretary, Treasurer,          October 1, 1998
Bettis C. Rainsford             Chief Financial Officer &
                                Principal Accounting Officer



MV DEVELOPMENT COMPANY, LLC     Manager

/s/ Bettis C. Rainsford*
__________________________                                     October 1, 1998
By Bettis C. Rainsford,         Member of Manager

/s/ Talmadge Knight*
__________________________                                     October 1, 1998
By Talmadge Knight,             Member of Manager

*By Donald P. Howard, attorney-in-fact.

                                    EXHIBITS


No.      Title                                                                                    Page
---      -----                                                                                    ----
3.1      Articles of Organization of the Company.                                                     *
3.2      Operating Agreement of the Company:  Included as Exhibit A to the Prospectus.             A-1
4.1      Articles of Organization of the Company: Included in Exhibit 3.1                             *
4.2      Operating Agreement of the Company: Included as Exhibit A to the Prospectus               A-1
5.1      Opinion of Wyche, Burgess, Freeman & Parham, P.A. re Legality.                           II-6
8.1      Opinion of Wyche, Burgess, Freeman & Parham, P.A. re Tax Matters.                        II-8
10.1     Design Contract by and between MV Development Company, LLC and
         Tom Jackson, Inc. dated March 17, 1998.                                                      *
10.2     Letter Contract between MV Development Company, LLC and Donald P. Howard
         dated December 1, 1997.                                                                      *
23.1     Consent of Wyche, Burgess, Freeman & Parham, P.A.:  Contained in Exhibits 5.1 and 8.1.
23.2     Independent Auditors' Consent.                                                          II-19
23.3     Real Estate Appraisers' Consent.                                                             *
23.4     Consent of MV Development Company, LLC to serve as Manager of the Company.                  **
23.5     Consent of Tom Jackson.                                                                   II-20
24.1     Power of Attorney.                                                                           *
27.1     Financial Data Schedule:  Included in electronic filing only.                                *
99.1     Subscription Agreement: Included as Exhibit B to the Prospectus.                          B-1
99.2     Financial Projections: Included as Exhibit C to the Prospectus.                           C-1
99.3     Real Estate Appraisal of Sherman & Hemstreet, Inc.                                           *

* Previously filed with the initial filing of the Registration Statement on July 14, 1998.
**       Previously filed with Amendment No. 2 to the Registration Statement on
         September 2, 1998.



                                      II-6